UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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 Blackbaud, Inc.

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blackbaud

2023 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2023 Proxy Statement	1

LETTER TO STOCKHOLDERS FROM OUR BOARD OF DIRECTORS
Dear Blackbaud Stockholders:
As the world's leading cloud software company powering social good, Blackbaud offers its customers a comprehensive solution set combined with domain expertise. As stewards of our Company, we are committed to achieving long-term performance and delivering stockholder value through a strong business model and four-point strategy, which is: expanding the Company’s total addressable market ("TAM") into near adjacent markets through acquisitions and product investments; leading with world class teams and operations; delighting our customers with innovative cloud solutions; and focusing on employees, culture and ESG initiatives. With that strategy in mind, the Board of Directors is pleased with the Company’s progress over the past year.
In 2022, Blackbaud:
•Reached $1 billion in total revenue for the first time in the Company's history;
•Implemented a series of strategic organizational changes to streamline our business operations and become even more customer centric, including the creation of three new roles: Chief Operating Officer, Chief Commercial Officer and Executive Vice President of Corporations;
•Appointed three new members to our board of directors, providing not only new business perspectives but also adding important skills in cybersecurity, enterprise software, digital transformation and global operations;
•Acquired Kilter, an activity-based engagement app that expands the way nonprofit and corporate organizations can engage with their supporters as they participate in fundraising walks, runs, and rides;
•Powered critical work with Blackbaud technology to engage supporters and raise funds for humanitarian relief related to the crisis in Ukraine;
•Expanded our ever-growing Blackbaud Marketplace offerings to support customers in developing cutting edge low-code development skills with over 9,000 non-Blackbaud developers registered in our ecosystem and over 8,000 organizations utilizing a curated app to help them work smarter;
•Launched two new fee-cover models, Complete Cover™ and donor cover, for Blackbaud Raiser's Edge NXT® and eTapestry® forms in the U.S. and Canada that help charitable organizations raise more with reduced processing costs associated with online gifts and event and membership registrations; and
•Divested Blackbaud FIMS™ and DonorCentral® NXT products to NPact, a Blackbaud channel partner and ISV Premier partner, which allowed us to reduce complexity and focus on innovation within our core products as we execute our strategic growth plans.
As we look ahead, we expect to drive further operational improvements throughout the year that deliver substantial margin expansion and earnings potential as we progress along our Rule of 40 journey. We're confident in our outlook with plans in place to achieve substantial performance acceleration that we expect to deliver significant, enhanced shareholder value.
We remain committed to continuous and transparent stockholder communication and engagement to better understand your views on the Company's strategy and performance as well as our executive compensation program. In 2022, as we do every year, we reviewed our executive compensation program with our Compensation Committee’s independent compensation consultant, Compensia, Inc., and evaluated our program against our industry peers.
Our compensation decisions, including the continued practice of granting annual equity awards to our executive officers that are at least 50% performance-based, reinforce our strong pay-for-performance compensation philosophy. We are committed to providing competitive, performance-based compensation opportunities to our executive officers, who collectively are responsible for making our Company successful, and we are confident that our compensation program achieves this objective.
We appreciate your investment in Blackbaud and value your input and continued support.

The Board of Directors of Blackbaud, Inc.
April 25, 2023

2	2023 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting
Wednesday, June 14, 2023 4:00 p.m., Eastern Time
Dear Blackbaud Stockholders:
The 2023 Annual Meeting of Stockholders of Blackbaud, Inc. will be a live virtual meeting held via the Internet at http://www.virtualshareholdermeeting.com/BLKB2023 on Wednesday, June 14, 2023 at 4:00 p.m., Eastern Time, to take action on the following business:

1.	To elect the two Class A directors named in the Proxy Statement, each for a three-year term expiring in 2026;
2.	To hold an advisory vote to approve the 2022 compensation of our named executive officers;
3.	To hold an advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers;
4.	To approve the amendment and restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan;
5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
6.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice. Because the 2023 Annual Meeting of Stockholders will be held via the Internet only, the accompanying proxy materials include instructions on how to attend the meeting and the means by which you may vote and submit questions during the meeting. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting. Stockholders of record as of the record date will be able to attend the meeting online, view the list of stockholders of record, vote your shares electronically and submit questions during the virtual meeting.
If you were a stockholder of record of Blackbaud common stock as of the close of business on April 17, 2023, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.
You are cordially invited to attend the virtual meeting; however, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote electronically even if he or she has returned a proxy.
Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.

By order of the Board of Directors

Jon W. Olson
Senior Vice President, General Counsel and Corporate Secretary
Dated: April 25, 2023

2023 Proxy Statement	3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “believes,” “seeks,” “expects,” “may,” “might,” “should,” “intends,” “could,” “would,” “likely,” “will,” “targets,” “plans,” “anticipates,” “aims,” “projects,” “estimates,” or any variations of such words and similar expressions are intended to identify such forward-looking statements. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statement.

PROXY SUMMARY
This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. Because this is only a summary, it does not contain all of the information that you should consider, and you should read the entire proxy statement carefully prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	June 14, 2023, 4:00 p.m., Eastern Time

VIRTUAL MEETING:	The meeting will be held live via the Internet - to attend please visit www.virtualshareholdermeeting.com/BLKB2023

RECORD DATE:	April 17, 2023

VOTING:	Stockholders as of the record date are entitled to vote. Each share of Blackbaud common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Even if you plan to attend the 2023 Annual Meeting of Stockholders, please vote right away using one of the following advance voting methods (see page 80 for additional details). Make sure you have your proxy card or voting instruction form in hand and follow the instructions.

	Use the Internet	Call Toll-Free	Mail Your Proxy Card

	www.proxyvote.com	1-800-690-6903	Follow the instructions on your proxy materials
ADMISSION:	Visit www.virtualshareholdermeeting.com/BLKB2023 and enter the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card.

MAILING OF NOTICE:	A Notice of Internet Availability of Proxy Materials (or this Proxy Statement and the accompanying materials) are being mailed on or about April 25, 2023 to stockholders as of the record date.
Virtual Stockholder Meeting
The 2023 Annual Meeting of Stockholders will be held via the Internet only. You will be able to attend the meeting online only if you were a stockholder of record as of the close of business on April 17, 2023, the record date. You also will be able to vote and submit your questions during the meeting. To be admitted to the 2023 Annual Meeting of Stockholders at www.virtualshareholdermeeting.com/BLKB2023, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.

4	2023 Proxy Statement

Table of Contents	PROXY SUMMARY

The meeting webcast will begin promptly at 4:00 p.m. Eastern Time on June 14, 2023. Online access will begin at 3:45 p.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
A complete list of stockholders entitled to vote at the 2023 Annual Meeting of Stockholders will be available at least 10 days prior to the meeting at our principal executive offices at 65 Fairchild Street, Charleston, South Carolina 29492. This list will also be available to stockholders of record during the 2023 Annual Meeting of Stockholders for examination at www.virtualshareholdermeeting.com/BLKB2023.
Submitting questions at the 2023 Annual Meeting of Stockholders
Stockholders may submit questions during the 2023 Annual Meeting of Stockholders. If you wish to submit a question during the 2023 Annual Meeting of Stockholders, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/BLKB2023, typing your question into the “Ask a Question” field, and clicking “Submit.” As part of the 2023 Annual Meeting of Stockholders, we intend to answer all questions submitted during the meeting which are pertinent to the meeting matters and as time permits in accordance with the Rules of Conduct. The Rules of Conduct will be posted at www.virtualshareholdermeeting.com/BLKB2023 and will address the ability of stockholders to ask questions during the meeting and rules for how questions and comments will be recognized and disclosed to meeting participants.
If you have technical difficulties or trouble accessing the virtual meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing or participating in the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board's Voting Recommendation	Voting Standard	Page Number (for more details)
No. 1	Election of two Class A directors, each for a three-year term expiring in 2026.	✓ FOR (each nominee)	Majority of votes present and entitled to vote	11
No. 2	Advisory vote to approve the 2022 compensation of our named executive officers.	✓ FOR	Majority of votes present and entitled to vote	35
No. 3	Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers.	✓ 1 YEAR	Majority of votes present and entitled to vote	36
No. 4	Approval of the amendment and restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.	✓ FOR	Majority of votes present and entitled to vote	67
No. 5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	✓ FOR	Majority of votes present and entitled to vote	77

2023 Proxy Statement	5

PROXY SUMMARY	Table of Contents

MEMBERS OF OUR BOARD OF DIRECTORS (pages 13-21)

	Age	Director Since	Class	Current Term Expires	Expiration of Term For Which Nominated	Independent	Other Public Company Boards	Committee Memberships
Name, Primary Occupation								AC	CC	NCGC	ROC
Deneen M. DeFiore Vice President and Global Chief Information Security Officer of United Airlines, Inc.	49	2022	B	2024	-	Yes	None				●
George H. Ellis Chief Financial Officer of Accumen, Inc.	74	2006	B	2024	-	Yes	1	●		●
Michael P. Gianoni President and CEO of Blackbaud, Inc.	62	2014	C	2025	-	No	1
Yogesh K. Gupta President and Chief Executive Officer of Progress Software Corporation, Inc.	62	2022	A	2023	2026	Yes	1		●
Rupal S. Hollenbeck President of Check Point Software Technologies, Inc.	51	2022	A	2023	2026	Yes	None			●
Andrew M. Leitch Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)	79	2004	B	2024	-	Yes	None	●	●	●	●
D. Roger Nanney Vice Chairman and Senior Partner of Deloitte LLP (Retired)	65	2021	C	2025	-	Yes	None	●
Sarah E. Nash Owner, Chair and CEO of Novagard, Inc.	69	2010	C	2025	-	Yes	1		●	●
● - Committee Chair
AC - Audit Committee
CC - Compensation Committee
NCGC - Nominating and Corporate Governance Committee
ROC - Risk Oversight Committee

INFORMATION ABOUT OUR BOARD AND COMMITTEES (pages 21-27)

	Number of Members	Independence	Number of Meetings During Fiscal Year 2022
Full Board	8	87.5%	7
Audit Committee	3	100%	12
Compensation Committee	3	100%	7
Nominating and Corporate Governance Committee	4	100%	4
Risk Oversight Committee	2	100%	4

6	2023 Proxy Statement

Table of Contents	PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

Governance Matter	Summary Highlights		Page Number (for more details)
Board Independence	✓	Independent Board, except CEO	21
	✓	Independent Board Chairman	21
	✓	100% Independent Committee Members	21
	✓	Regular Executive Sessions of Independent Directors	23
	✓	Committee Authority to Retain Independent Advisors	21
Director Elections	✓	Majority Voting	81
	✓	One Share, One Vote Standard	80
Meeting Attendance	✓	All Current Directors Attended At Least 75% of the Total Number of Meetings of our Board and of all Committees on which the Director Served in 2022	23
Evaluating and Improving Board Performance	✓	Annual Board Evaluations	25
	✓	Annual Committee Evaluations	25
	✓	Commitment to Board Refreshment	25
	✓	Continuing Director Education	29
Aligning Director and Stockholder Interests	✓	Director Stock Ownership Guidelines	29
	✓	Annual Director Equity Awards	28
Aligning Executive Officer and Stockholder Interests	✓	Executive Officer Stock Ownership Guidelines	51
	✓	Executive Compensation Driven by Pay-For-Performance Philosophy	39
ESG	✓	Board Oversight of Program	30
	✓	Environmental, Social and Governance Report	30
	✓	Employee-Led ESG Steering Committee	30
	✓	Employee-Led Diversity & Inclusion Council	30
	✓	Focus on Board Diversity	25
	✓	Strong Board and Management Commitment	30
	✓	Participant in UN Global Compact	30
Other	✓	Annual Stockholder Advisory ("Say-on-Pay") Vote	35
	✓	Director tenure limits for regular board refreshment	25
	✓	Robust Stockholder Engagement Program	39
	✓	Risk Oversight Committee of the Board	27
	✓	Robust Cybersecurity Governance and Risk Management	32
	✓	Prohibition on Pledging and Hedging of Company Securities	40
	✓	Equity Plan Prohibits Stock Option Exchanges or Repricing Without Stockholder Approval	40

2023 Proxy Statement	7

PROXY SUMMARY	Table of Contents

2022 PERFORMANCE HIGHLIGHTS(1) (page 37)

Total Revenue	Recurring Revenue	Gross Dollar Retention(2)	Non-GAAP Organic Recurring Revenue on a Constant Currency Basis(3)	Rule of 40 on a Constant Currency Basis(3)
$1,058.1M	95.6%	91.2%	$1,022.6M	29.0%
(increased 14.1%)	(vs. 94.9%)	(vs. 90.2%)	(increased 5.2%)	(vs. 27.0%)
(1)All comparisons are to fiscal year 2021.
(2)See definition of gross dollar retention within our discussion of Long-term Incentive Compensation beginning on page 46.
(3)See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM (page 39)

Component	Description
Base Salary	Fixed compensation component payable in cash
Short-term Incentive ("STI") Compensation	Variable short-term compensation component consisting of performance-based restricted stock units ("PRSUs") based on performance against pre-established short-term performance objectives
Long-term Incentive ("LTI") Compensation	Variable long-term compensation component consisting of a combination of 1) time-based restricted stock awards ("RSAs") or restricted stock units ("RSUs"); and 2) at least 50% PRSUs that are based on different performance metrics than the STI, and for which 25% of the awards are measured over one year and 25% over multi-year periods
“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees

2022 EXECUTIVE COMPENSATION ACTIONS (page 38)
Base Salaries
•Increased the base salary of Mr. Gianoni 4.33% from his 2021 level; and
•Increased the base salaries of our other named executive officers ("NEO" or "NEOs") 5.0% from their 2021 levels (excluding Mr. Benjamin, who was not an NEO in 2021).
STI Compensation
•Granted our NEOs PRSUs in February 2022 (the "2022 STI PRSUs") that were eligible to be earned based on Company financial performance in fiscal 2022. Based on overall Company performance in 2022, determined that 106.6% of the target number of shares of our common stock subject to the 2022 STI PRSUs were earned and would vest in February 2023 subject to each NEO's continued employment as of the vesting date. See the discussion of the 2022 STI PRSU Awards to NEOs beginning on page 44 for more information.
LTI Compensation
•Granted our NEOs annual long-term equity awards in February 2022 consisting of 50% RSAs or RSUs and 50% PRSUs (the "2022 LTI PRSUs"). This design is aligned with competitive market practices, supported our retention objectives and rewarded overall Company performance. Based on overall Company performance in 2022, determined that 106.9% of the target number of shares of our common stock subject to the 2022 LTI PRSUs based on one-year performance and 99.6% of the target number of shares of our common stock subject to the 2022 LTI PRSUs based on the first of three one-year performance periods were earned and would vest in February 2023 subject to each NEO's continued employment as of the vesting date. See the discussion of the 2022 LTI PRSU Awards to NEOs beginning on page 46 for more information;
•Granted additional LTI awards ("August 2022 Promotion LTI") to Messrs. Gregoire and Benjamin in recognition of their increased responsibilities due to their promotions to Executive Vice President and Chief Operating Officer and Executive

8	2023 Proxy Statement

Table of Contents	PROXY SUMMARY

Vice President and Chief Commercial Officer, respectively, effective July 11, 2022. See the discussion of the August 2022 Promotion LTI beginning on page 46 for more information; and
•Determined, based on the Company's Rule of 40 performance in 2022, that 96.6% of the shares of our common stock subject to the 2021 LTI Three-year PRSUs based on the second of three one-year performance periods were earned and would vest in February 2023 subject to each NEO's continued employment as of each vesting date.

2022 NEO COMPENSATION SUMMARY (page 54)
Set forth below is the 2022 compensation for each of our NEOs as determined under SEC rules. This table is not a substitute for the compensation tables, including the Summary Compensation Table, required by the SEC and set forth elsewhere in this proxy statement. See the notes accompanying the 2022 Summary Compensation Table beginning on page 54 for more information.

Name and Principal Position	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michael P. Gianoni President and CEO	$795,876	$8,010,087	$—	$—	$13,188	$8,819,151
Anthony W. Boor Executive Vice President and CFO	506,251	3,045,437	—	—	11,201	3,562,888
David J. Benjamin Executive Vice President and Chief Commercial Officer	372,038	3,714,629	—	—	6,341	4,093,008
Kevin P. Gregoire Executive Vice President and Chief Operating Officer	463,294	3,743,293	—	—	9,542	4,216,130
Kevin R. McDearis Executive Vice President and Chief Technology Officer	449,123	2,281,798	—	—	13,460	2,744,381

2023 Proxy Statement	9

65 FAIRCHILD STREET
CHARLESTON, SC 29492

April 25, 2023

PROXY STATEMENT

The Board of Directors (the "Board" or "Board of Directors") of Blackbaud, Inc. (the "Company") is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2023 Annual Meeting of Stockholders of Blackbaud, Inc. The meeting will be a live virtual meeting held via the Internet at http://www.virtualshareholdermeeting.com/BLKB2023 on Wednesday, June 14, 2023 at 4:00 p.m. Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting.
We are first furnishing the proxy materials including the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2022 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them via the Internet on April 25, 2023. All properly completed proxies submitted by Internet or telephone and properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record and beneficial owners of common stock of the Company as of the close of business on the record date, April 17, 2023, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record and beneficial owner on the record date is entitled to one vote for each share of common stock held. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023.

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2022 Annual Report to Stockholders, including financial statements, are available at www.proxyvote.com.

10	2023 Proxy Statement

GOVERNANCE
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors consists of eight members and is divided into three classes, the members of which each serve for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Each of our existing Class A directors, Yogesh K. Gupta and Rupal S. Hollenbeck, have been nominated to fill a three-year term expiring in 2026. The two other classes of directors, who were elected for terms expiring at the annual meetings in 2024 and 2025, respectively, will continue as directors.
If you are a stockholder of record, unless you mark your Proxy Card otherwise, the proxy holders will vote the proxies received by them for the two Class A nominees named above, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.
If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the two Class A director nominees.

The voting requirements for this Proposal 1 are described above and under "Additional Information" on page 80 of this Proxy Statement.

2023 Proxy Statement	11

GOVERNANCE	Table of Contents

Director Qualifications
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole in light of the Company's current business. The following table highlights the number of our directors who share certain categories of attributes and experiences that uniquely qualify them to serve on our Board.

Knowledge, Skills and Experience	Deneen M. DeFiore	George H. Ellis	Michael P. Gianoni	Yogesh K. Gupta	Rupal S. Hollenbeck	Andrew M. Leitch	D. Roger Nanney	Sarah E. Nash
Leadership	●	●	●	●	●	●	●	●
Accounting & Finance		●				●	●	●
Technology & Software Industries	●	●	●	●	●
Nonprofit Industry		●	●	●	●		●	●
Public Company Board Service		●	●	●		●		●
Corporate Governance	●	●	●	●	●	●	●	●
Business Development & Corporate Transactions			●	●	●	●	●	●
Business Operations			●	●	●	●	●
ESG		●	●	●	●
Cybersecurity	●	●			●

12	2023 Proxy Statement

Table of Contents	GOVERNANCE

Biographies of Our Director Nominees
The biographies of our directors as of April 17, 2023 are set forth below. There are no family relationships among our directors, director nominees or executive officers. The business address for each of our directors, director nominees and executive officers for matters regarding Blackbaud is 65 Fairchild Street, Charleston, South Carolina 29492.

YOGESH K. GUPTA	Age	62	Director since December 2022

President and Chief Executive Officer of Progress Software Corporation, Inc.

INDEPENDENT DIRECTOR Class A	Current Term Expires 2023

Blackbaud Board Committees Compensation Committee	Other Public Boards Progress Software Corporation, Inc.

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Mr. Gupta joined the Board of Directors in December 2022. Mr. Gupta has served as the President and Chief Executive Officer of Progress Software Corporation, Inc., a provider of application development and infrastructure software, since October 2016 and is a member of its Board of Directors. He previously served as President and Chief Executive Officer at Kaseya, Inc., a software company providing IT management software solutions to managed service providers, from June 2013 to July 2015. Prior to that, he served as the President and Chief Executive Officer of FatWire Software, Inc. (acquired by Oracle Corporation in 2011), a marketing automation software company, from August 2007 to July 2011. Mr. Gupta co-authored the MassTLC 2030 Challenge – an initiative to drive the doubling of the percentage representation of BIPOC employees in tech companies in Massachusetts by 2030. He also holds a patent in the field of neural networks. Mr. Gupta serves on the boards of Beth Israel Lahey Health System and Massachusetts Technology Leadership Council (MassTLC). He holds a BS in electronics engineering from the Indian Institute of Technology, Madras and an MCS from the University of Wisconsin.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Gupta's extensive software industry background, commitment to technology for social good and proficiency in innovation and leadership led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

2023 Proxy Statement	13

GOVERNANCE	Table of Contents

RUPAL S. HOLLENBECK	Age	51	Director since December 2022

President of Check Point Software Technologies, Inc.

INDEPENDENT DIRECTOR Class A	Current Term Expires 2023

Blackbaud Board Committees Nominating and Corporate Governance	Other Public Boards None

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Ms. Hollenbeck joined the Board of Directors in December 2022. Ms. Hollenbeck was promoted to President in March 2023 and previously served as Chief Commercial Officer of Check Point Software Technologies, Inc., a provider of cybersecurity solutions to governments and corporate enterprises globally, since March 2022. She previously served as a member of Check Point’s Board of Directors from January 2021 to March 2022. She previously served as Vice President and Chief Marketing Officer at Cerebras Systems, Inc., an artificial intelligence hardware start-up in Silicon Valley, from March 2021 to March 2022. Prior to that, Ms. Hollenbeck served as Senior Vice President & Chief Marketing Officer at Oracle Corporation, an American multinational computer technology corporation, from September 2018 to January 2020. Prior to joining Oracle, she was with Intel Corporation for over 23 years and held many senior leadership positions including Corporate Vice President and General Manager of Global Data Center Sales and Vice President and General Manager of Intel China. Ms. Hollenbeck is a founding member of Neythri, a non-profit organization dedicated to the professional advancement of South Asian women and is a founding limited partner in the venture capital firm Neythri Futures Fund. Ms. Hollenbeck is also an Adjunct Professor and industry advisor at California State University East Bay, teaching a Women in Leadership course in the College of Business & Economics. She holds a BS in Finance and International Studies from Boston College and an MBA in International Management from the Thunderbird School of Global Management at Arizona State University.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Hollenbeck's expertise in cybersecurity solutions, artificial intelligence hardware and global enterprises, as well as her passion for inclusive organizations and women’s development led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

14	2023 Proxy Statement

Table of Contents	GOVERNANCE

Biographies of Our Directors Not Up For Re-election At This Meeting

DENEEN M. DEFIORE	Age	49	Director since July 2022

Vice President and Global Chief Information Security Officer of United Airlines, Inc.

INDEPENDENT DIRECTOR Class B	Current Term Expires 2024

Blackbaud Board Committees Risk Oversight	Other Public Boards None

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Ms. DeFiore joined the Board of Directors in July 2022. Ms. DeFiore has served as the Vice President and Global Chief Information Security Officer of United Airlines, Inc., a commercial airline company, since January 2020. Prior to that, she served as Senior Vice President, Global Chief Information & Product Security Officer of GE Aviation, an aerospace company, from February 2017 through December 2019. Prior to that, she served as GE Aviation's Senior Vice President, Global Chief Technology & Risk Officer from August 2015 to January 2017. Ms. DeFiore holds a BS in Biology from Kent State University.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. DeFiore’s knowledge in cybersecurity, technology and risk management as a senior leader with several notable public companies led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

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GOVERNANCE	Table of Contents

GEORGE H. ELLIS	Age	74	Director since March 2006

Chief Financial Officer of Accumen, Inc.

INDEPENDENT DIRECTOR Class B	Current Term Expires 2024

Blackbaud Board Committees Audit (Chair), Nominating and Corporate Governance	Other Public Boards Liquidity Services, Inc.

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Mr. Ellis joined the Board of Directors in March 2006. Mr. Ellis has served as the Chief Financial Officer of Accumen Inc., a provider of health system performance optimization solutions, since November 2020. From February 2015 to November 2020, Mr. Ellis was a Managing Director of Huron Consulting Group, Inc., a Nasdaq traded consulting and services company. Prior to that, Mr. Ellis served as the Chief Financial Officer of The Studer Group L.L.C., a private company in the health care industry, from September 2011 to February 2015. From July 2006 to August 2011, Mr. Ellis was Chief Financial Officer of Global 360, Inc., now OpenText Corporation, a private company offering business process management services. Since May 2010, Mr. Ellis has served on the board of Liquidity Services, Inc., currently as Chairman of its audit committee. He has also served in several capacities at Softbrands, Inc., as a member of its board of directors from October 2001 to August 2009, serving as Chairman from October 2001 to June 2006, and Chief Executive Officer from October 2001 to January 2006. Mr. Ellis was the Chairman and Chief Executive Officer of AremisSoft Corporation from October 2001 to confirmation of its plan of reorganization under Chapter 11 of the Federal Bankruptcy Code in August 2002. Mr. Ellis, who served as a director of AremisSoft from April 1999 until February 2001, accepted the position at AremisSoft to assist in the reorganization. Mr. Ellis served on the board of directors of PeopleSupport, Inc. from October 2004 to October 2008. Mr. Ellis served as the Chief Operating Officer of the Community Foundation of Texas from August 1999 to July 2001. Mr. Ellis has served on the board of directors and advisory boards of several nonprofit companies in the Dallas area. Mr. Ellis is a licensed CPA and an attorney in the State of Texas. Mr. Ellis is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors, earned the NACD certificate for Directors Cyber Security Oversight and supplements his skill set through ongoing engagement with the director community and access to leading practices. Mr. Ellis holds a BS in accounting from Texas Tech University and a JD from Southern Methodist University Dedman School of Law.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Ellis’ knowledge and experience in leading large organizations in the information technology industry, his experience with financial, auditing and legal matters, as well as with nonprofit companies, and his commitment to cybersecurity oversight education led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

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MICHAEL P. GIANONI	Age	62	Director since January 2014

President and Chief Executive Officer of Blackbaud, Inc.

NON-INDEPENDENT DIRECTOR Class C	Current Term Expires 2025

Blackbaud Board Committees None	Other Public Boards Teradata Corporation

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Mr. Gianoni joined us as President and Chief Executive Officer and a member of the Board of Directors in January 2014. Prior to joining us, he served as Executive Vice President and Group President, Financial Institutions at Fiserv, Inc., a global technology provider serving the financial services industry, from January 2010 to December 2013. He joined Fiserv as President of its Investment Services division in December 2007. Mr. Gianoni was Executive Vice President and General Manager of CheckFree Investment Services, which provided investment management solutions to financial services organizations, from June 2006 until December 2007 when CheckFree was acquired by Fiserv. From May 1994 to November 2005, he served as Senior Vice President of DST Systems Inc., a global provider of technology-based service solutions. Mr. Gianoni is a member of the Board of Directors of Teradata Corporation, a publicly traded global big data analytics company, and has been Chairman of the Board since February 2020. Mr. Gianoni has served on several nonprofit boards across several segments, including relief organizations, hospitals and higher education. He currently is a board member of the International African American Museum. He holds an AS in electrical engineering from Waterbury State Technical College, a BS with a business concentration from Charter Oak State College, and an MBA and an honorary Doctorate from the University of New Haven.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Gianoni's unique knowledge and experience in the technology industry and his experience with nonprofit organizations, as well as his leadership as our President and CEO since January 2014, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

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ANDREW M. LEITCH	Age	79	Director since February 2004

Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)

INDEPENDENT DIRECTOR Class B	Current Term Expires 2024

Blackbaud Board Committees Nominating and Corporate Governance (Chair), Audit, Compensation, Risk Oversight (Chair)	Other Public Boards None

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Mr. Leitch joined the Board of Directors in February 2004 and has served as our Chairman since July 2009. Mr. Leitch was with Deloitte & Touche LLP, an accounting firm, for over 27 years, serving in various senior roles including Regional Partner for Asia. Mr. Leitch has served on the board of directors of STR Holdings, Inc. since November 2009. He served on the board of directors of Gene Biotherapeutics, Inc. from August 2007 through May 2020. Mr. Leitch has also served as director of various private equity portfolio companies, including within the software sector. He is a licensed CPA in the State of New York and a Chartered Accountant in Ontario, Canada.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Leitch’s experience in auditing and accounting, corporate governance, previous board service on various other public companies as well as his leadership as our Board Chairman since July 2009, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

18	2023 Proxy Statement

Table of Contents	GOVERNANCE

D. ROGER NANNEY	Age	65	Director since October 2021

Vice Chairman and Senior Partner of Deloitte LLP (Retired)

INDEPENDENT DIRECTOR Class C	Current Term Expires 2025

Blackbaud Board Committees Audit Committee	Other Public Boards None

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Mr. Nanney joined the Board of Directors in October 2021. Prior to joining us, he was Vice Chairman and Senior Partner of Deloitte LLP, an accounting firm, from June 2018 until his retirement in May 2020. Prior to that, he served as Vice Chairman and US National Managing Partner, Deloitte Private, from June 2012 through May 2018. Mr. Nanney joined Deloitte in August 1982 and served as a partner, including various other senior leadership roles, beginning in June 1990. Mr. Nanney is a member of the board of directors of privately held Priority 1 Holdings, Stephen Gould Corporation and Freeman Company. He is also a Trustee and Chairman of the University of South Carolina Business Partnership Foundation. Mr. Nanney was a leader in the effort to develop the AT&T Performing Arts Center in Dallas TX, ultimately serving as Board Chair. He was Board Chair and Campaign Chair for United Way of Metropolitan Dallas and United Way of Tampa Bay and served as a board member of the United Way of America. Mr. Nanney holds BS in Business Administration and MACC degrees from the University of South Carolina. He is a CPA, CMA and a member of National Association of Corporate Directors.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Nanney’s experience in auditing and accounting, corporate governance, and his senior leadership roles and operational experience in large organizations led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

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GOVERNANCE	Table of Contents

SARAH E. NASH	Age	69	Director since July 2010

Owner, Chair and CEO of Novagard, Inc.

INDEPENDENT DIRECTOR Class C	Current Term Expires 2025

Blackbaud Board Committees Compensation (Chair), Nominating and Corporate Governance	Other Public Boards Bath & Body Works, Inc.

Leadership	Accounting & Finance	Technology & Software Industries	Nonprofit Industry	Public Company Board Service	Corporate Governance	Business Development & Corporate Transactions	Business Operations	ESG	Cybersecurity
Biography
Ms. Nash joined the Board of Directors in July 2010. Since 2018, Ms. Nash has served as Chairman and CEO of Novagard, Inc. and is the owner of this privately held innovator and manufacturer of silicone, hybrid and foam solutions for the building systems, electronics, EV and battery, industrial and transportation markets. She is Chair of the Board of Bath & Body Works (BBWI is a NYSE listed company) where she was Executive Chair and Interim CEO from February 2022 through December 2022. Ms. Nash also serves on the board of directors of privately held HBD Industries, Inc. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as Vice Chairman in July 2005. Ms. Nash is trustee of the New York-Presbyterian Hospital, Chair of the International Friends Advisory Board of the Montreal Museum of Fine Arts and a board member of the Smithsonian Tropical Research Institute (STRI), Panama. Ms. Nash holds a BA in political science from Vassar College.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nash’s knowledge and experience in capital markets, strategic transactions, corporate governance and nonprofit organizations led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

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Table of Contents	GOVERNANCE
BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors currently comprises eight members, namely Chairman Andrew M. Leitch, Deneen M. DeFiore, George H. Ellis, Michael P. Gianoni, Yogesh K. Gupta, Rupal S. Hollenbeck, D. Roger Nanney and Sarah E. Nash. Timothy Chou, Ph.D. and Joyce M. Nelson served as a directors until their retirements from the Board on December 8, 2022 in accordance with the tenure limits set forth in the Company's Corporate Governance Guidelines.
We have historically separated the positions of Chairman, currently independent director Andrew M. Leitch, and Chief Executive Officer (“CEO”), currently Michael P. Gianoni. While the Board of Directors believes the separation of these positions has served our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and CEO. We believe our leadership structure is appropriate given the size of our Company in terms of number of employees. Mr. Leitch’s experience on boards of directors and management skills led to the conclusion of our Nominating and Corporate Governance Committee, and that of our full Board, that he is well qualified to serve as Chairman.

Independence of Directors
The Board of Directors has adopted categorical standards or guidelines to assist it in making independence determinations with respect to each director. These standards are published in Section 1 of our Corporate Governance Guidelines and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com. Each of our directors and executive officers completes an annual questionnaire to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Blackbaud and agrees to notify the Company in the event of any changes to that information. Based on its review of a summary of the answers to the questionnaires, the Board has determined that the following seven directors are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Ms. DeFiore, Mr. Ellis, Mr. Gupta, Ms. Hollenbeck, Mr. Leitch, Mr. Nanney and Ms. Nash. The Board also determined that Dr. Chou and Ms. Nelson, who served on our Board until their retirements on December 8, 2022, were independent. As part of such determination of independence, the Board has affirmatively determined that none of these directors has a relationship with the Company or the Company's management that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. Mr. Gianoni, our President and CEO, is the only member of management serving as a director.
Each Board committee is composed entirely of independent directors in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the Sarbanes-Oxley Act and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable. The Board and each committee have the authority to obtain, at the Company's expense, the advice and assistance from independent advisors, experts and others as they may deem necessary, and to the extent they engage any such advisors they consider the independence of such advisors and any conflict of interest that may exist.
Furthermore, our Compensation Committee consists entirely of independent directors in accordance with Nasdaq Marketplace Rule 5605(d)(2)(A). The Board has also determined that each member of the Compensation Committee qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act.

Director Independence
(87.5% Independent)

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GOVERNANCE	Table of Contents

Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The Board of Directors adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows, including, but not limited to, Board and Committee composition and selection, director responsibilities and tenure, director access to executive officers and employees, and CEO performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Code of Business Conduct and Ethics and Code of Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The Board has also adopted a separate Code of Ethics for our CEO and Senior Financial Officers, including our Chief Financial Officer (“CFO”), who is our principal accounting officer, our Chief Accounting Officer, or persons performing similar functions. We will provide copies of our Code of Business Conduct and Ethics and Code of Ethics without charge upon request. To obtain a copy of our Code of Business Conduct and Ethics or Code of Ethics, please send your written request to Blackbaud, Inc., 65 Fairchild, Charleston, South Carolina 29492, Attn: General Counsel. Our Code of Business Conduct and Ethics and Code of Ethics are also available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics or the Code of Ethics by posting such information on our website.

Communication with the Board of Directors
Stockholders who wish to communicate with members of the Board of Directors, including the directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of correspondence.

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Table of Contents	GOVERNANCE

Information Regarding Meetings of the Board and Committees
During 2022, the Board of Directors held seven meetings. Each of our current directors attended at least 75% of the aggregate of all meetings of the Board and of all the committees on which he or she served during 2022.
The Board has established four standing committees. The following table provides membership and meeting information for each of the committees during 2022.

Name	Audit Committee		Compensation Committee	Nominating and Corporate Governance Committee	Risk Oversight Committee
Timothy Chou, Ph.D.(1)				●	●
Deneen M. DeFiore(2)					●
George H. Ellis(3)	●	†		●
Michael P. Gianoni
Yogesh K. Gupta(4)
Rupal S. Hollenbeck(5)
Andrew M. Leitch	●	†	●	●	●
D. Roger Nanney	●	†
Sarah E. Nash			●	●
Joyce M. Nelson(6)			●	●
2022 Meetings	12		7	4	4

●	-	Committee Chair
†	-	Audit Committee Financial Expert
(1)Dr. Chou served on the Nominating and Corporate Governance Committee and Risk Oversight Committee until his retirement from the Board of Directors effective December 8, 2022.
(2)Ms. DeFiore joined our Board of Directors and the Risk Oversight Committee effective July 25, 2022.
(3)Mr. Ellis joined the Nominating and Corporate Governance Committee effective July 1, 2022.
(4)Mr. Gupta joined our Board of Directors effective December 8, 2022 and he joined the Compensation Committee effective January 1, 2023.
(5)Ms. Hollenbeck joined our Board of Directors effective December 8, 2022 and she joined the Nominating and Corporate Governance Committee effective January 1, 2023.
(6)Ms. Nelson served on the Compensation Committee and Nominating and Corporate Governance Committee until her retirement from the Board of Directors effective December 8, 2022.
Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we strongly encourage all directors to attend. All directors attended our 2022 Annual Meeting of Stockholders. In addition to the meetings held by the above-referenced committees, the independent non-employee members of the Board of Directors regularly meet in executive session without our CEO or any executive officers present. One purpose of these executive sessions is to evaluate the performance of management.
Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

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GOVERNANCE	Table of Contents

AUDIT COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee assists the Board in its oversight of:
	●	the integrity of our financial statements;
George H. Ellis (Chair)† Andrew M. Leitch† D. Roger Nanney†	●	the performance of our internal audit function;
	●	the qualifications, independence and performance of our independent registered public accounting firm, for whose appointment the Committee bears primary responsibility;
	●	the review of our annual audited financial statements and quarterly financial statements;
2022 Meetings: 12	●	the review of our capital management;
† Audit Committee Financial Expert	●	the review of our public disclosures related to earnings, guidance and other matters as appropriate; and
	●	the review of our compliance with certain financial, regulatory and legal requirements.
Additionally, the Audit Committee regularly coordinates with the Risk Oversight Committee to review and evaluate any matter arising out of the Risk Oversight Committee that could impact financial reporting.
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. For more information regarding the duties and operations of the Audit Committee, see “Audit Committee Report” on page 78 of this Proxy Statement.

COMPENSATION COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee:
	●	reviews and approves all compensation decisions relating to our executive officers, including approving the compensation decisions for the CEO;
Sarah E. Nash (Chair) Yogesh K. Gupta(1) Andrew M. Leitch	●	annually reviews and approves the compensation of our non-employee members of the Board of Directors;
	●	periodically reviews and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
2022 Meetings: 7	●	periodically reviews and makes recommendations to the Board of Directors with respect to stock ownership guidelines for the Company's executive officers and non-employee directors;
	●	administers and amends the Company's various incentive compensation and other similar plans; and
	●	reviews and assesses on a periodic basis the Company's compliance with laws and regulations relating to compensation and employee benefits, and other human resource matters.
(1)Mr. Gupta joined the Compensation Committee effective January 1, 2023.
Compensation Decisions
In evaluating incentive and other compensation and equity-based plans, the Compensation Committee carefully considers the feedback from our stockholders through the results of the most recent non-binding stockholder advisory ("Say-on-Pay") vote on NEO compensation as well as through our communications with stockholders throughout the year and the recommendations of its independent compensation consultant. As part of its review, the Compensation Committee also considers compensation data with respect to the executive officers' counterparts at the companies in our compensation peer group and the recommendations of the CEO regarding compensation for those executive officers reporting directly to him as well as our other officers. See “Compensation Discussion and Analysis” beginning on page 37 of this Proxy Statement.

24	2023 Proxy Statement

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee has responsibility for:
	●	identifying individuals qualified to become Board members;
Andrew M. Leitch (Chair) George H. Ellis(1) Rupal S. Hollenbeck(2) Sarah E. Nash	●	recommending to the Board director nominees for the next Annual Meeting of Stockholders;
	●	reviewing the qualifications and independence of the members of the Board and its various committees;
	●	recommending to the Board the Corporate Governance Guidelines and reviewing such Guidelines on a regular basis to ensure compliance with sound corporate governance practices and legal, regulatory and Nasdaq requirements;
2022 Meetings: 4	●	leading the Board and its committees in their annual self-evaluation process;
	●	reviewing our Company’s governance scores and ratings from third parties; and
	●	overseeing our Company's corporate responsibility and ESG matters, including evaluating the Company's integration of ESG principles into business strategy and decision-making and reviewing reports published by the Company on ESG matters.
(1)Mr. Ellis joined the Nominating and Corporate Governance Committee effective July 1, 2022.
(2)Ms. Hollenbeck joined the Nominating and Corporate Governance Committee effective January 1, 2023.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills, diversity of race, ethnicity, gender identity, age, cultural background and professional experience, and independence. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience, and is committed to adding any such individuals to the Board when and if the opportunity arises. While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity to be an additional desirable characteristic in potential nominees because the Board believes that a variety of points of view contributes to a more effective decision-making process. This commitment to diversity is part of our Corporate Governance Guidelines, which are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
Stockholder Nominations of Directors
Our Bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination to the Corporate Secretary at our principal executive offices and any such notice must comply with the provisions set forth in our Bylaws, including the requirements as to the timing for providing such notice and the information to be included in the notice. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.
CEO and Executive Management Succession Planning
Assuring we have appropriate executive management talent to successfully pursue our strategies is one of the Board's primary responsibilities. To this end, at least annually, the Board discusses succession planning for our CEO and the remainder of our executive management. To help fulfill the Board's responsibility, pursuant to our corporate governance guidelines, the Nominating and Corporate Governance Committee is responsible for ensuring that we have in place appropriate planning to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO provides the Board with recommendations and evaluations of potential successors, along with a review of their development plans when the individuals are internal candidates.

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GOVERNANCE	Table of Contents

Board Tenure and Refreshment
We believe that a variety of tenures on our Board helps to provide an effective mix of deep experience and fresh perspective to our boardroom. In September 2022, the Board adopted tenure limits for its independent directors within our Corporate Governance Guidelines, which state that an independent director of the Company will not be nominated for election as a director if he or she has, or will have, served on the Board for nine years or more as of the date scheduled for his or her next election. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may recommend to the Board that, based on specific circumstances the director's tenure should be extended beyond nine years of service. The Board may in such case waive or modify the retirement date if it determines that there is good cause to do so and that such action would be in the best interests of the Company and its stockholders, but only if such director has not completed more than 15 years of service as a director of the Company on or prior to the date of election to which such nomination relates. The average tenure of Blackbaud directors is 7.7 years.

Director Tenure
(as of April 17, 2023)

Board Diversity Matrix (as of April 17, 2023)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Table of Contents	GOVERNANCE

RISK OVERSIGHT COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee assists the Board in its oversight of:
	●	the Company's risk management, compliance and control activities as they relate to information technology security;
Andrew M. Leitch (Chair) Deneen M. DeFiore	●	the Company's cybersecurity risks, including the Company's cyber risk management practices, adequacy of cyber-insurance, adequacy of an incident response plan and the Company's ability to respond to a cyber breach;
2022 Meetings: 4	●	the Company's systems of operational controls regarding certain legal and regulatory compliance; and
	●	the compliance with certain legal and regulatory requirements applicable to the Company.
Additionally, the Risk Oversight Committee communicates to the Audit Committee any matters it identifies that may impact financial reporting.
While our Company’s senior management is responsible for management of risk, the Board and its committees play a significant role in overseeing this function. Each of the committees oversees risks associated with its respective area of responsibility. In particular, the Audit Committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. The Compensation Committee oversees risks related to our compensation and benefit plans, programs and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. The Risk Oversight Committee oversees risks related to information technology security, in addition to the risk oversight described above. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to a material or enterprise level of risk.

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GOVERNANCE	Table of Contents
DIRECTOR COMPENSATION
The general policy of the Board of Directors is that the compensation for our non-employee directors should be a mix of cash and equity-based compensation. The Board periodically reviews our director compensation program and practices, generally once every other year, and makes changes as it deems appropriate.
For 2022, the annual compensation for our non-employee directors consisted of the following components:

Component	Amount and Description
Annual Cash Retainer(1)	$60,000
Annual Equity Awards
Approximately $235,000 in RSAs that vest in full on the first anniversary of the date of grant or, if earlier, immediately prior to the following annual election of directors of our Company, provided that the director is still serving as a member of the Board of Directors at that time. Recipients of RSAs have the right to vote such shares

Board Chair Fee(1)	$100,000
Committee Chair Fees(1)	$30,000 for the Audit Committee $25,000 for the Compensation Committee $15,000 for the Nominating and Corporate Governance Committee $20,000 for the Risk Oversight Committee
Committee Member Fees(1)	$15,000 for the Audit Committee $10,000 for the Compensation Committee $10,000 for the Nominating and Corporate Governance Committee $10,000 for the Risk Oversight Committee
Meeting Fees	None
(1)The annual cash retainer and other fees are paid on a quarterly basis.

2022 Director Compensation Table
The following table sets forth the total compensation paid to each of our non-employee directors in 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(5) ($)	All Other Compensation ($)	Total ($)
Timothy Chou, Ph.D.(2)	$80,000	$252,703	$—	$332,703
Deneen M. DeFiore(3)	17,500	252,703	—	270,203
George H. Ellis	90,000	252,703	—	342,703
Yogesh K. Gupta(4)	—	130,654	—	130,654
Rupal S. Hollenbeck(4)	—	130,654	—	130,654
Andrew M. Leitch	220,000	252,703	—	472,703
D. Roger Nanney	75,000	252,703	—	327,703
Sarah E. Nash	95,000	252,703	—	347,703
Joyce M. Nelson(2)	80,000	252,703	—	332,703
(1)On August 1, 2022, we granted each of our non-employee directors then serving 4,113 RSAs with a grant date fair value of $252,703, computed in accordance with FASB ASC Topic 718. No options to purchase shares of our common stock or SAR awards for shares of our common stock were granted to our non-employee directors in 2022.
(2)Dr. Chou and Ms. Nelson each retired from the Board of Directors effective December 8, 2022.
(3)Ms. DeFiore joined our Board of Directors effective July 25, 2022. On August 1, 2022, we granted Ms. DeFiore 4,113 RSAs with a grant date fair value of $252,703, computed in accordance with FASB ASC Topic 718.
(4)Mr. Gupta and Ms. Hollenbeck joined our Board of Directors effective December 8, 2022. On December 9, 2022, we granted Mr. Gupta and Ms. Hollenbeck each 2,310 RSAs with a grant date fair value of $130,654, computed in accordance with FASB ASC Topic 718.

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Table of Contents	GOVERNANCE
(5)The following table shows the aggregate number of RSAs held by our non-employee directors as of December 31, 2022 (no shares were received upon the exercise of options):

Name	Number of RSAs and Shares Held
Ms. DeFiore	4,113
Mr. Ellis	11,456
Mr. Gupta	2,310
Ms. Hollenbeck	2,310
Mr. Leitch	30,245
Mr. Nanney	6,663
Ms. Nash	29,920

Director Stock Ownership Guidelines
Under our Non-Employee Directors’ Stock Ownership Guidelines, it is expected that our non-employee directors will accumulate and hold, through their receipt of equity compensation, not later than three years after first receiving his or her first annual RSA, $100,000 of our common stock. Once a non-employee director has been a director for five consecutive years, he or she is expected to accumulate and hold, through his or her receipt of equity compensation, $200,000 of our common stock. Additionally, non-employee directors should not dispose of any vested RSAs granted to such director until reaching these ownership targets, unless the disposition is to satisfy tax obligations resulting from the lapse of restrictions. As of December 31, 2022, each of our non-employee directors was in compliance with the Non-Employee Directors' Stock Ownership Guidelines.
The following table shows the ownership levels of our non-employee directors as of December 31, 2022:

Name	Stock Ownership Requirement	Number of Shares or RSAs Owned(1)	Value of Shares or RSAs Owned(2)	Ownership as a Multiple of Requirement(2)
Ms. DeFiore(3)	—	4,113	242,091	—
Mr. Ellis	200,000	11,456	674,300	3x
Mr. Gupta(4)	—	2,310	135,967	—
Ms. Hollenbeck(5)	—	2,310	135,967	—
Mr. Leitch	200,000	30,245	1,780,221	9x
Mr. Nanney(6)	—	6,663	392,184	—
Ms. Nash	200,000	29,920	1,761,091	9x
(1)Includes vested and unvested shares of our common stock subject to RSAs beneficially owned.
(2)Based on $58.86 per share, which was the closing market price of our common stock on the Nasdaq Global Select Market on December 30, 2022, the last trading day of that fiscal year.
(3)Ms. DeFiore joined our Board of Directors effective July 25, 2022. Since Ms. DeFiore had been a director of the Company for less than three years as of December 31, 2022, she was not required to meet an ownership target. However, as of December 31, 2022, Ms. DeFiore achieved 2.4x the three-year requirement.
(4)Mr. Gupta joined our Board of Directors effective December 8, 2022. Since Mr. Gupta had been a director of the Company for less than three years as of December 31, 2022, he was not required to meet an ownership target. However, as of December 31, 2022, Mr. Gupta achieved 1.4x the three-year requirement.
(5)Ms. Hollenbeck joined our Board of Directors effective December 8, 2022. Since Ms. Hollenbeck had been a director of the Company for less than three years as of December 31, 2022, she was not required to meet an ownership target. However, as of December 31, 2022, Ms. Hollenbeck achieved 1.4x the three-year requirement.
(6)Mr. Nanney joined our Board of Directors effective October 1, 2021. Since Mr. Nanney had been a director of the Company for less than three years as of December 31, 2022, he was not required to meet an ownership target. However, as of December 31, 2022, Mr. Nanney achieved 3.9x the three-year requirement.

Continuing Director Education
Our non-employee directors are encouraged to attend director education seminars that are designed to develop skills and strategies for effective service on the Board. As such, it is our policy to reimburse our non-employee directors for the reasonable and direct costs, including transportation and lodging, of attending such educational seminars. These reimbursement costs are not included in the “2022 Director Compensation Table” above.

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GOVERNANCE	Table of Contents
TRANSACTIONS WITH RELATED PERSONS
The written charter of our Audit Committee authorizes, and the Nasdaq Marketplace Rules require, our Audit Committee to review and approve related person transactions. In reviewing related person transactions, our Audit Committee applies the basic standard that transactions with related persons should be made on terms no less favorable to us than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements and certain other specified categories of transactions between us and our executive officers, directors, principal stockholders and their affiliates must be approved by our Audit Committee or a majority of the disinterested directors, and must continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties. Since January 1, 2022, we had no transactions in which we were a participant where the amount involved exceeded $120,000 and one or more of our executive officers, directors, principal stockholders or their affiliates had a direct or indirect material interest.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE RESPONSIBILITY
One of Blackbaud’s company values is “powered by purpose.” Our employees worldwide are energized by our opportunity to fuel social impact. As the leading software provider wholly dedicated to powering social impact, we’re expanding what is possible across the nonprofit and private sectors, whether at companies committed to social responsibility, schools and higher education institutions, nonprofit organizations or through the efforts of individual people determined to make a difference. We are committed to strengthening the environmental and social impact we make through the way we operate our business, setting high standards and reporting transparency on the efforts we are making in priority areas including people and culture, fueling social impact through our products and services, driving climate solutions and governance and data responsibility.
People and Culture
We benefit from an engaged employee population motivated to join Blackbaud by our values and the work to support organizations and individuals driving social impact. Our culture is one that embraces remote-first flexibility, which offers our employees opportunities to develop, grow and lead regardless of location. We are committed to ensuring our company is a great place to work with a focus on employee engagement, development, well-being, diversity and inclusion and our long history of commitment to philanthropic work.
We care about our people as individuals. We subscribe to a total rewards philosophy with a focus on overall well-being and pay-for-performance. We place significant importance on providing well-being benefits that support the emotional, social, intellectual, physical and financial well-being of employees and their families to enable them to thrive as they help our customers drive impact.
Our talent development approach at Blackbaud spans the full lifecycle of employees, beginning from the moment an employee accepts a position to alumni. We ensure that all employees have opportunities to support their career development through a variety of programs, and prioritize internal mobility. Blackbaud’s continued growth has provided new opportunities for employees’ career paths, with teams led by managers who care and empower their people to innovate and take on new projects.
We drive social impact through our commitment to being a responsible corporate citizen across the communities where our employees live and work, and through our involvement as a participant in the UN Global Compact. Through our giving, grantmaking and volunteerism, we support causes that are meaningful to our employees and to the Company.  Approximately 90% of employees say the fact that Blackbaud operates in a socially responsible manner is important to them. Through the Blackbaud Institute, we elevate the social good sector by bringing together innovative experts in philanthropy to conduct research and uncover insight from the most comprehensive data set in the social good community, helping us drive impact.

90%	According to our Blackbaud 2022 Employee Pulse Survey, 90% of employees say the fact that Blackbaud operates in a socially responsible way is important to them.

By engaging with our Diversity & Inclusion Council, we embrace a culture of mutual respect and inclusion where diverse people with different experiences, perspectives and backgrounds serve the entire social good community. Our continued investment in hiring and promoting the best talent regardless of zip codes further supports our ability to focus on diversity and inclusion. We believe that Affinity Groups (AGs) provide enriching personal and professional networks for Blackbaud employees with common affinities, and engage leadership in dialogue aimed at enhancing the customer and employee experiences.

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Table of Contents	GOVERNANCE
We are also committed to strategic partnerships and philanthropic investments that strengthen and diversify the global workforce. We are very proud to provide a multi-year gift starting in 2023 to five outstanding global organizations focused on workforce diversity and economic empowerment for underrepresented groups. Our employees will engage with these organizations throughout the partnership via learning and service opportunities. More information on this investment can be found in the Corporate Responsibility section of our website.
Fueling Social Impact
With four decades of expertise and powerful data intelligence-driving insight, and an ever-growing network of partners and developers accelerating flexibility, our solutions fuel social impact across the globe through fundraising, financial management, grantmaking, digital giving, corporate social responsibility, education management and more. We serve a vast array of organizations and teams including the nonprofit and education sectors, purpose-led companies and individual change makers.
We empower individual change makers with the trusted tools they need to create the world they want to see. We equip nonprofit and charitable organizations of every size with the essential software to fuel their social impact. We partner with our customers to deliver impact through critical skills education in K-12 schools and communities on urgent topics including financial literacy, health and wellness, digital literacy and more. Relying on our software, our customers are changing the world by delivering impact in health, education, arts and culture and environmental causes.
Driving Climate Solutions
We believe we have a responsibility to act in the fight against climate change – it's both the right thing to do and necessary to ensure the future stability of our business and customers. That’s why Blackbaud takes proactive action to protect the environment, both in our internal sustainable business practices and our external engagements. We drive change through decarbonization, responsible operations and strategic environmental partnerships.
We have significantly reduced our Scope 1 and 2 emissions year over year since 2019 with our shift to a digital-first workforce strategy and ongoing efficiency improvements in our global headquarters facility. We are committed to further studying our scope 3 emissions and developing an emission reduction plan. In 2022, as in 2021, we achieved carbon neutrality across our business operations through a combination of on-site solar power generation at our global headquarters, Environmental Attribute Certificates (EACs) and reforestation carbon offset projects.
We are also motivated to partner with and invest in climate organizations making real impact. We are pleased to continue our investment in companies like Project Drawdown, a nonprofit focused on solutions to climate change. Partnerships like this allow us to expand our climate reach beyond our own footprint.
We are proud of our accomplishments and are excited to share our progress in more detail in our 2022 Environmental, Social and Governance report. This report can be found in the Corporate Responsibility section of our website.
Governance and Data Responsibility
Governance and Data Responsibility is a critical part of our business and obligation to our stockholders and other stakeholders. We are committed to operating our business with integrity with a focus on corporate governance, ESG oversight, ethics and transparency, human rights, responsible sourcing, health and safety and risk management. We also believe our customers’ trust is a top priority. We are committed to providing them the confidence that their technology and data are secure with continued focus and investments in our cybersecurity program in areas of expertise, process, talent and technology.
More information on cybersecurity governance and risk management can be found below on page 32.  More information on our governance and risk management policies and practices generally can be found under Board of Directors and Committees beginning on page 21.

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GOVERNANCE	Table of Contents
CYBERSECURITY GOVERNANCE AND RISK MANAGEMENT
Because technology, data and information security is a top priority at Blackbaud, we maintain and continuously assess and strengthen our cybersecurity program. Comprehensive cybersecurity risk management, including identification, analysis and response to risks affecting our business and its customers, provides the foundation for our program. Our multi-level governance and risk management structure begins with our Operational Risk Compliance and Security (“ORCAS”) Committee consisting of cross-functional management representatives throughout our Company. The ORCAS Committee receives detailed cybersecurity information from key security personnel and reports at least quarterly up through our Risk Steering Committee, which is made up of executives and senior management from various Blackbaud departments. The Risk Steering Committee reports at the regular quarterly meetings of the Risk Oversight Committee of our Board of Directors, whose duties include, among other things, oversight of risks related to information technology security. (See page 27 above for more information regarding the Risk Oversight Committee.) The Risk Oversight Committee communicates as appropriate with the full Board of Directors, which is ultimately responsible for cybersecurity risk oversight.
We utilize a four-prong strategy to minimize our identified cybersecurity risks:
1.Operational security: We leverage the industry standard CIA Triad Model in conjunction with comprehensive industry control frameworks, compliance regulations, privacy requirements, and best practices, including: NIST CSF, PCI DSS, SOC 1, SOC 2, GDPR and Cloud Security Alliance.
2.Product security: Our development teams take part in regular training and use industry best practices to build security into our solutions.
3.Incident response: We monitor the threat landscape 24/7 in coordination with a third-party firm, routinely test our incident response capabilities and preparedness, and maintain proactive relationships with law enforcement.
4.Ongoing landscape analysis: We continually evaluate upcoming and changing data privacy regulations and provide thought leadership for our customers on the operational impacts of these regulations and compliance requirements.
We believe that information and technology security is a shared responsibility and, therefore, incorporate data and privacy protection education into the customer experience through ongoing resources such as best practices content, one-on-one consultations with customer success managers and bbcon® sessions. We also participate in global communities and conference platforms to share information and present on best practices to improve the industry’s security awareness posture. In addition, Blackbaud employees are all engaged in on-going security and privacy awareness training campaigns to ensure they are empowered to protect both Blackbaud’s and our customers’ data. Blackbaud also maintains a defined program and dedicated team that provides security oversight of its third-party service providers. This program assesses and manages risk at the onboarding phase of engagement with third-party vendors and partners as well as oversight throughout the lifecycle of the relationship.
In addition, we continuously learn from and leverage experience gained from previous cybersecurity incidents that we, like many other companies, have experienced. For example, we recently accelerated planned enhancements in our cybersecurity team and budget following a security incident that we discovered in May 2020 and as part of our ongoing response to ever more prevalent and sophisticated cyber threats.
We regularly engage outside consultants and experts to assist us regarding our cybersecurity program.
Consistent with our prioritization of information and technology protection, cybersecurity risk management has been and remains a key aspect of our overall business strategy, financial planning and capital allocation and a point of ongoing emphasis at all levels of our Company.

32	2023 Proxy Statement

STOCK OWNERSHIP
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Five Percent Beneficial Owners of Company Stock
Set forth in the table below is information about the number of shares held by holders we know to be the beneficial owners of more than 5% of our issued and outstanding common stock as of April 17, 2023. As of April 17, 2023, there were 53,863,946 shares of our common stock outstanding.

Name and Address	Total Shares Beneficially Owned	Percentage Beneficially Owned(1)
Clearlake Capital Group, L.P.(2)	9,751,837	18.10%
233 Wilshire Boulevard, Suite 800
Santa Monica, California 90401
BlackRock, Inc.(3)	5,462,869	10.14%
55 East 52nd Street
New York, New York 10055
The Vanguard Group, Inc.(4)	5,206,426	9.67%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Morgan Stanley(5)	3,682,701	6.84%
1585 Broadway
New York, New York 10036
Janus Henderson Group PLC(6)	2,807,524	5.21%
201 Bishopsgate
London, EC2M 3AE, United Kingdom
(1)The ownership percentages set forth in this column are based on the assumption that each of the stockholders continued to own the number of shares reflected in the table above on April 17, 2023.
(2)Based solely on information contained in Schedule 13D/A filed with the SEC on March 29, 2023, reporting that as of March 29, 2023, Clearlake Capital Group, L.P. ("Clearlake Capital"), José Enrique Feliciano and Behdad Eghbali each had shared voting and dispositive power over 9,751,837 shares. The shares are held for the account of Clearlake Capital Partners VI Finance, L.P. (“Clearlake Partners”). Clearlake Capital serves as the investment adviser and general partner to Clearlake Partners. Messrs. Feliciano and Eghbali are Managing Partners of Clearlake Capital.
(3)Based solely on information contained in Schedule 13G/A filed with the SEC on January 26, 2023, reporting that as of December 31, 2022, BlackRock, Inc. had sole voting power over 5,406,184 shares and sole dispositive power over 5,462,869 shares.
(4)Based solely on information contained in Schedule 13G/A filed with the SEC on February 9, 2023, reporting that as of December 30, 2022, The Vanguard Group, Inc. had shared voting power over 76,628 shares, sole dispositive power over 5,086,110 shares and shared dispositive power over 120,316 shares.
(5)Based solely on information contained in Schedule 13G/A filed with the SEC on February 8, 2023 reporting that as of December 30, 2022, Morgan Stanley had shared voting power over 3,519,396 shares and shared dispositive power over 3,667,528 shares and Atlanta Capital Management Company, LLC ("Atlanta Capital") had shared voting power over 3,344,712 shares and shared dispositive power over 3,474,863 shares. Morgan Stanley is a parent holding company and the shares may be deemed to be beneficially owned by Atlanta Capital, a wholly-owned subsidiary of Morgan Stanley.
(6)Based solely on information contained in Schedule 13G/A filed with the SEC on February 10, 2023, reporting that as of December 31, 2022, Janus Henderson Group PLC. had shared voting and dispositive power over 2,807,524 shares due to its ownership of Janus Henderson Investors U.S. LLC, Janus Henderson Investors UK Limited and Janus Henderson Investors Australia Institutional Funds Management Limited.

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STOCK OWNERSHIP	Table of Contents

Executive Officers and Directors
The following table sets forth information regarding beneficial ownership of our common stock by each individual named in the 2022 Summary Compensation Table on page 54, each director, and our current executive officers and directors as a group, all as of April 17, 2023. Unless otherwise noted, voting power and investment power in common stock are exercisable solely by the named person. The address for each executive officer and director is c/o Blackbaud, Inc., 65 Fairchild Street, Charleston, South Carolina 29492.

Name	Shares Owned	Total Shares Beneficially Owned	Percentage Beneficially Owned
David J. Benjamin	83,739	83,739	*
Anthony W. Boor	135,362	135,362	*
Deneen M. DeFiore	4,113	4,113	*
George H. Ellis	11,456	11,456	*
Michael P. Gianoni	366,358	366,358	*
Kevin P. Gregoire	115,224	115,224	*
Yogesh K. Gupta	2,310	2,310	*
Rupal S. Hollenbeck	2,310	2,310	*
Andrew M. Leitch	30,245	30,245	*
Kevin R. McDearis	77,974	77,974	*
D. Roger Nanney	6,663	6,663	*
Sarah E. Nash	29,920	29,920	*
All current executive officers and directors as a group (14 persons)	1,016,012	1,016,012	1.89%
*Less than one percent.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any person or entity who owns more than 10% of a registered class of our common stock to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) reports on behalf of our executive officers and directors based on the information provided by them. Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during fiscal year 2022, all our executive officers, directors and, to our knowledge, 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of Ms. Hollenbeck, who filed a Form 4 on December 15, 2022 reporting the acquisition of a restricted stock award on December 8, 2022 representing 2,310 shares and Mr. Gregoire, who filed a Form 4 on May 16, 2022 reporting the forfeitures of 2,775 shares on each of May 5, 2020 and May 5, 2021.

34	2023 Proxy Statement

EXECUTIVE COMPENSATION
PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In deciding how to vote on Proposal 2, the Board urges you to specifically consider our executive compensation philosophy, policies and practices, all of which are fully described under “Compensation Discussion and Analysis” beginning on page 37 of this Proxy Statement.

Background
The Board recognizes the interest our stockholders have expressed in how we compensate our NEOs. A new advisory vote on the frequency of the Say-on-Pay vote is required every 6 years. At the 2017 Meeting of Stockholders, in accordance with the Board’s recommendation, our stockholders endorsed holding an annual Say-on-Pay vote on the compensation of our NEOs. As part of its commitment to our stockholders, the Board is submitting a Say-on-Pay proposal for stockholder consideration again this year. Each Say-on-Pay vote is being provided as required pursuant to Section 14A of the Securities Exchange Act. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy, policies and practices as they relate to the NEOs. Although your vote is advisory and will not be binding on the Board, the Compensation Committee, or us, we strive to align our executive compensation program with the interests of our long-term stockholders. As they do every year, the Board and the Compensation Committee will take into account the outcome of this year’s Say-on-Pay vote when considering future compensation actions and decisions.

Say-on-Pay Proposal
The Board believes that our executive compensation is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders. Accordingly, we are asking our stockholders to vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures).”

Effect of Say-on-Pay Vote
As indicated above, the vote on Proposal 2 is advisory and will not be binding on the Board, the Compensation Committee, or us. However, because the Board values your opinions as expressed through votes and other communications with us, it and the Compensation Committee will carefully review the 2023 Say-on-Pay voting results in an effort to better understand any issues or concerns you may have with our executive compensation program. Stockholders who want to communicate with the Board on executive compensation or other matters should refer to “Communication with the Board of Directors” on page 22 of this Proxy Statement for additional information.

✓	The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR the 2022 compensation of our named executive officers.

The voting requirements for this Proposal 2 are described under "Additional Information" on page 80 of this Proxy Statement.

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EXECUTIVE COMPENSATION	Table of Contents
PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In addition to the advisory vote to approve the compensation of our named executive officers, we are also presenting the following proposal, which gives stockholders the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should hold future advisory votes on the compensation of our named executive officers. The "say-on-frequency" vote is being provided as required by Section 14A of the Securities Exchange Act. Through voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our named executive officers every year, every two years or every three years.
Since 2017, we have held our advisory vote on named executive officer compensation annually, consistent with the views of our stockholders expressed at that time. The Board recommends that the advisory vote on named executive officer compensation continue to be held every year so that stockholders may continue to provide timely, direct input on our executive compensation program. The Board believes that an annual vote is consistent with the company's efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.
Although the frequency vote is non-binding, the Compensation Committee and the Board will carefully review the results of the vote and take stockholders' views into account in determining the frequency of future advisory votes on the compensation of our named executive officers. The next say-on-frequency vote is expected to be held at the 2029 Annual Meeting of Stockholders.

✓	The Board of Directors unanimously recommends that stockholders vote in favor of 1 YEAR on the proposal concerning the frequency of holding future advisory votes on named executive officer compensation.

The voting requirements for this Proposal 3 are described under "Additional Information" on page 80 of this Proxy Statement.

36	2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, as well as the philosophy underlying this program and our related policies and practices. It focuses on the compensation of our NEOs for 2022, who were:

Name	Title
Michael P. Gianoni	President and Chief Executive Officer
Anthony W. Boor	Executive Vice President and Chief Financial Officer
David J. Benjamin	Executive Vice President and Chief Commercial Officer
Kevin P. Gregoire	Executive Vice President and Chief Operating Officer
Kevin R. McDearis	Executive Vice President and Chief Technology Officer

Executive Summary
Our executive compensation program is designed to reward our executive management for effectively creating stockholder value.
2022 Business Highlights
We believe that through the strength of our business model and executive leadership team, we delivered on our strategic priorities in 2022. In particular, we:
•Reached $1 billion in total revenue for the first time in the Company's history;
•Implemented a series of strategic organizational changes to streamline our business operations and become even more customer centric, including the creation of three new roles: Chief Operating Officer, Chief Commercial Officer and Executive Vice President of Corporations;
•Appointed three new members to our board of directors, providing not only new business perspectives but also adding important skills in cybersecurity, enterprise software, digital transformation and global operations;
•Acquired Kilter, an activity-based engagement app that expands the way nonprofit and corporate organizations can engage with their supporters as they participate in fundraising walks, runs, and rides;
•Powered critical work with Blackbaud technology to engage supporters and raise funds for humanitarian relief related to the crisis in Ukraine;
•Expanded our ever-growing Blackbaud Marketplace offerings to support customers in developing cutting edge low-code development skills with over 9,000 non-Blackbaud developers registered in our ecosystem and over 8,000 organizations utilizing a curated app to help them work smarter;
•Launched two new fee-cover models, Complete Cover™ and donor cover, for Blackbaud Raiser's Edge NXT® and eTapestry® forms in the U.S. and Canada that help charitable organizations raise more with reduced processing costs associated with online gifts and event and membership registrations; and
•Divested Blackbaud FIMS™ and DonorCentral® NXT products to NPact, a Blackbaud channel partner and ISV Premier partner, which allowed us to reduce complexity and focus on innovation within our core products as we execute our strategic growth plans.
These accomplishments contributed to a year of solid financial performance for us. In comparison to fiscal year 2021, we:
•Increased total revenue by 14.1%*;
•Grew recurring revenue to 95.6% of total revenue;
•Achieved a Gross Dollar Retention rate of 91.2% versus 90.2%;
•Increased our non-GAAP organic recurring revenue on a constant currency basis** by 5.2%; and
•Achieved a Rule of 40 on a constant currency basis** profile of 29.0% versus 27.0%.
* Includes results from EVERFI.
**See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

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EXECUTIVE COMPENSATION	Table of Contents
Other 2022 Highlights
•We were named to Newsweek’s list of America’s Most Responsible Companies for second consecutive year, were included on Forbes' list of America's Best Employers for the fifth year, and were named to Quartz’s ranking of the Best Companies for Remote Workers 2022. Additionally, our president and CEO was named one of the 2022 50 Most Influential People by Charleston Business Magazine and our Chief Marketing Officer Catherine LaCour was honored with the 2022 South Carolina Women in Business Award;
•We hosted our 23rd annual bbcon, that was again offered virtually and free to thousands of existing and prospective customers that attended. We shared innovations aimed at fueling social impact, helping customers to be stronger and more resilient so they can make the greatest impact possible for their missions. We also hosted our annual Developers’ Conference where we gathered technology enthusiasts, creators and developers of all levels for a three-day event to reimagine nonprofit technology, highlighting the low-code movement and the ways that Blackbaud is putting accessible technology in the hands of nonprofit developers;
•We announced the launch of Prospect Insights—a new software tool within Blackbaud Raiser’s Edge NXT® that enables social good professionals to access actionable, AI-powered insights to drive more major giving, and through a new integration, we added PayPal and Venmo payment capability to Blackbaud Merchant Services, giving U.S. social good organizations more ways to raise money and create exceptional donor experiences. We also partnered with donation technology provider Change to give corporate customers an option to run charitable campaigns at point of sale, match customer donations and offer donation options in loyalty programs; and
•We engaged our employees and global communities to give back, including ringing the Nasdaq closing bell to celebrate GivingTuesday worldwide, making a significant donation to Project Drawdown to advance climate solutions around the world, holding both in-person and virtual volunteering opportunities and donating over 5,000 toys to children in need during our annual holiday toy drive.
2022 Executive Compensation Actions
For 2022, the Compensation Committee continued to use our executive compensation program to focus on creating incentives for our executive officers to achieve our financial and operational objectives and foster sustainable stockholder value creation.
The key compensation decisions of the Compensation Committee for 2022 for our NEOs were as follows:
Base Salaries
•Increased the base salary of Mr. Gianoni 4.33% from his 2021 level; and
•Increased the base salaries of our other NEOs 5.0% from their 2021 levels (excluding Mr. Benjamin, who was not an NEO in 2021).
STI Compensation
•Granted our NEOs 2022 STI PRSUs in February 2022 that were eligible to be earned based on Company financial performance in fiscal 2022. Based on overall Company performance in 2022, determined that 106.6% of the target number of shares of our common stock subject to the 2022 STI PRSUs were earned and would vest in February 2023 subject to each NEO's continued employment as of the vesting date. See the discussion of the 2022 STI PRSU Awards to NEOs beginning on page 44 for more information.
LTI Compensation
•Granted our NEOs 2022 LTI PRSUs, in February 2022 consisting of 50% RSAs or RSUs and 50% PRSUs. This design is aligned with competitive market practices, supported our retention objectives and rewarded overall Company performance. Based on overall Company performance in 2022, determined that 106.9% of the target number of shares of our common stock subject to the 2022 LTI PRSUs based on one-year performance and 99.6% of the target number of shares of our common stock subject to the 2022 LTI PRSUs based on the first of three one-year performance periods were earned and would vest in February 2023 subject to each NEO's continued employment as of the vesting date. See the discussion of the 2022 LTI PRSU Awards to NEOs beginning on page 46 for more information;
•Granted additional August 2022 Promotion LTI awards to Messrs. Gregoire and Benjamin in recognition of their increased responsibilities due to their promotions to Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Commercial Officer, respectively, effective July 11, 2022. See the discussion of the August 2022 Promotion LTI beginning on page 46 for more information; and
•Determined, based on the Company's Rule of 40 performance in 2022, that 96.6% of the shares of our common stock subject to the 2021 LTI Three-year PRSUs based on the second of three one-year performance periods were earned and would vest in February 2023 subject to each NEO's continued employment as of each vesting date.

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Stockholder Engagement and Consideration of Last Year's Say-on-Pay Vote
Throughout each year, we actively participate in a structured and regular engagement program with our stockholders. In addition to current topics of relevance including our business results and initiatives, strategy and capital structure, we invite stockholders to discuss matters related to Board composition and tenure, executive compensation, environmental and social responsibility and corporate governance, among other topics. Our goal is to be responsive to all of our stockholders and ensure we understand and address their concerns and observations. Stockholder feedback, including through direct discussions and prior stockholder votes, is reported to our Board periodically through the year.

96%
At the June 9, 2022 Annual Meeting of Stockholders, approximately 96% of the shares present and entitled to vote on the matter voted to approve, on an advisory basis, the 2021 compensation of our NEOs.

We believe these results represent a strong endorsement of our executive compensation philosophy, policies and practices and the changes that we made during 2021 in response to stockholder feedback. Following the 2022 annual meeting and in preparation for our fiscal 2023 executive compensation decisions, we actively engaged with our stockholders to discuss their views and any potential areas of concern with our business, including executive compensation. In addition to the feedback received, the Compensation Committee also considered the input and recommendations of its independent compensation consultant and did not make further changes to our executive compensation program for fiscal 2023. We will continue to engage our stockholders this year and in future years and consider their input in all facets of our business, including executive compensation.
Overview of Compensation Philosophy and Executive Compensation Program
We are committed to a philosophy of pay-for-performance as it relates to executive compensation. Our executive compensation program is designed to achieve three primary objectives:

1.	Market Competitiveness. Provide market competitive compensation opportunities to attract and retain executive officers and motivate them to perform at their highest level.

2.
Stockholder Value Creation. Structure compensation through base salary and a combination of performance-based and time-based equity awards, which we expect to ultimately promote increased value for our stockholders.

3.
Pay-for-Performance. Ensure actual compensation realized by our executive officers is linked to the attainment and furtherance of our short-term and long-term business strategies thereby enhancing operational performance and stockholder return.

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The following table describes the components of our executive compensation program and how they support these objectives:

Component	Description	Compensation Objective(s) Supported
Base Salary	Provide competitive fixed compensation payable in cash based on individual experience and contributions, historical compensation practices for our executive officers and an analysis of competitive market practices.	1 and 2
STI Compensation	Provide variable short-term incentives consisting of PRSUs based on performance against pre-established short-term corporate performance objectives.	1, 2 and 3
LTI Compensation	Provide variable long-term incentives aligned with stockholder interests consisting of a combination of 1) time-based RSAs or RSUs; and 2) at least 50% PRSUs that are based on separate performance metrics than the STI, and for which 50% of the awards are measured over multi-year periods. Recipients of RSAs have the right to vote such shares.	1, 2 and 3
“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to our executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company.	1 and 2
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees.	1
2022 Corporate Governance Policies and Practices
During 2022, we maintained robust compensation-related corporate governance policies and practices including:
•The Compensation Committee is composed solely of independent directors;
•The Compensation Committee retains its own independent compensation consultant that performs no other consulting or other services for us;
•The Compensation Committee conducts an annual review of our executive compensation program, including a review of our compensation-related risk profile, to ensure that any compensation-related risks are not reasonably likely to have a material adverse effect on our Company;
•Our arrangements for paying post-employment compensation provide for “double-trigger” change in control payments and benefits;
•We do not provide material non-cash benefits (such as guaranteed retirement or pension plan benefits) or perquisites for our executive officers that are not available to our employees generally;
•Our current equity compensation plan, the 2016 Equity and Incentive Compensation Plan, does not permit stock option exchanges or repricing without stockholder approval;
•Our officers, directors and all employees of, and consultants to, the Company and its subsidiaries who receive or have access to material, nonpublic information regarding the Company are not permitted to hedge their economic exposure to our common stock, including without limitation by way of prepaid variable forward contracts, equity swaps, collars, exchange funds or other types of instruments, and our directors and Section 16(a) reporting officers may not pledge their ownership interests in our common stock to secure a loan; and
•We emphasized performance-based compensation by continuing the practice of granting PRSUs to our NEOs that are earned through the attainment of pre-established performance objectives, and, when earned, are subject to additional time-based vesting requirements.

Executive Compensation-Setting Process
The Compensation Committee works closely with its independent compensation consultant and senior management to address executive compensation matters throughout the year. The Compensation Committee met seven times in 2022. During these meetings, the Compensation Committee reviewed our executive compensation program, formulated its compensation actions for the year and made decisions regarding the compensation for our CEO and the other NEOs. The Compensation Committee may create a subcommittee consisting of one or more of its members and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards. In addition, the Compensation

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Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to the Compensation Committee Chair, unless otherwise prohibited by applicable laws or listing standards.
The Compensation Committee does not seek to deliver a specified percentage of pay to our executive officers through each component of the executive compensation program; rather, it adheres to the overall principle of delivering approximately one-half of executive compensation in variable, performance-based forms. For base salary, STI compensation and LTI compensation, generally our strategy has been to evaluate individual experience and contribution, corporate performance, historical compensation practices for our executive officers and competitive market analyses. With respect to base salary and STI compensation, we generally target pay to be competitive to the market. At times, the Compensation Committee has approved compensation levels for individual executive officers above and below target pay positions, based on experience, individual contribution and the Company's performance relative to the compensation peer group, to ensure an appropriate pay-for-performance alignment.
Role of the Compensation Committee
The Compensation Committee has overall responsibility for our executive compensation program and approves our executive compensation decisions. Its principal duties and responsibilities include:
•Establishing our compensation philosophy, policies and practices for our executive officers, including the compensation objectives and target pay levels, and approving the compensation peer group used for assessing the competitiveness of our executive compensation;
•Establishing and approving corporate goals and objectives relevant to the compensation of our CEO and, in light of those goals and objectives, evaluating and determining his compensation level;
•Reviewing and overseeing the corporate goals and objectives relevant to the compensation of our other executive officers, including the other NEOs, taking into account the practices of the compensation peer group and other appropriate factors, such as corporate and individual performance and historical compensation practices for such executive officers and the recommendations of our CEO;
•Establishing appropriate compensation, retention, incentive, severance and benefit policies and programs for our executive officers;
•Reviewing and recommending, with input from the Board of Directors, incentive compensation plans for our executive officers and employees;
•Administering and amending as necessary the Company's various incentive compensation and other similar plans; and
•Conducting periodic competitive evaluations of our executive compensation program.
Our Compensation Committee operates pursuant to a written charter that further outlines its specific authority, duties and responsibilities. The charter is periodically reviewed and revised by the Compensation Committee and the Board and is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
Role of our CEO
Our CEO evaluates and makes recommendations regarding the compensation of our other executive officers, including the other NEOs. At the end of each fiscal year, our CEO reviews with the Compensation Committee the performance of each executive officer and makes recommendations with respect to his or her base salary, target annual STI opportunity and LTI equity awards for the ensuing year. In formulating his recommendations, our CEO considers both internal and external compensation data from our People and Culture Department and the Compensation Committee's independent compensation consultant. While the Compensation Committee considers the recommendations of our CEO, these recommendations are just one factor considered in its deliberations when making executive compensation decisions. The Compensation Committee consults with the full Board of Directors (excluding our CEO) in making decisions regarding our CEO's compensation.
Role of Compensation Consultant
Pursuant to its written charter, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in the performance of its duties and responsibilities. In 2022, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to provide support and information relating to executive and director compensation. Compensia reports to the Compensation Committee and does not provide any additional services to management. From time to time, the Compensation Committee may direct its advisors to work with our People and Culture Department to support it in matters relating to the fulfillment of its charter.

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EXECUTIVE COMPENSATION	Table of Contents
During 2022, at the request and on behalf of our Compensation Committee, Compensia:
•Assessed our executive compensation program, policies and practices, particularly with respect to our pay-for-performance alignment;
•Advised on the size and structure of the cash component of our executive compensation program (i.e., base salary);
•Advised on the composition, structure and competitiveness of the STI and LTI components of our executive compensation program;
•Reviewed and provided input on our CD&A;
•Advised on the composition of our compensation peer group; and
•Advised on the design and amount of the compensation package for our CEO and other executive officers.
The Compensation Committee has evaluated Compensia's engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4) and Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and on such other factors as were deemed relevant under the circumstances, has determined that its relationship with Compensia and the work of Compensia on behalf of the committee did not raise any conflict of interest, and that Compensia is independent.
Competitive Positioning
In selecting the compensation peer group, the Compensation Committee considers software or technology companies with comparable annual revenue, which it believes is the primary indicator of comparability, and to a lesser extent market capitalization, as well as certain other factors. Periodically, the Compensation Committee reviews the current compensation peer group, with the assistance of its independent compensation consultant, to determine whether it is still appropriate. It updates the compensation peer group for changes resulting from mergers, acquisitions, bankruptcies, going private transactions and other changes in strategic focus or circumstances, removing from the group any companies that no longer fit the relevant criteria and adding ones that do. When selecting companies for inclusion in our peer group, our Compensation Committee generally seeks to include U.S. headquartered, public software companies with revenue and market capitalization between about 0.5x and 2.0x our financial profile. In December 2021, the Compensation Committee reviewed our fiscal 2021 compensation peer group and determined to remove Paylocity Holding Corporation (PCTY) as a financial outlier.

2022 COMPENSATION PEER GROUP
8x8, Inc. (EGHT)
ACI Worldwide, Inc. (ACIW)
Aspen Technology, Inc. (AZPN)	Blackbaud, Inc. Vs. Peer Group
Bottomline Technologies, Inc. (EPAY)(1)	Revenue*
Box, Inc. (BOX)
Commvault Systems, Inc. (CVLT)
Envestnet, Inc. (ENV)	Blackbaud, Inc.
50th Percentile
Fair Isaac Corporation (FICO)
Mandiant, Inc. (MNDT)(1)	Market Capitalization**
Manhattan Associates, Inc. (MANH)
New Relic, Inc. (NEWR)
Progress Software Corporation (PRGS)	Blackbaud, Inc.
39th Percentile
SolarWinds Corporation (SWI)
Tyler Technologies, Inc. (TYL)	*Based upon the last four fiscal quarters of publicly available data as of September 2021
Verint Systems, Inc. (VRNT)
Ziff Davis, Inc. (ZD)	**Based upon a 30-day average as of 11/30/2021

(1)This company was subsequently removed from the peer group as it is no longer a publicly traded company.
In addition to the practices of the compensation peer group, the Compensation Committee reviews the executive pay practices of other similarly sized software or technology companies with which we compete for talent as reported in the Radford Global Technology Survey. This information is considered when making determinations for each component of compensation as well as target total direct compensation.

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Analysis of 2022 Executive Compensation
The charts below show the significant percentage of performance-based compensation reported for 2022 in the Summary Compensation Table for Mr. Gianoni, our CEO, and on average for our other NEOs as a group.
2022 Total Direct Compensation* Mix

CEO	Other NEOs
(50% Performance-based)	(48% Performance-based)

Fixed	Performance-based		Time-based

Base Salary	STI PRSU Grants	LTI PRSU Grants	LTI RSA or RSU Grants

Cash	Equity
*Base salary and the grant date fair value of all equity awards for 2022.

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Base Salary
Base salary is the principal fixed component in our executive compensation program. The Compensation Committee reviews the base salaries of our executive officers each year and makes adjustments as it deems necessary and appropriate based on its consideration of individual experience and contributions, historical compensation practices for our executive officers and its assessment of the competitive market.
In 2022, the Compensation Committee increased the base salary of Mr. Gianoni effective February 16, 2022 and the base salaries of our other NEOs, effective July 1, 2022. The Compensation Committee made these adjustments after taking into consideration the individual achievements of each NEO, in recognition of our success in delivering on our 2021 strategic priorities, the recommendations of our CEO (except with respect to his own base salary), and the factors described above.

Name	2022 Base Salary	2021 Base Salary	Salary Adjustment
			$ Change	% Change
Mr. Gianoni	$800,000	$766,765	$33,235	4.33%
Mr. Boor	518,578	493,884	24,694	5.00%
Mr. Benjamin(1)	381,112	—	—	—%
Mr. Gregoire	474,576	451,977	22,599	5.00%
Mr. McDearis	460,059	438,152	21,907	5.00%
(1)Mr. Benjamin became an executive officer effective July 11, 2022 and compensation information for 2021 has not been provided in accordance with SEC rules.
Short-term Incentive Compensation
Our STI compensation represents one of the principal variable pay components of our executive compensation program, and during 2022, we provided our executive officers with the opportunity to earn STI compensation based on one or more pre-established corporate performance objectives.
Target STI Opportunities
The following table sets forth each NEO's target STI opportunity for 2022, as set by the Compensation Committee. The Compensation Committee believes that our executive officers should be aligned in their efforts to achieve the Company's overall strategic goals and objectives. Accordingly, each NEO's 2022 STI opportunity was based entirely on corporate performance. With the exception of Mr. Gianoni, all of our NEOs' 2022 target STI opportunities were increased from 65% to 70% based on a review of the competitive market for similar roles.

Name	Target STI Opportunity as a Percentage of Base Salary
Mr. Gianoni	100%
Mr. Boor	70%
Mr. Benjamin	70%
Mr. Gregoire	70%
Mr. McDearis	70%
2022 STI PRSUs to NEOs
On February 24, 2022, the Compensation Committee granted PRSUs to our NEOs for their STI opportunities. Accordingly, for 2022, STI compensation is reported in the “Stock Awards” columns of the 2022 Summary Compensation Table and the 2022 NEO Compensation Summary on pages 54 and 9, respectively, of this Proxy Statement. The performance metrics, thresholds and targets for the 2022 STI plan (discussed below) were approved by the Compensation Committee at the time of grant during the first quarter of 2022 and were not subsequently changed. Shares of our common stock subject to the 2022 STI PRSUs may be earned and become eligible for vesting based on our achievement of equally weighted Non-GAAP Adjusted Recurring Revenue and Non-GAAP Adjusted Income from Operations goals (together, the “2022 STI PRSUs”).

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For purposes of determining 2022 STI PRSUs attainment:
•“Non-GAAP Adjusted Recurring Revenue” means our 2022 GAAP recurring revenue as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports), adjusted to exclude the impact during 2022 of acquisitions or dispositions.
•“Non-GAAP Adjusted Income from Operations” means our 2022 non-GAAP income from operations as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports), adjusted to exclude the impact during 2022 of acquisitions or dispositions, and add back any costs or operating expenses associated with acquired or disposed companies.
The Compensation Committee selected "Non-GAAP Adjusted Recurring Revenue" as a performance metric because it reflects our decision to intentionally shift our focus towards selling our solutions under a cloud subscription business model. Our recurring revenue contracts, including for our cloud solutions, are generally for a term of three years at contract inception with one to three-year renewals thereafter. This strategic shift to sell our customers cloud subscription solutions results in a decrease in one-time services contracts and revenue. The cloud subscription business model establishes a predictable income stream and increases overall customer lifetime value. As a result, the Committee believes recurring revenue growth is a stronger indicator of our long-term ability to increase profitability, cash flow and deliver stockholder value. During 2022, our recurring revenue grew to approximately 96% of total revenue.
The Compensation Committee selected "Non-GAAP Adjusted Income from Operations" as a performance metric because it focuses on results of operations, without considering the cost of financing those operations (interest on debt or gains and losses on debt extinguishment and termination of derivative instruments), our tax provision, and non-operating items like interest income and foreign exchange transaction gains and losses.
To the extent earned, the 2022 STI PRSUs will vest in February 2023. Achievement against the 2022 STI PRSUs performance metrics was to be calculated on a constant currency basis, eliminating both positive and negative effects of currency exchange rate fluctuations since the date of grant. The Compensation Committee weighted the 2022 STI PRSUs performance metrics equally. The threshold levels for either of the 2022 STI PRSUs performance metrics had to be achieved or exceeded for there to be a payout.
The Compensation Committee evaluated our performance against the 2022 STI PRSUs performance metrics as follows:

2022 Corporate Performance Metrics	Performance (dollars in millions)
	Below Threshold	Threshold	Target	Maximum
Non-GAAP Adjusted Recurring Revenue	< $921.6	$921.6	$1024.0	$1,126.4
Non-GAAP Adjusted Income from Operations	< $185.4	$185.4	$206.0	$247.2
	Payout (% of Target)
Number of shares as percentage of target	—%	50.0%	100.0%	200.0%
For each of our performance metrics, the Compensation Committee set the performance target at a level it believed would represent attractive financial performance and would require a high (but achievable) level of Company performance, while requiring what it believed would be outstanding performance to achieve the maximum payout level.
The Compensation Committee retains discretion to adjust the final performance thresholds and targets positively or negatively based on additional considerations such as unforeseen events at the Company, in the industry and/or exceptional operational complexity. The Compensation Committee did not adjust the 2022 STI PRSUs performance metrics, nor did it use discretion in determining 2022 STI PRSUs payouts for executive officers.
Our achievement against the 2022 STI PRSUs performance metrics was $1,023.7 million, or 99.97% of target, with respect to Non-GAAP Adjusted Recurring Revenue and $213.3 million, or 103.5% of target, with respect to Non-GAAP Adjusted Income from Operations, for performance factors of approximately 99.9% and 113.2%, respectively. As a result, the Compensation Committee determined that 106.6% of the shares of our common stock subject to the 2022 STI PRSUs as shown in the table below would vest on February 24, 2023 subject to each NEO's continued employment.

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	2022 STI PRSUs
Name	Number of PRSUs Granted	Number of PRSUs Earned(1)
Mr. Gianoni	11,661	12,431
Mr. Boor	5,039	5,372
Mr. Benjamin	4,153	4,428
Mr. Gregoire	4,612	4,917
Mr. McDearis	4,471	4,767
(1)The earned 2022 STI PRSUs vested on February 24, 2023.
Long-term Incentive Compensation
Our LTI plan is designed to align the interest of our executive officers with the interests of our stockholders and serve as an important means for executive retention. Based on feedback from our stockholders and our assessment of the competitive market, at least 50% of the equity awards granted to our NEOs are performance-based with the balance of their equity awards being time-based. In 2022, the Compensation Committee granted our executive officers their annual LTI awards in the first fiscal quarter.
The number of shares granted to each NEO as RSAs or RSUs and PRSUs in fiscal 2022 was determined based on a target grant value divided by the average closing price of our common stock on the Nasdaq Global Select Market for the 30 trading days ending four trading days prior to the actual grant date. As a result, the value of equity granted to our NEOs in fiscal 2022 and reported in this Proxy Statement, according to applicable SEC reporting requirements, may differ from the target values approved by the Compensation Committee, according to its methodology.
The following table sets forth the number of shares of our common stock subject to RSAs or RSUs and PRSUs granted to each NEO on February 24, 2022 for their LTI, which are reflected in the 2022 Summary Compensation Table below. The Compensation Committee determined LTI award levels for our NEOs after considering peer group equity award practices, individual performance, criticality of each NEO's role, expected future contributions of and the long-term retention objectives for each NEO and our performance compared to our compensation peer group.

	February 2022 LTI Grants
Name	Number of RSAs or RSUs (time-based)	Number of PRSUs (one-year performance)	Number of PRSUs (three-year performance)
Mr. Gianoni	58,301	29,151	29,151
Mr. Boor	21,863	10,932	10,932
Mr. Benjamin	16,033	8,017	8,017
Mr. Gregoire	16,033	8,017	8,017
Mr. McDearis	16,033	8,017	8,017

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In July 2022, Messrs. Gregoire and Benjamin were promoted to Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Commercial Officer, respectively. In connection with their promotions, in August 2022, Messrs. Gregoire and Benjamin were each granted August 2022 Promotion LTI awards under the 2022 annual plan with metrics consistent with the 2022 LTI PRSUs performance metrics as defined below.
The following table sets forth the number of shares of our common stock subject to RSAs or RSUs and PRSUs granted to each promoted NEO on August 5, 2022 for their Promotion LTI, which are reflected in the 2022 Summary Compensation Table below. The Compensation Committee determined Promotion LTI award levels for our promoted NEOs after considering the factors listed above and the increased responsibilities of each promoted NEO.

	August 2022 Promotion LTI Grants
Name	Number of RSAs or RSUs (time-based)	Number of PRSUs (one-year performance)	Number of PRSUs (three-year performance)
Mr. Benjamin	12,963	6,482	6,482
Mr. Gregoire	12,963	6,482	6,482
2022 LTI RSAs or RSUs to NEOs
The RSAs or RSUs granted to our NEOs during 2022 vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to the NEO's continued employment.
2022 LTI PRSUs to NEOs
The Compensation Committee granted PRSUs to our NEOs in February 2022 and additional PRSUs to our promoted NEOs (as discussed above) in August 2022. 50% of the shares of our common stock subject to the 2022 LTI PRSUs may be earned and become eligible for vesting based on our level of achievement of equally weighted Non-GAAP Adjusted Total Revenue and Gross Dollar Retention goals for fiscal 2022 (together, the “One-year PRSUs”).
The remaining 50% of the shares of our common stock subject to the 2022 LTI PRSUs may be earned and become eligible for vesting based on our level of achievement of Rule of 40 goals for fiscal 2022, fiscal 2023 and fiscal 2024 (the “Three-year PRSUs”).
For purposes of determining 2022 LTI PRSU attainment:
•“Non-GAAP Adjusted Total Revenue” means our 2022 total non-GAAP adjusted revenue as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports), adjusted to (i) measure performance on a constant currency basis eliminating both positive and negative effects of currency exchange rate fluctuations; (ii) exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iii) exclude the effects of "extraordinary events" as determined under generally accepted accounting principles as well as events of an “unusual nature” or of a type that indicates "infrequency of occurrence;"; and (iv) exclude the impacts of acquisitions or dispositions that occur during the performance period.
•“Gross Dollar Retention” means our 2022 contracted annual recurring revenue ("CARR") less churn and downgrades divided by beginning CARR with a measurement period of 12 months ended December 31, 2022.
•"Rule of 40" means our 2022 non-GAAP Organic Revenue Growth percent plus non-GAAP Adjusted EBITDA Margin percent as presented in our periodic reports filed with the SEC (within the section "Management's discussion and analysis of financial condition and results of operations" of those reports).
Based on feedback from our stockholders and to prevent duplicative payouts, our STI and LTI opportunities utilize different performance metrics. The Compensation Committee selected Non-GAAP Adjusted Total Revenue as a performance metric because it focuses management on our top-line growth. Gross Dollar Retention was chosen as it is aligned with our stated strategy of delighting our customers with innovative cloud solutions. Rule of 40 was chosen because it is aligned with our current long-term aspirational goals. The Compensation Committee believes all three of the 2022 LTI PRSUs performance metrics will promote our long-term ability to increase profitability, cash flow and deliver stockholder value.
To the extent earned, the 2022 LTI PRSUs are eligible for vesting in three equal annual installments beginning on the first anniversary of the date of grant. Achievement against the 2022 LTI PRSUs performance metrics was to be calculated to eliminate both positive and negative effects of currency exchange rate fluctuations since the date of grant.

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For each of our performance metrics, the Compensation Committee set the performance target at a level it believed would represent attractive financial performance, and would require a high (but achievable) level of Company performance, while requiring what it believed would be outstanding performance to achieve the maximum payout level. The Compensation Committee retains discretion to adjust the final performance thresholds and targets positively or negatively based on additional considerations such as unforeseen events at the Company, in the industry and/or exceptional operational complexity.
The Compensation Committee did not adjust the 2022 LTI PRSUs performance metrics, nor did it use discretion in determining 2022 LTI PRSUs payouts for executive officers.
2022 One-year PRSUs
The One-year PRSUs granted to our NEOs in 2022 are eligible to be earned based on our level of achievement of the following equally weighted performance metrics. The threshold levels for either of the 2022 One-year PRSUs performance metrics had to be achieved or exceeded for there to be a payout.

2022 One-year PRSUs Performance Metrics		Performance (dollars in millions)
	Performance Period	Below Threshold	Threshold	Target	Maximum
Non-GAAP Adjusted Total Revenue	2022	< $973.8	$973.8	$1,082.0	$1,190.2
Gross Dollar Retention	2022	< 87.5%	87.5%	89.5%	92.5%
		Payout (% of Target)
Number of shares as percentage of target		—%	50.0%	100.0%	200.0%
Our achievement against the One-year PRSUs performance metrics was $1,071.4 million, or 99.0% of target, with respect to Non-GAAP Adjusted Total Revenue and 90.5%, or 101.1% of target, with respect to Gross Dollar Retention, resulting in performance factors of approximately 97.1% and 116.7%, respectively. As a result, the Compensation Committee determined that 106.9% of the shares of our common stock subject to the One-year PRSUs will vest according to the time-based vesting schedule set forth above subject to each NEO's continued employment as of each vesting date.

	2022 One-year PRSUs
Name	Number of PRSUs Granted (one-year performance)		Number of PRSUs Earned (2022 performance)(1)
Mr. Gianoni	29,151		31,164
Mr. Boor	10,932		11,688
Mr. Benjamin	14,499	(2)	15,504	(3)
Mr. Gregoire	14,499	(2)	15,504	(3)
Mr. McDearis	8,017		8,572
(1)The earned 2022 One-year PRSUs will vest in three equal annual installments beginning on the first anniversary of the date of grant subject to each NEO's continued employment.
(2)Includes 8,017 and 6,482 shares granted on February 24, 2022 and August 5, 2022, respectively.
(3)Includes 8,572 and 6,932 shares earned from awards granted on February 24, 2022 and August 5, 2022, respectively.
2022 Three-year PRSUs
The Three-year PRSUs granted to our NEOs in 2022 are eligible to be earned based on our level of achievement of three equally weighted Rule of 40 goals for fiscal 2022, fiscal 2023 and fiscal 2024.

2022 Three-year PRSUs Performance Metrics		Performance
	Performance Period	Below Threshold	Threshold	Target	Maximum
Rule of 40	2022	< 25.0%	25.0%	29.0%	33.0%
Rule of 40	2023	< 29.0%	29.0%	33.0%	37.0%
Rule of 40	2024	< 32.0%	32.0%	36.0%	40.0%
		Payout (% of Target)
Number of shares as percentage of target		—%	50.0%	100.0%	200.0%

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During fiscal 2022, we achieved a Rule of 40 of 28.9%, or 99.7% of target, resulting in a payout equal to 99.6% of target.

	2022 Three-year PRSUs
Name	Number of PRSUs Granted (three-year performance)		Number of PRSUs Earned (2022 performance)(1)		Number of PRSUs Earned (2023 performance)	Number of PRSUs Earned (2024 performance)
Mr. Gianoni	29,151		9,679		TBD	TBD
Mr. Boor	10,932		3,630		TBD	TBD
Mr. Benjamin	14,499	(2)	4,816	(3)	TBD	TBD
Mr. Gregoire	14,499	(2)	4,816	(3)	TBD	TBD
Mr. McDearis	8,017		2,663		TBD	TBD
(1)As discussed above, 99.6% of the shares of our common stock subject to the 2022 Three-year PRSUs based on 2022 Rule of 40 performance were earned. Shares earned from awards granted on February 24, 2022 vested on February 24, 2023 and shares earned from awards granted on August 5, 2022 will vest on August 5, 2023.
(2)Includes 8,017 and 6,482 shares granted on February 24, 2022 and August 5, 2022, respectively.
(3)Includes 2,663 and 2,153 shares earned from awards granted on February 24, 2022 and August 5, 2022, respectively.

Prior Year Three-year PRSUs
Consistent with 2022, the Compensation Committee has previously granted Three-year PRSUs to our NEOs which may be earned and become eligible for vesting based on our level of achievement of Rule of 40 goals over three annual performance periods. To the extent earned, the previously granted Three-year PRSUs are eligible for vesting in three equal annual installments starting on the anniversary of the grant date. Achievement against the prior years' performance metrics will be calculated on a constant currency basis, eliminating both positive and negative effects of currency exchange rate fluctuations since the grant date.
Our NEOs were eligible to earn PRSUs that were granted in 2021 and tied to the achievement of Rule of 40 goals for 2022. As shown below, our actual achievement resulted in a 96.6% payout for PRSUs granted in 2021. This represented one-third of the target number of shares granted in 2021, with earned shares vesting on the second anniversary of the grant date.

Grant Year	Performance Period	Below Threshold	Threshold	Target	Maximum	Actual Achievement	% Earned	Payout %
2021	2022	< 25.0%	25.0%	29.0%	33.0%	28.1%	97.03%	96.6%
The following table provides information regarding the target number of PRSUs eligible to be earned and the number of PRSUs actually earned based on 2022 performance from Three-year PRSUs granted in prior years.

Name	Fiscal Year of Grant	Target Number of PRSUs Based on 2022 Performance	Number of PRSUs Earned Based on 2022 Performance(1)
Mr. Gianoni	2021	10,861	10,492
Mr. Boor	2021	4,073	3,935
Mr. Benjamin	2021	2,715	2,623
Mr. Gregoire	2021	2,987	2,886
Mr. McDearis	2021	2,715	2,623
(1)Shares vested on February 10, 2023.

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Post-Employment Compensation
Change In Control Payments and Benefits
We have entered into arrangements with our NEOs which provide for payments and benefits upon a termination of employment in connection with a change in control of the Company. These arrangements provide for a "double-trigger," that is, they generally only provide payments and benefits if a NEO's employment is terminated within 12 months following a change in control of the Company either by us without cause or by the NEO for good reason. Based on our assessment of the competitive market, we believe these arrangements are appropriate as they serve as a means for executive retention.
For a detailed discussion of these arrangements and an estimate of the payments and benefits that our NEOs would be eligible to receive in certain circumstances pursuant to their agreements, see “Potential Payments Upon Termination or Change in Control - Employment Arrangements” beginning on page 62 of this Proxy Statement.
Retirement Benefit
Our LTI plan includes a retirement benefit, which allows eligible employee retirees to receive a post-retirement benefit consisting of continued vesting of their qualified RSUs and qualified PRSUs. The Compensation Committee believes that the retirement benefit promotes the retention of our experienced employees and is a differentiating factor in our ability to attract new talent.
To be eligible, employees must meet the following requirements:
•At the time of grant, the employee's age plus years of continuous service with us must be at least 62;
•Complete a minimum of 5 years of continuous service with us at the time of grant regardless of age; and
•Provide six months' notice of their intention to retire from the industry, successfully complete a transition plan and sign a release which is approved by our Chief People & Culture Officer and CEO.
The retirement benefit allows the time-based stock grants to continue to vest for eligible retired employees. For performance-based grants, the stock continues to vest for those grants whose performance period is passed and the results have been certified by our Compensation Committee.
The provisions of the LTI plan allow us to cancel any unvested shares and recoup or "clawback" payments if a retiree subsequently accepts employment within our industry. In order to receive the LTI with retirement, the employee must sign a release with agreed upon terms and conditions.

Other Benefits
Health and Welfare Benefits
Generally, the Compensation Committee seeks to provide our executive officers with health and welfare benefits on the same basis as all of our full-time employees. These benefits include health, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We make matching contributions to each NEO's account under our Section 401(k) plan on the same terms and using the same formulas as other participating employees. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan.
For Plan year 2023, we partnered with a third party for each NEO to complete comprehensive, advanced screenings and diagnostic tests not typically covered by commercial insurance which is aligned with our well-being philosophy for the person and the Company.
Perquisites and Other Personal Benefits
Historically, we have not provided any material perquisites or other personal benefits to our executive officers. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, from time to time, the Compensation Committee may provide certain of the NEOs with perquisites or other personal benefits in amounts

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deemed to be reasonable where it believes that these benefits may be useful in attracting, motivating, and retaining the executive talent for which we compete, to assist our executive officers in performing their duties and to provide certain time efficiencies in appropriate circumstances.

Other Compensation Policies
Equity Grant Policy
We do not have an established formal policy with respect to the timing of equity awards in coordination with the release of material nonpublic information. As a matter of practice and informal policy, however, the Compensation Committee generally grants equity awards during periods considered to be our “open trading windows” (that is, the periods beginning two business days following our earnings release and ending one month prior to the end of the fiscal quarter). In addition, any options to purchase shares of our common stock are required to be granted with an exercise price at least equal to the fair market value of our common stock on the date of grant.
Compensation Recovery
Mr. Gianoni's employment agreement includes a compensation recovery, or clawback, provision requiring that he return to us all incentive-based compensation he receives from us to the extent required by any Company clawback or recoupment policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and/or Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the Company's 2016 Equity and Incentive Compensation Plan, as amended and restated (the "2016 Plan"), contains a provision that all awards under the 2016 Plan are subject to all applicable Company policies and laws regarding clawbacks, forfeitures, or recoupments.

Executive Officer Stock Ownership Guidelines
Under our Executive Officer Stock Ownership Guidelines, our CEO and the CEO’s officer-level direct reports are expected to own shares of our common stock, in the following amounts:
•For the CEO, the lesser of (i) equity in an amount equal to four times base salary or (ii) 70,000 shares; and
•For the CEO’s officer-level direct reports, the lesser of (i) equity in an amount equal to two times base salary, or (ii) 20,000 shares.
For purposes of these guidelines, vested, unexercised options and/or stock appreciation rights ("SARs") are also counted for purposes of the guidelines at 100% of their intrinsic value. We expect our CEO and the CEO’s officer-level direct reports to meet these guidelines within five years of receiving their first annual equity award after their hire date. Each of our NEOs has satisfied the Executive Officer Stock Ownership Guidelines.
The table set forth below shows the ownership levels of our NEOs as of December 31, 2022:

	Stock Ownership Guideline (Lesser of):
Name	Multiple of Base Salary (in shares)(1)	OR	Minimum Number of Shares	Number of Shares Owned	Multiple of Guideline Achieved
Mr. Gianoni	54,366		70,000	320,459	6x
Mr. Boor	17,621		20,000	139,430	8x
Mr. Benjamin	12,950		20,000	63,080	5x
Mr. Gregoire	16,126		20,000	97,358	6x
Mr. McDearis	15,632		20,000	80,108	5x
(1)Number of shares required under the guideline for multiple of base salary calculated using $58.86 per share which was the closing price of our common stock on the Nasdaq Global Select Market on December 30, 2022.

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Other Considerations
Tax Deductibility of Executive Compensation
The Compensation Committee considers the potential effect of Section 162(m) of the Code, along with other factors, in designing and administering our executive compensation program. Section 162(m) of the Code generally imposes a limitation on the deductibility of annual individual compensation in excess of $1.0 million paid to certain covered employees (generally, the CEO, the CFO, certain other executive officers and certain former officers).
While tax deductibility may be a consideration for the Company's executive compensation program, the Compensation Committee also intends to continue to approach and manage our executive compensation program in a manner that it believes will attract, motivate and retain key personnel and to evaluate performance and compensate the NEOs as the Compensation Committee deems appropriate in its judgment, even if it may result in compensation that will not be deductible under Section 162(m) of the Code. The Compensation Committee believes that the discretion and flexibility to award such compensation, even if it is not deductible because of the limitations of Section 162(m) of the Code, serves the best interests of the Company and our stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant and in furtherance of its compensation philosophy and objectives.
Accounting for Stock-based Compensation
We account for stock-based compensation awards in accordance with the requirements of FASB ASC Topic 718. Under FASB ASC Topic 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. The assumptions used to determine the fair value of the awards granted in 2022 are included in Note 13 of the financial statements included in our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023.
We recognize the effect of awards for which the requisite service period is not rendered when the award is forfeited (that is, we recognize the effect of forfeitures in compensation cost when they occur). Previously recognized compensation cost for an award is reversed in the period that the award is forfeited. Income tax benefits resulting from the vesting and exercise of stock-based compensation awards are recognized in the period the unit or award is vested or option or right is exercised.
Risk Assessment of Compensation
The Compensation Committee has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types and amounts of compensation, together with our internal controls and oversight of our Board of Directors, mitigates potential compensation-related risks.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A with our Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
Sarah E. Nash, Chair
Yogesh K. Gupta
Andrew M. Leitch
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Board of Directors who served on the Compensation Committee in 2022 were Chair Sarah E. Nash and Andrew M. Leitch. Joyce M. Nelson served on the Compensation Committee until her retirement from the Board of Directors effective December 8, 2022 pursuant to the Company's Corporate Governance Guidelines. Mr. Gupta joined the Compensation Committee effective January 1, 2023. None of the members of the Compensation Committee serves or in the past has served as one of our executive officers or has been employed by us and none of our executive officers have served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board. Mr. Gianoni participated in discussions regarding base salary, STI and LTI compensation for our executive officers, except for discussions regarding his own base salary, STI and LTI compensation.

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COMPENSATION TABLES

2022 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation paid to and earned by our NEOs for services rendered to us in all capacities in 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation(2) ($)	Total ($)
Michael P. Gianoni(3) President and CEO	2022	$795,876	$8,010,087	$—	$13,188	$8,819,151
	2021	754,727	11,043,175	—	12,598	11,810,500
	2020	613,258	8,805,434	—	29,187	9,447,879
Anthony W. Boor Executive Vice President and CFO	2022	506,251	3,045,437	—	11,201	3,562,888
	2021	486,130	4,177,588	—	10,865	4,674,583
	2020	493,222	3,335,618	—	19,344	3,848,184
David J. Benjamin(4) Executive Vice President and CCO	2022	372,038	3,714,629	—	6,341	4,093,008
Kevin P. Gregoire Executive Vice President and COO	2022	463,294	3,743,293	—	9,542	4,216,130
	2021	444,881	3,127,068	—	9,540	3,581,489
	2020	451,407	2,303,630	—	14,720	2,769,756
Kevin R. McDearis(5) Executive Vice President and CTO	2022	449,123	2,281,798	—	13,460	2,744,381
	2021	431,273	2,861,908	—	12,869	3,306,049
(1)The reported amounts represent the aggregate grant date fair value of awards of RSAs or RSUs and PRSUs, computed in accordance with FASB ASC Topic 718, and, for PRSUs, assume performance at the target level for each such award. The grant date fair values for the 2022 STI and LTI PRSUs, based upon the probable outcome of the performance conditions at the grant date for the awards and the maximum values of the 2022 STI and LTI PRSUs, assuming that the highest level of performance conditions is achieved, are as follows:

	2022 STI PRSUs		2022 LTI PRSUs (one-year performance)		2022 LTI PRSUs (three-year performance)
Name	Target	Maximum	Target	Maximum	Target	Maximum
Mr. Gianoni	$728,229	$1,456,458	$1,820,480	$3,640,960	$1,820,480	$3,640,960
Mr. Boor	314,686	629,372	682,703	1,365,406	682,703	1,365,406
Mr. Benjamin(A)	259,355	518,710	863,848	1,727,696	863,848	1,727,696
Mr. Gregoire(A)	288,019	576,038	863,848	1,727,696	863,848	1,727,696
Mr. McDearis	279,214	558,428	500,662	1,001,324	500,662	1,001,324
(A)Messrs. Benjamin's and Gregoire's 2022 LTI PRSUs include shares granted on February 24, 2022 and August 5, 2022.
(2)Includes the following for each NEO:

Name	Year	401(k) Company Match	Dividends and Dividend Equivalents Paid on RSAs and RSUs(A)	Life and Disability Insurance Premiums	Other	Total
Mr. Gianoni	2022	$7,876	$—	$5,313	$—	$13,188
	2021	7,427	—	5,171	—	12,598
	2020	8,550	15,166	5,171	300	29,187
Mr. Boor	2022	6,174	—	5,027	—	11,201
	2021	5,980	—	4,886	—	10,865
	2020	8,216	5,942	4,886	300	19,344
Mr. Benjamin	2022	—	—	5,205	1,136	6,341
Mr. Gregoire	2022	8,561	—	981	—	9,542
	2021	8,700	—	840	—	9,540
	2020	8,550	5,030	840	300	14,720
Mr. McDearis	2022	9,150	—	4,310	—	13,460
	2021	8,700	—	4,169	—	12,869
(A)As previously disclosed, our Board rescinded its previously announced policy to pay an annual dividend at a rate of $0.48 per share of common stock and discontinued the declaration and payment of all cash dividends beginning with the second quarter of 2020.
(3)In 2020, Mr. Gianoni elected to forego receipt of all but that portion of his base salary necessary to fund, on a pre-tax basis, his contributions to continue to participate in our health benefits plan, between April 1, 2020 and June 16, 2020.

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(4)Mr. Benjamin became an executive officer effective July 11, 2022 and compensation information for 2020 and 2021 has not been provided in accordance with SEC rules.
(5)Mr. McDearis was designated as an executive officer effective January 1, 2021 and compensation information for 2020 has not been provided in accordance with SEC rules.

2022 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2022. There were no payouts under non-equity incentive plans and the Company does not grant option awards.

		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards; Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(1) ($)

Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Michael P. Gianoni	2/24/2022					58,301	(2)	$3,640,897
	2/24/2022	14,576	29,151	58,302	(3)			1,820,480
	2/24/2022	14,576	29,151	58,302	(4)			1,820,480
	2/24/2022	5,831	11,661	23,322	(5)			728,229
Anthony W. Boor	2/24/2022					21,863	(2)	1,365,344
	2/24/2022	5,466	10,932	21,864	(3)			682,703
	2/24/2022	5,466	10,932	21,864	(4)			682,703
	2/24/2022	2,520	5,039	10,078	(5)			314,686
David J. Benjamin	2/24/2022					16,033	(2)	1,001,261
	2/24/2022	4,009	8,017	16,034	(3)			500,662
	2/24/2022	4,009	8,017	16,034	(4)			500,662
	2/24/2022	2,077	4,153	8,306	(5)			259,355
	8/5/2022					12,963	(6)	726,317
	8/5/2022	3,241	6,482	12,964	(7)			363,186
	8/5/2022	3,241	6,482	12,964	(8)			363,186
Kevin P. Gregoire	2/24/2022					16,033	(2)	1,001,261
	2/24/2022	4,009	8,017	16,034	(3)			500,662
	2/24/2022	4,009	8,017	16,034	(4)			500,662
	2/24/2022	2,306	4,612	9,224	(5)			288,019
	8/5/2022					12,963	(6)	726,317
	8/5/2022	3,241	6,482	12,964	(7)			363,186
	8/5/2022	3,241	6,482	12,964	(8)			363,186
Kevin R. McDearis	2/24/2022					16,033	(2)	1,001,261
	2/24/2022	4,009	8,017	16,034	(3)			500,662
	2/24/2022	4,009	8,017	16,034	(4)			500,662
	2/24/2022	2,236	4,471	8,942	(5)			279,214
(1)The grant date fair value of the equity awards is calculated in accordance with FASB ASC Topic 718. See Note 13 of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023.
(2)On February 24, 2022, each of our NEOs was granted the number of RSAs or RSUs set forth next to their names in the table. These RSAs or RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to the NEO's continued employment.
(3)50% of the 2022 LTI PRSUs were granted to our NEOs on February 24, 2022 and, subject to the achievement of pre-established, one-year performance metrics, vest as to any earned shares in three annual installments starting in February 2023, subject to the NEO's continued employment, as described on page 46 of this Proxy Statement.
(4)50% of the 2022 LTI PRSUs were granted to our NEOs on February 24, 2022 and, subject to the achievement of pre-established, three-year performance metrics, vest as to any earned shares in three annual installments starting in February 2023, subject to the NEO's continued employment, as described on page 46 of this Proxy Statement.
(5)On February 24, 2022, the Company granted the 2022 STI PRSUs, as discussed above. Mr. Gianoni’s target STI opportunity was equal to 100% of his base salary on February 16, 2022, pursuant to his employment agreement. The target STI opportunities for Messrs. Boor, Benjamin, Gregoire and McDearis were equal to 70% of the base salary of each individual on February 16, 2022. The maximum award for 2022 for each NEO was equal to twice his target.
(6)On August 5, 2022, Messrs. Benjamin and Gregoire were each granted the number of RSAs or RSUs set forth next to their names in the table. These RSAs or RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to their continued employment.

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(7)50% of the August 2022 Promotion LTI PRSUs were granted to Messrs. Benjamin and Gregoire on August 5, 2022 and, subject to the achievement of pre-established, one-year performance metrics, vest as to any earned shares in three annual installments starting in August 2023, subject to the NEO's continued employment, as described on page 46 of this Proxy Statement.
(8)50% of the August 2022 Promotion LTI PRSUs were granted to Messrs. Benjamin and Gregoire on August 5, 2022 and, subject to the achievement of pre-established, three-year performance metrics, vest as to any earned shares in three annual installments starting in August 2023, subject to the NEO's continued employment, as described on page 46 of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END TABLE
The following table sets forth information with respect to unvested RSAs, RSUs and PRSUs held by our NEOs as of December 31, 2022. The Company does not grant option awards.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Michael P. Gianoni	2/24/2022	12,431	(2)	731,689	—		—
	2/24/2022	58,301	(3)	3,431,597	—		—
	2/24/2022	31,164	(4)	1,834,313	—		—
	2/24/2022	9,679	(5)	569,706	19,434	(6)(7)	1,143,885
	2/10/2021	43,445	(3)	2,557,173	—		—
	2/10/2021	25,176	(4)	1,481,859	—		—
	2/10/2021	10,492	(5)	617,559	10,861	(6)(8)	639,278
	2/12/2020	25,060	(9)	1,475,032	—		—
	2/12/2020	19,832	(4)	1,167,312	—		—
	2/12/2019	15,235	(9)	896,732	—		—
Anthony W. Boor	2/24/2022	5,372	(2)	316,196	—		—
	2/24/2022	21,863	(3)	1,286,856	—		—
	2/24/2022	11,688	(4)	687,956	—		—
	2/24/2022	3,630	(5)	213,662	7,288	(6)(7)	428,972
	2/10/2021	16,292	(3)	958,947	—		—
	2/10/2021	9,442	(4)	555,756	—		—
	2/10/2021	3,935	(5)	231,614	4,073	(6)(8)	239,737
	2/12/2020	9,398	(9)	553,166	—		—
	2/12/2020	7,437	(4)	437,742	—		—
	2/12/2019	5,713	(9)	336,267	—		—
David J. Benjamin	8/5/2022	12,963	(3)	763,002	—		—
	8/5/2022	6,932	(4)	408,018	—		—
	8/5/2022	2,153	(5)	126,726	4,321	(6)(7)	254,334
	2/24/2022	4,428	(2)	260,632	—		—
	2/24/2022	16,033	(3)	943,702	—		—
	2/24/2022	8,572	(4)	504,548	—		—
	2/24/2022	2,663	(5)	156,744	5,344	(6)(7)	314,548
	2/10/2021	10,861	(3)	639,278	—		—
	2/10/2021	6,294	(4)	370,465	—		—
	2/10/2021	2,623	(5)	154,390	2,715	(6)(8)	159,805
	2/12/2020	6,265	(9)	368,758	—		—
	2/12/2020	4,959	(4)	291,887	—		—
	2/12/2019	3,809	(9)	224,198	—		—

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		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kevin P. Gregoire	8/5/2022	12,963	(3)	763,002	—		—
	8/5/2022	6,932	(4)	408,018	—		—
	8/5/2022	2,153	(5)	126,726	4,321	(6)(7)	254,334
	2/24/2022	4,917	(2)	289,415	—		—
	2/24/2022	16,033	(3)	943,702	—		—
	2/24/2022	8,572	(4)	504,548	—		—
	2/24/2022	2,663	(5)	156,744	5,344	(6)(7)	314,548
	2/10/2021	11,948	(3)	703,259	—		—
	2/10/2021	6,924	(4)	407,547	—		—
	2/10/2021	2,886	(5)	169,870	2,987	(6)(8)	175,815
	2/12/2020	6,265	(9)	368,758	—		—
	2/12/2020	4,959	(4)	291,887	—		—
	2/12/2019	3,809	(9)	224,198	—		—
Kevin R. McDearis	2/24/2022	4,767	(2)	280,586	—		—
	2/24/2022	16,033	(3)	943,702	—		—
	2/24/2022	8,572	(4)	504,548	—		—
	2/24/2022	2,663	(5)	156,744	5,344	(6)(7)	314,548
	2/10/2021	10,861	(3)	639,278	—		—
	2/10/2021	6,294	(4)	370,465	—		—
	2/10/2021	2,623	(5)	154,390	2,715	(6)(8)	159,805
	2/12/2020	6,265	(9)	368,758	—		—
	2/12/2020	4,959	(4)	291,887	—		—
	2/12/2019	3,809	(9)	224,198	—		—
(1)Based on $58.86 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 30, 2022, the last trading day of that fiscal year.
(2)These earned PRSUs vest in full on the one year anniversary of the grant date.
(3)These time-based RSAs or RSUs vest in three annual installments beginning on the first anniversary of the grant date.
(4)These earned LTI One-year PRSUs were earned over a one-year performance period and will vest in three annual installments beginning on the first anniversary of the grant date.
(5)These earned LTI Three-year PRSUs were earned by the Company’s 2022 Rule of 40 performance and vest on the anniversary of the grant date in 2023.
(6)These LTI Three-year PRSUs may be earned upon achievement of performance period metrics related to the Company's Rule of 40 and become eligible to vest on the anniversary of the grant date following the achievement of metrics for the applicable performance period.
(7)As mandated by applicable SEC rules, the amounts reported represent the target number of PRSUs that are eligible to earn and vest for the fiscal year 2023 and 2024 measurement periods, as the 2022 PRSU Performance Metric was below target level.
(8)As mandated by applicable SEC rules, the amounts reported represent the maximum number of PRSUs that are eligible to earn and vest for the fiscal year 2023 measurement period, as the 2021 PRSU Performance Metric exceeded target level.
(9)These time-based RSAs or RSUs vest in four annual installments beginning on the first anniversary of the grant date.

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OPTION EXERCISES AND STOCK VESTED IN 2022 TABLE
The following table sets forth information concerning the vesting of RSAs, RSUs and PRSUs for each NEO during 2022. The Company does not grant option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael P. Gianoni	143,503	$9,284,522
Anthony W. Boor	54,520	3,525,508
David J. Benjamin	38,113	2,429,405
Kevin P. Gregoire	42,550	2,692,813
Kevin R. McDearis	37,838	2,442,828
(1)The amounts reported represent the market value of the shares of our common stock on the date of vesting multiplied by the number of shares acquired on vesting.

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PAY VERSUS PERFORMANCE

2022 PAY VERSUS PERFORMANCE TABLE
The following table sets forth information related to "compensation actually paid" (as defined by SEC rules) to our principal executive officer ("PEO") and our other NEOs as a group and information regarding Company and peer group performance during 2022, 2021 and 2020. Note that compensation actually paid differs from the Summary Compensation Table totals as indicated in the table below.

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(2)	Average summary compensation table total for non-PEO named executive officers(3)	Average compensation actually paid to non-PEO named executive officers(3)(4)	Value of initial fixed $100 investment based on:		Net (loss) income ($M)(7)	Rule of 40(8)
					Total shareholder return(5)	Peer group total shareholder return(5)(6)
2022	$8,819,151	$3,450,876	$3,654,102	$2,110,183	$74.07	$120.32	$(45.4)	27.5%
2021	11,810,500	18,011,733	3,734,533	5,582,811	99.39	145.22	5.7	28.1%
2020	9,447,879	5,172,031	2,805,816	1,654,935	72.44	131.74	7.7	27.7%
(1)During all years presented, Mr. Gianoni was our President and CEO.
(2)The dollar amounts shown represent compensation actually paid to Mr. Gianoni, as determined in accordance with SEC rules. The dollar amounts do not necessarily reflect the actual amount of compensation earned or realized by him for the applicable year. The following table sets forth the adjustments included in the actually paid calculation, per SEC rules, for Mr. Gianoni:

CEO	2022	2021	2020
Summary Compensation Table Total	$8,819,151	$11,810,500	$9,447,879
Adjustments
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(8,010,087)	(11,043,175)	(8,828,504)	(A)
Increase based on ASC 718 fair value of awards granted during fiscal year that remain unvested as of fiscal year end, determined as of fiscal year end	7,711,190	12,124,773	7,319,502
Increase based on ASC 718 fair value of awards granted during fiscal year that vested during fiscal year, determined as of vesting date	—	—	—
(Deduction) increase for awards granted prior to fiscal year that were outstanding and unvested as of fiscal year end, determined based on change in ASC 718 fair value from prior fiscal year end to fiscal year end	(3,020,032)	3,008,568	(2,854,841)
(Deduction) increase for awards granted prior to fiscal year that vested during fiscal year, determined based on change in ASC 718 fair value from prior fiscal year end to vesting date	(2,049,345)	2,111,068	87,996
Deduction of ASC 718 fair value of awards granted prior to fiscal year that were forfeited during fiscal year, determined as of prior fiscal year end	—	—	—
Compensation Actually Paid	$3,450,876	$18,011,733	$5,172,031
(A)Amount reported includes $23,070 for Mr. Gianoni which represents the grant date fair value of RSUs granted in lieu of approved base salary merit increases due to COVID-19 during 2020.

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(3)During 2022, our non-PEO NEOs were: Messrs. Boor, Benjamin, Gregoire and McDearis. During 2021, our non-PEO NEOs were: Messrs. Boor, Gregoire, McDearis and Kevin M. Mooney. During 2020, our non-PEO NEOs were: Messrs. Boor, Gregoire, Mooney and Jon W. Olson.
(4)The dollar amounts shown represent average compensation actually paid to our non-PEO NEOs, as determined in accordance with SEC rules. The dollar amounts do not necessarily reflect the actual average amount of compensation earned or realized by them for the applicable year. The following table sets forth the adjustments included in the actually paid calculation, per SEC rules, for our non-PEO NEOs:

Other NEOs	2022	2021	2020
Summary Compensation Table Total	$3,654,102	$3,734,533	$2,805,816
Adjustments
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(3,196,289)	(3,264,293)	(2,361,402)	(A)
Increase based on ASC 718 fair value of awards granted during fiscal year that remain unvested as of fiscal year end, determined as of fiscal year end	3,156,765	3,622,951	1,995,015
Increase based on ASC 718 fair value of awards granted during fiscal year that vested during fiscal year, determined as of vesting date	—	—	—
(Deduction) increase for awards granted prior to fiscal year that were outstanding and unvested as of fiscal year end, determined based on change in ASC 718 fair value from prior fiscal year end to fiscal year end	(860,734)	864,126	(769,472)
(Deduction) increase for awards granted prior to fiscal year that vested during fiscal year, determined based on change in ASC 718 fair value from prior fiscal year end to vesting date	(643,661)	625,493	(15,022)
Deduction of ASC 718 fair value of awards granted prior to fiscal year that were forfeited during fiscal year, determined as of prior fiscal year end	—	—	—
Compensation Actually Paid	$2,110,183	$5,582,811	$1,654,935
(A)Amount reported includes an average of $13,373 for the non-PEO NEOs which represents the grant date fair value of RSUs granted in lieu of approved base salary merit increases due to COVID-19 during 2020.
(5)The following graph describes the relationship between compensation actually paid versus cumulative total shareholder return ("TSR"):
(6)The peer group total shareholder returns presented include the following compensation peer groups used in evaluating our executive compensation (as discussed beginning on page 40):
a.2022 — 8x8, Inc., ACI Worldwide, Inc., Aspen Technology, Inc., Bottomline Technologies, Inc., Box, Inc., Commvault Systems, Inc., Envestnet, Inc., Fair Isaac Corporation, Mandiant, Inc., Manhattan Associates, Inc., New Relic, Inc., Progress Software Corporation, SolarWinds Corporation, Tyler Technologies, Inc., Verint Systems, Inc. and Ziff Davis, Inc. For more information, including an explanation of the changes, not due to acquisition, made to our prior year compensation peer group, see page 42. We cannot provide a comparable cumulative TSR versus our 2021 peer group as four companies were removed due to acquisitions and were not public during all of 2022. These companies were: Cloudera, Inc., Cornerstone OnDemand, Inc., Proofpoint, Inc. and RealPage, Inc.
b.2021 — 8x8, Inc., ACI Worldwide, Inc., Aspen Technology, Inc., Cloudera, Inc., Commvault Systems, Inc., Cornerstone OnDemand, Inc., Envestnet, Inc., Fair Isaac Corporation, Mandiant, Inc., Ziff Davis, Inc., Manhattan Associates, Inc., New Relic, Inc., Paylocity Holding Corporation, Proofpoint, Inc., RealPage, Inc., Tyler Technologies, Inc. and Verint Systems, Inc. For an explanation of the changes, not due to acquisition, made to our prior year compensation peer group, please refer to Blackbaud’s Proxy Statement for the 2022 Annual Meeting of Stockholders filed on April 19, 2022. We cannot provide a comparable cumulative TSR versus our 2020 peer group as one company, LogMeIn, Inc., was removed due to acquisition and was not public during all of 2021.
c.2020 — ACI Worldwide, Inc., Aspen Technology, Inc., Commvault Systems, Inc., Cornerstone OnDemand, Inc., Envestnet, Inc., Fair Isaac Corporation, Guidewire Software, Inc., LogMeIn, Inc., Manhattan Associates, Inc., New Relic, Inc., Paylocity Holding Corporation, Pegasystems, Inc., Proofpoint, Inc., PTC Inc., RealPage, Inc., Tyler Technologies, Inc. and Verint Systems, Inc.

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(7)The following graph describes the relationship between compensation actually paid versus net income:
(8)Represents Rule of 40 as reported and not adjusted for year over year foreign currency fluctuations as used in determining results for LTI Three-year PRSUs as described beginning on page 46 of this Proxy Statement. The Company also measures and uses Rule of 40 on a constant currency basis. See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.
(9)The following graph describes the relationship between compensation actually paid versus Rule of 40:
The following table sets forth the Company's most important financial performance measures used to link NEO compensation actually paid during 2022 to Company performance.

Company Performance Measures(1)(2)
Non-GAAP Adjusted Recurring Revenue
Non-GAAP Adjusted Income from Operations
Non-GAAP Adjusted Total Revenue
Gross Dollar Retention
Rule of 40
(1)This list is unranked.
(2)For discussion on each performance measure and why it was chosen, see "Short-term Incentive Compensation" (beginning on page 44) and "Long-term Incentive Compensation" (beginning on page 46).
NONQUALIFIED DEFERRED COMPENSATION AND RETIREMENT PLANS
We do not maintain deferred compensation or defined benefit pension or supplemental retirement plans for our executive officers.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Arrangements
Set forth below are descriptions of the principal terms of the employment agreements and retention agreements currently in effect with our NEOs and, where applicable, the estimated potential payments and benefits that these individuals may receive upon a termination of employment, including a termination of employment in connection with a change in control of our Company.
Mr. Gianoni
On September 20, 2022, we entered into an amended and restated employment and noncompetition agreement (the "Amended Agreement") with Mr. Gianoni. The Amended Agreement is for an initial term of three years, which initial term began on January 1, 2023 and expires on December 31, 2025, and is renewable thereafter by mutual agreement of Mr. Gianoni and the Company.
The Amended Agreement includes restrictive covenants, including provisions that prohibit Mr. Gianoni from participating in any business that directly competes with us or soliciting any employee of ours to leave us for 12 months after termination of his employment.
If Mr. Gianoni's employment is terminated by us for cause, as defined in the Amended Agreement, we will be obligated to pay him his accrued but unpaid base salary through the termination date, any unreimbursed expenses through the termination date in accordance with the Company's policies and payment of other amounts and benefits, if any, to which he is entitled under applicable benefit plans or applicable law (collectively, the "Accrued Compensation"). All of Mr. Gianoni's unexercised stock options and SARs, whether vested or unvested, will immediately terminate and all unvested RSAs and RSUs held by him will be forfeited immediately.
If Mr. Gianoni's employment is terminated by us without cause, including due to the Company's non-renewal of the Amended Agreement, or he resigns for good reason, as defined in the Amended Agreement, which termination in any such case is not in connection with a change in control as discussed below, we will be obligated to:
•Pay him his Accrued Compensation;
•Pay him any awarded but unpaid bonus compensation for prior calendar years;
•Continue to pay his base salary for a period of 24 months;
•Pay him a lump sum payment based on the average cash bonus he received for the two calendar years prior to the calendar year in which termination occurs, pro-rated based on his actual period of employment during the year of termination;
•Accelerate vesting of all of his then-unvested time-based equity awards by 12 months; and
•Accelerate vesting of any then-unvested performance-based equity awards to the extent that such awards would have vested if he had continued employment with us through the end of the applicable performance period, but only if the performance period for such equity awards ends within 12 months of his termination date.
Notwithstanding the foregoing, if Mr. Gianoni remains a member of the Board after termination of his employment under these circumstances, he will not receive the foregoing severance payments and benefits, but such continued service as a member of the Board will constitute continuous service for purposes of vesting of any of Mr. Gianoni’s then-unvested equity grants at the time of his termination of employment.
If Mr. Gianoni resigns without good reason or fails to renew the Amended Agreement, we will be obligated to pay him his Accrued Compensation and any awarded but unpaid bonus for prior calendar years and Mr. Gianoni will have the opportunity to exercise any vested options and SARs in accordance with the terms of the applicable equity award agreements.
If, within 12 months after a change in control, as defined in the Amended Agreement, of the Company, Mr. Gianoni's employment is terminated by us without cause or he resigns with good reason, we will be obligated to pay him the same amounts as if he were terminated without cause (as described above), and, in addition, accelerated vesting of all of his then-unvested time-based equity awards and accelerated vesting of performance-based equity awards based on the level of achievement of the applicable performance goals as of the termination date (or if calculation of the level of achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at the target performance level). If the Company fails to renew the Amended Agreement either during discussions that ultimately lead to a

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change in control of the Company or within 12 months after a change in control of the Company and Mr. Gianoni’s employment accordingly is terminated by us without cause, the Company has these same payment obligations.
If Mr. Gianoni's employment is terminated due to death or disability, as defined in the Amended Agreement, we will be obligated to pay him his Accrued Compensation, any awarded but unpaid bonus compensation for prior calendar years, and the same lump sum bonus payment as if his employment were terminated without cause. Any then-unvested equity awards will be forfeited or terminate immediately, as applicable. Mr. Gianoni's estate will have such period as provided in the applicable equity award agreements to exercise any vested options and SARs, after which time they will terminate.
Finally, the Amended Agreement provides that, if any payments made to Mr. Gianoni are deemed to be “parachute payments” under Section 280G(b)(2) of the Code, we will reduce the payments to the minimum extent necessary to avoid imposition of any excise tax under Section 4999 of the Code or the disallowance of a deduction under Section 280G(b)(2) of the Code, unless the reduction would result in an after-tax amount that is less than if the reduction had not been made.
The Amended Agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 21, 2022.
Messrs. Boor, Benjamin, Gregoire and McDearis
Employee Agreements
We have entered into "at-will" employment agreements with Messrs. Boor, Benjamin, Gregoire and McDearis. Each agreement prohibits the executive officer from performing services for or entering into employment with any direct competitor or soliciting, hiring or otherwise engaging any employee of ours for one year after termination of the agreement. In addition, each agreement prohibits the solicitation of our current and prospective customers for one year after termination of the agreement. These agreements do not provide for any severance payments or benefits and have no fixed term. Each of these agreements includes an assignment of intellectual property clause.
Retention Agreements
Each of Messrs. Boor, Benjamin, Gregoire and McDearis are also party to retention agreements with us. These retention agreements provide for “double-trigger” severance payments and benefits under certain specified circumstances, as described below. We are not obligated to make any tax "gross-up" or other payments to Messrs. Boor, Benjamin, Gregoire or McDearis if, in connection with any payments received following a termination of employment, the payments are subject to taxation under Section 409A of the Code.
If Messrs. Boor's, Benjamin's, Gregoire's or McDearis' employment is terminated within 12 months following a change in control of our Company, as defined in the retention agreements, either by us without cause, or by the executive officer for good reason, we will be obligated to:
•Pay him 1.5 times his base salary;
•Accelerate and fully vest any then-unvested stock options and other equity awards (performance-based equity awards where the performance period has not been completed will be paid out at 100% of target performance); and
•Reimburse COBRA premiums for him for the lesser of 12 months following the termination date or until he becomes eligible for insurance benefits from another employer.
The retention agreements define the term “cause” generally as:
•Conviction or plea of no contest to any felony;
•Any act of theft, fraud or embezzlement, or any other willful misconduct or willfully dishonest behavior by the officer; Willful and repeated failure or refusal to perform his or her reasonably assigned duties, provided that such failure or refusal is not corrected within 30 calendar days of notice;
•Willful violation of his or her employment agreement;
•Personal conduct which discredits or damages the Company; and/or
•Illegal use of controlled substances.
The retention agreements define the term “good reason” generally as:
•Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities that is not corrected within 30 days of notice;

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•A material reduction in the officer's total annual compensation (which includes base salary, STI equity awards and LTI equity awards);
•Failure by us to obtain the assumption in writing of our obligation to honor the officer's agreements by any purchaser of all or substantially all of our assets within 30 calendar days after a sale or transfer of such assets; and/or
•A relocation of his office to a location more than 40 miles from his or her existing office location (or more than 40 miles from their home location, in the case of officers who are not designated to an office location), without the officer's consent, or a material adverse change in the business travel requirements of the officer's position.
The retention agreements define the term “change in control” generally as:
•The consummation of a merger or consolidation in which our stockholders immediately prior to such event own less than 50% of the combined entity immediately following the merger or consolidation;
•A sale of all or substantially all of our assets;
•Acquisition of beneficial ownership where acquirer owns more than 50% of (a) then-outstanding stock or (b) combined voting power of then-outstanding securities entitled to vote; and/or
•Our liquidation or dissolution.
The Form of Retention Agreement signed by Messrs. Boor, Benjamin, Gregoire and McDearis will be included as Exhibit 10.1 to our Quarterly Report on Form 10-Q to be filed with the SEC for the quarter ended March 31, 2023.
Equity Awards
Our equity incentive plans govern the treatment of each of our NEOs' equity awards, except for their RSAs and PRSUs, which are governed by grant agreements, upon a termination of employment for cause or without cause by us, without good reason by the executive officers, or due to death or disability. In these circumstances, unvested RSAs will be immediately forfeited or terminated.
If Messrs. Boor's, Benjamin's, Gregoire's or McDearis' employment is terminated for cause by us or without good reason by the executive officer, their unvested PRSUs will be forfeited. Upon death or disability, Messrs. Boor's, Benjamin's, Gregoire's and McDearis' PRSUs will vest, on a grant-by-grant basis, in an amount equal to the proportion of days in a performance period they worked prior to their death or disability, multiplied by the number of respective PRSUs that would have vested at the end of that performance period had their employment not terminated by death or disability and they had met 100% of their target performance levels.

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Quantification of Potential Payments Upon Termination or Change in Control
The following table sets forth the estimated payments and benefits that would be received by our NEOs in the event of a termination of employment, including a termination of employment in connection with a change in control of our Company. These payments and benefits have been quantified assuming that the termination of employment, or the termination in connection with a change in control occurred on the last trading day of our most recently completed fiscal year (December 30, 2022) and that the price per share of our common stock was the closing market price on December 30, 2022 ($58.86 per share).

	Mr. Gianoni	Mr. Boor	Mr. Benjamin	Mr. Gregoire	Mr. McDearis
Termination Without Cause or Resignation for Good Reason
Base salary	$1,600,000	$—	$—	$—	$—
Lump sum bonus payment	—	—	—	—	—
Value of acceleration of equity incentives	8,148,873	—	—	—	—
Continuation of benefits	13,443	—	—	—	—
Total(1)	$9,762,315	$—	$—	$—	$—
Termination Upon Death or Disability
Lump sum bonus payment	$—	$—	$—	$—	$—
Value of acceleration of equity incentives	—	1,423,070	1,115,884	1,169,051	1,028,630
Total(1)	$—	$1,423,070	$1,115,884	$1,169,051	$1,028,630
Termination Upon Change in Control
Base salary	$1,600,000	$777,867	$571,668	$711,864	$690,089
Lump sum bonus payment	—	—	—	—	—
Value of acceleration of equity incentives	16,019,043	6,046,452	5,775,284	5,930,322	4,267,939
Continuation of benefits	13,443	13,443	15,451	21,577	21,577
Total(1)	$17,632,486	$6,837,762	$6,362,404	$6,663,763	$4,979,605
(1)The individual amounts for each NEO may not sum to total due to rounding.

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CEO PAY RATIO
As required by Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gianoni, our CEO. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.
For 2022:
•the median of the annual total compensation of all employees of our Company (other than Mr. Gianoni), was $107,093; and
•the annual total compensation of Mr. Gianoni, as reported in the 2022 Summary Compensation Table beginning on page 54 of this Proxy Statement, was $8,819,151.
Based on this information, for 2022 the ratio of the annual total compensation of Mr. Gianoni to the median of the annual total compensation of all employees was estimated to be 82 to 1.
During 2022, there were changes in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. Therefore, in accordance with applicable SEC rules, we elected to determine a new median employee as of December 31, 2022.
To identify the median employee, compensation data was gathered for our entire employee population as of December 31, 2022, excluding our CEO. We included part-time and non-U.S. employees. We used total 2022 earned compensation (base salary paid in 2022, sales commissions paid in 2022 and the value of equity awards received in 2022 for STI and LTI compensation) as the compensation measure that best reflects the compensation of all our employees. This compensation measure was consistently applied to all of our employees included in the calculation. We annualized the compensation amounts for employees hired during 2022 and, for non-U.S. employees, we converted compensation amounts to U.S. dollars using our currency exchange rates used for organizational planning purposes. In accordance with SEC rules, after identifying our median employee, the 2022 annual total compensation of the median employee and our CEO were determined using the same methodology that we use to determine our NEOs' annual total compensation for the Summary Compensation Table.

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PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE BLACKBAUD, INC. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN
We are asking our stockholders to approve an amendment and restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.
The 2016 Plan was first adopted by the Board of Directors on March 8, 2016 and approved by the Company’s stockholders at the 2016 Annual Meeting of Stockholders. The 2016 Plan has been previously amended and restated three times, most recently effective as of June 9, 2022 and approved by the Company's stockholders at the 2022 Annual Meeting of Stockholders. On April 20, 2023, the Board of Directors approved a new amendment and restatement of the 2016 Plan to be effective as of June 14, 2023, subject to the requisite approval of the Company’s stockholders at the 2023 Annual Meeting of Stockholders. We are seeking stockholder approval of this amendment and restatement of the 2016 Plan in order to increase the number of shares of the Company’s common stock authorized for issuance under the 2016 Plan by an additional 2,100,000 shares. No other amendments are proposed for stockholder approval.
Proposed Increase in Share Reserve
We are seeking stockholder approval of the amended and restated 2016 Plan to increase the number of shares of common stock reserved under the 2016 Plan by 2,100,000 shares. As of April 17, 2023, 1,245,918 shares of the Company’s common stock are available for future awards under the 2016 Plan, and we do not believe that this remaining share reserve is sufficient to meet our needs. We view the use of equity compensation as essential to attract, retain, motivate and reward key employees, directors and consultants as well as to align their interests with those of the Company’s stockholders. If the proposed addition of 2,100,000 shares receives stockholder approval, the total remaining number of shares of common stock that would then be available for new awards under the amended and restated 2016 Plan will be approximately 3,345,918 shares (plus any shares returned to the share reserve due to forfeited or canceled awards, etc.). The proposed increase in the number of shares of common stock under the amended and restated 2016 Plan is not required or intended to cover awards previously made under the 2016 Plan.
A number of factors have contributed to the depletion of the share reserve under the 2016 Plan more quickly than our historical burn rate. With our acquisition of EVERFI in late 2021, we have a larger employee base that receives awards under the 2016 Plan as part of our annual grant cycle. In addition, as we compete for talent in today’s tight labor market, the use of equity grants continues to play a greater role in our recruiting and retention practices in the form of signing bonuses and retention grants. The Company’s approach toward balancing between cash and equity-based compensation also has evolved in recent years and short-term incentive bonus compensation for employees is now generally provided in the form of equity-based awards, thereby linking the interests of a greater number of employees with those of our stockholders. Since the size of equity grants is based on the competitive value the Company intends to offer recipients, our stock price and volatility also have contributed to the accelerated use of the share reserve under the 2016 Plan.
We continue to believe that the 2016 Plan helps to strengthen the incentive for participants to achieve the objectives of the Company and its stockholders, and contribute to our growth and success. The Company has a standing practice of linking employee compensation to corporate performance because we believe this increases employee motivation to improve profitability and stockholder value. These additional shares that are proposed for stockholder approval are important to furthering our goals and sustaining equity compensation as an integral component of our compensation philosophy. The grant of equity awards as a form of compensation also helps to allow us to manage cash resources.
Because we rely on the use of equity compensation as a critical and powerful tool to compete for and attract, retain and motivate talented employees, if the amendment and restatement of the 2016 Plan is not approved by our stockholders, there will not be sufficient shares under the 2016 Plan for equity awards in the coming years which we anticipate would materially affect our ability to attract and retain highly qualified individuals and place us at a considerable disadvantage.
For more information about the number of shares subject to certain outstanding awards and the number of shares available for future awards under the 2016 Plan as of December 31, 2022 and as of April 17, 2023, see "Equity Compensation Plan Information" on page 76 of this Proxy Statement.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment and restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.

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The voting requirements for this Proposal 4 are described above and under "Additional Information" on page 80 of this Proxy Statement.
The following is a summary of the 2016 Plan, as amended and restated, submitted for stockholder approval. The summary describes the principal features of the proposed amended and restated 2016 Plan, but it is qualified by reference to the full text of the amended and restated 2016 Plan, which is included in this Proxy Statement as Appendix B.

Summary of Amendment and Restatement of 2016 Plan
Administration
The 2016 Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to grant awards under the 2016 Plan, to select the recipients of awards under the 2016 Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2016 Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2016 Plan, to delegate to officers the authority to grant certain awards and make other determinations, to delegate administrative responsibilities and to make all other determinations and to take any other actions that may be necessary or advisable for the administration of the 2016 Plan. The Compensation Committee also has the discretion to vary or amend the terms of awards and to establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.
Eligibility
The Compensation Committee may grant awards under the 2016 Plan to employees, directors and consultants providing services to the Company and its affiliates. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems appropriate, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who are eligible to participate in the 2016 Plan varies and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of April 17, 2023, the Company had approximately 3,040 employees and seven non-employee directors.
Types of Awards
Awards under the 2016 Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards, and cash incentive awards. The Compensation Committee also may designate certain awards as performance-based compensation subject to achievement of certain objective performance goals. Each type of award is discussed in more detail below.
Shares Subject to 2016 Plan and Adjustments
If the stockholders approve the amendment and restatement of the 2016 Plan, the number of shares of the Company’s common stock that have been authorized for issuance under the 2016 Plan since its adoption will be: (i) 5,000,000 shares of common stock initially reserved for the 2016 Plan when it was first approved, plus (ii) an additional 5,000,000 shares of common stock approved in connection with the amendment and restatement of the 2016 Plan effective as of June 13, 2019, plus (iii) an additional 1,500,000 shares of common stock approved in connection with the amendment and restatement of the 2016 Plan effective as of June 10, 2021, plus (iv) an additional 1,400,000 shares of common stock approved in connection with the amendment and restatement of the 2016 Plan effective as of June 9, 2022, plus (v) an additional 2,100,000 shares of common stock proposed in connection with this amendment and restatement of the 2016 Plan, plus (vi) 1,896,134 shares of common stock that remained unallocated under our previous 2008 Incentive Plan when the 2016 Plan was first approved.
In addition, the share reserve under the 2016 Plan may be increased from time to time by a number of shares equal to the number of shares of the Company’s common stock that (i) are issuable pursuant to awards outstanding under the 2008 Incentive Plan and (ii) but for the termination of the 2008 Incentive Plan for future grants, would otherwise have reverted to the share reserve of the 2008 Incentive Plan.
The 2016 Plan used to include a fungible share counting provision which reduced the share reserve by one share for each share subject to options or stock appreciation rights, and by two shares for each share subject to all other stock awards. The fungible share counting provision previously was eliminated from the 2016 Plan with respect to awards granted on or after June 10, 2021 so the share reserve is reduced by one share for each share subject to such a stock award, regardless of the type of award.

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Shares of common stock covered by awards that expire, lapse or are forfeited, repurchased, canceled, or otherwise terminated without the delivery of the full number of covered shares generally will be available for further awards under the 2016 Plan to the extent of such expiration, forfeiture, cancellation, etc. The number of shares that again become available for awards under the 2016 Plan are added back to the share reserve on a one-for-one basis, except that shares of common stock subject to awards granted under the 2016 Plan prior to June 10, 2021 (other than stock options or stock appreciation rights) are added back as two shares for each share subject to such stock award.
However, shares of common stock subject to an award will not become available again for awards under the 2016 Plan if they are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award. Shares of common stock shall not be deemed to have been issued pursuant to the 2016 Plan with respect to any portion of a stock award (other than a stock appreciation right that may be settled in shares of common stock and/or cash) that is settled in cash. Upon exercise of a stock appreciation right, whether in cash or shares of common stock, the number of shares available for issuance under the 2016 Plan will be reduced by the gross number of shares for which the stock appreciation right is exercised.
The aggregate maximum number of shares of the Company’s common stock that may be issued under the 2016 Plan pursuant to the exercise of incentive stock options is 5,000,000 shares of common stock.
In the event any change is made in the shares subject to the 2016 Plan or any stock award granted under the 2016 Plan, whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise, the Compensation Committee will equitably and proportionately adjust: (i) the class (or classes) and maximum number of securities subject to the 2016 Plan, (ii) the class (or classes) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class (or classes) and maximum number of securities (or amount of cash consideration) that may be awarded to any person pursuant to performance stock awards and other stock-based awards, and (iv) the class (or classes) and number of securities and price per share of stock subject to outstanding stock awards.
Individual Award Limits
The 2016 Plan provides for the following individual award limits.
•No employee or consultant may be granted options and/or stock appreciation rights under the 2016 Plan with respect to an aggregate of more than 1,000,000 shares of common stock during any calendar year.
•No employee or consultant may be granted performance stock awards (whether such awards may be settled in shares of common stock and/or cash) consisting of, covering or relating to in the aggregate more than 1,000,000 shares of common stock during any calendar year.
•No non-employee director may be granted stock awards (whether such awards may be settled in shares of common stock and/or cash) under the 2016 Plan with respect to an aggregate of more than 300,000 shares of common stock during any calendar year.
•With respect to any performance-based cash award, the maximum amount that can be paid to any participant with respect to (i) a performance period that is 12 months or less is $15,000,000 and (ii) a performance period that is more than 12 months is $20,000,000.
Prohibition on Repricing
The 2016 Plan expressly provides that the terms of outstanding options and stock appreciation rights may not be amended without requisite stockholder approval to (i) reduce the exercise price or strike price, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or strike price that is less than the exercise price of the original options or stock appreciation rights, (iii) cancel outstanding options or stock appreciation rights with an exercise price or strike price that is less than the then current fair market value of a share of common stock in exchange for other awards, cash or other property, or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the common stock is listed or quoted. These prohibitions do not apply to certain transactions in which awards are assumed.

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Minimum Vesting Requirements
The Compensation Committee determines the time or times at which an award will vest or the restrictions thereon lapse and the terms on which an award requiring exercise will become and remain exercisable. However, the 2016 Plan includes minimum vesting periods for awards. Generally, awards may not vest (or the restrictions may not lapse, as applicable) less than one year from the grant date. The 2016 Plan provides that awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders are deemed to meet this requirement. The Compensation Committee may provide at or following the grant date of an award for accelerated vesting (or lapse of restrictions) in connection with death, disability, a change in control or changes in applicable laws, or, subject to the minimum vesting periods above, at any other time. However, up to a maximum of 5% of the aggregate shares of the Company’s common stock authorized for issuance under the 2016 Plan may be subject to awards that do not satisfy these minimum vesting periods and/or that provide for acceleration in other circumstances.
Stock Options
Stock options may be granted under the 2016 Plan in the form of either incentive stock options intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of common stock from the Company at a designated exercise price.
The exercise price of options granted under the 2016 Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Company’s common stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of the Company’s common stock on the grant date. For this purpose, fair market value under the 2016 Plan generally is based on the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the grant date of the option.
Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid in cash and, subject to applicable law and such rules as may be established by the Compensation Committee, (i) by tendering previously acquired shares of common stock having an aggregate fair market value equal to the total exercise price, as long as certain requirements are met, and/or (ii) by means of a “cashless exercise” through an approved broker. The Compensation Committee also may provide that options may be exercised using a “net share settlement” procedure or by other means consistent with applicable law.
The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder’s service with the Company terminates. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. Such restrictions may, but are not required to, include performance goals for financial or other business objectives. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.
The Compensation Committee may implement an automatic exercise feature for stock options providing that if, on the last day that an option may be exercised, the participant has not then exercised such option and its exercise price is less than the fair market value of a share of common stock, the option will be deemed to have been exercised by the participant using a “net exercise” on such last day and the Company will make the appropriate payment to such participant after applicable tax withholding.
The following rules generally apply if the option holder’s service with the Company and its subsidiaries terminates. If the option holder’s service terminates for any reason other than cause (as defined in the 2016 Plan), disability or death, the option holder generally may exercise his or her vested stock options within the three-month period following such termination. If the option holder’s service terminates due to his or her disability, vested options generally may be exercised during the twelve-month period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, vested options generally may be exercised during the twelve-month period following the option holder’s death. However, in no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee). If the option holder is terminated by the Company for cause, all options will terminate immediately and the option holder will be prohibited from exercising his or her options.

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Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.
The 2016 Plan prohibits dividend equivalents with respect to stock options.
Stock Appreciation Rights
SARs allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of the Company’s common stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the 2016 Plan is determined at the discretion of the Compensation Committee, but the initial value per share of common stock covered by the SARs may not be less than the fair market value of a share of the Company’s common stock on the grant date of the SARs. For this purpose, fair market value under the 2016 Plan generally is based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date of the SARs.
SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient’s service with the Company and its subsidiaries ends. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. Such restrictions may, but are not required to, include performance goals for financial or other business objectives. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of common stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of common stock with respect to which such options or SARs are exercised. The Compensation Committee may implement an automatic exercise feature for SARs similar to the automatic exercise feature described above for stock options.
If an individual’s service with the Company and its subsidiaries terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above.
The 2016 Plan prohibits dividend equivalents with respect to SARs.
Restricted Stock and Restricted Stock Units
Restricted stock is an award of shares of the Company’s common stock that is subject to restrictions and other terms and conditions set by the Compensation Committee. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of common stock or the value of shares of common stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of common stock or a combination thereof, as specified by the Compensation Committee.
The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on the achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.
If the recipient’s service with the Company and its subsidiaries terminates, all shares of common stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee provides otherwise.
Unless the award agreement provides otherwise, a recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any; provided, that any such dividends will be subject to forfeiture to the same extent as the corresponding shares of restricted stock (and the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide for dividend equivalent rights on such terms and conditions as it may specify but dividend equivalents with respect to restricted stock units subject to vesting conditions can only be paid to the extent such vesting conditions have been met.

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Other Stock Awards
The Compensation Committee may grant other types of stock awards under the 2016 Plan that involve the issuance of shares of our common stock or that are denominated or valued by reference to shares of common stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.
Cash Incentive Awards
The Compensation Committee may award an employee the opportunity to receive a cash bonus based on the achievement of one or more performance goals (as described below under “Performance Awards”). The Compensation Committee will establish these performance goals and any other criteria that must be met, the period during which achievement of the performance goals and other criteria will be measured, the formula or basis by which the actual amount of the cash incentive bonus will be determined, the timing and form of payment, and any forfeiture events. Cash incentive awards will be paid in cash. The Compensation Committee may, in its discretion, reduce the amount of or eliminate a cash incentive award.
Performance Awards
The 2016 Plan authorizes performance awards in the form of restricted stock, restricted stock units, other stock awards or cash awards that may be granted, vest or become payable based on the attainment of certain performance goals. The Compensation Committee determines the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained.
Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain officers and former officers to $1.0 million with respect to each such officer. Under prior law, an exception to this deduction limit applied for compensation that qualified as performance-based compensation (the “Section 162(m) Exception”), and the 2016 Plan was intended to allow certain awards to meet the requirements for the Section 162(m) Exception.
The Section 162(m) Exception was eliminated effective for taxable years beginning after December 31, 2017. However, the Section 162(m) Exception continues to be available under transition relief for certain grandfathered awards made pursuant to written binding contracts in effect on November 2, 2017 that have not subsequently been materially modified. Therefore, although we may continue to grant awards under the 2016 Plan that contain vesting or other terms that relate to performance-based conditions, we may no longer grant awards that will qualify for the Section 162(m) Exception. For historical reference and because certain provisions in the 2016 Plan relate both to awards that were intended to meet the Section 162(m) Exception and to performance-based awards that were not intended to qualify for the exception, provisions in the 2016 Plan related to awards that were intended to qualify for the Section 162(m) Exception have largely been retained.
For example, although the Section 162(m) Exception is no longer applicable, the 2016 Plan continues to include the following list of criteria on which performance goals may be based: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and/or after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction, (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a stock award or cash incentive award is not intended to meet the Section 162(m) Exception, other measures of performance selected by the Compensation Committee.
Performance criteria may be based upon other strategic business criteria, such as negotiating transactions or sales, attaining specified long-term business goals or strategic plans, negotiating significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided however, that the measurement of any such performance criteria must be objectively determinable for awards intended to meet the Section 162(m) Exception.
Partial achievement of the specified performance criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the award agreement or terms of the cash incentive award. The performance criteria may have any reasonable definitions that the Compensation Committee may specify and the Compensation Committee has the authority to

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define the manner of calculating the performance criteria it selects to use for a performance period. The 2016 Plan provides that the Compensation Committee may state any one or more of the performance criteria within a performance goal as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or use such criteria on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more of its affiliates as a whole or with respect to one or more business units, business segments, divisions, operational units, product lines, brands, administrative departments of the Company and/or one or more of its affiliates or any combination thereof, as the Compensation Committee may deem appropriate. Performance goals also may measure performance criteria in either absolute terms or relative to a pre-established target, to performance in previous years, to the performance of one or more selected comparison companies or the performance of one or more relevant stock market or other indices, or in percentages or in terms of growth over time, as the Compensation Committee, in its sole discretion, deems appropriate. Performance goals do not have to be based upon an increase or positive result under the performance criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).
In connection with establishing performance goals, the Compensation Committee is authorized, in its sole discretion, to provide for automatic adjustments (in measures of achievement, amounts payable, or other award terms) to reflect objectively determinable events that may affect performance criteria, including but not limited to (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, corporate tax rates, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (ix) foreign exchange gains and losses; (x) discontinued operations and nonrecurring charges; and (xi) a change in the Company’s fiscal year, with any such adjustment to be established and administered in a manner consistent with the requirements for the Section 162(m) Exception for awards intended to meet such exception.
The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not to increase, an award intended to qualify for the Section 162(m) Exception.
There is no guarantee that awards under the 2016 Plan that are intended to qualify as tax deductible will ultimately be determined as such by the Internal Revenue Service.
Change in Control
In the event of a change in control (as such term is defined in the 2016 Plan), outstanding awards will be treated as the Compensation Committee determines, including providing that outstanding awards may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such awards, then generally (i) for any stock awards that are held by individuals performing services for us immediately prior to the effective time of the corporate transaction, the vesting of such stock awards and, with respect to options and SARs, exercisability of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and (ii) all other outstanding stock awards (other than a stock award consisting of vested and outstanding shares of common stock not subject to a forfeiture condition or the Company’s right of repurchase) will be terminated if not exercised (if applicable) prior to the effective time of the corporate transaction. Notwithstanding the foregoing, if a stock award would terminate if not exercised prior to the effective time of a corporate transaction, the Compensation Committee, in its sole discretion, may provide that the holder of such stock award may not exercise it but instead will receive a payment, in such form as may be determined by the Compensation Committee, equal in value to the excess, if any, of the value of the property such holder would have received upon exercise of the stock award (including, at the discretion of the Compensation Committee, any unvested portion of the stock award) over any exercise price payable by such holder in connection with such exercise.
An award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or as may be provided in any other written agreement between the Company or any of our affiliates and the participant.
Forfeiture and Clawback
The 2016 Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including but not limited to the right to receive an award, to exercise an award, to retain an award, to retain cash

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or common stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2016 Plan also provides that all awards granted under the 2016 Plan are intended to be subject to the terms and conditions of any applicable law and any policy adopted by the Company regarding hedging, clawbacks, forfeitures or recoupments. By accepting an award under the 2016 Plan, each participant agrees to repay to the Company any amount that may be required to be repaid under any such policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as may be amended) and any implementing rules and regulations promulgated thereunder; and/or Section 304 of the Sarbanes Oxley Act of 2002 (as may be amended) and any implementing rules and regulations promulgated thereunder.
Amendment, Suspension or Termination of 2016 Plan
The Board of Directors may amend the 2016 Plan at any time in whole or in part for any reason; provided, that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements. The Board of Directors also may suspend or terminate the 2016 Plan at any time. Unless terminated earlier, the 2016 Plan will terminate on March 7, 2026. Generally, no amendment, suspension or termination of the 2016 Plan may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board of Directors may amend the 2016 Plan without obtaining the holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or to address other regulatory matters or if it has determined such amendment is in the best interest of the affected participant.

Market Price of Common Stock
The closing price of a share of the Company’s common stock on the Nasdaq Global Select Market on April 17, 2023 was $67.08.

New Plan Benefits
Awards under the 2016 Plan are made at the discretion of the Compensation Committee. Future awards that may be received by any executive officers or others pursuant to the 2016 Plan are not presently determinable. No stock options have been granted under the 2016 Plan since its original adoption.

Certain Federal Income Tax Consequences
The following is a brief summary of the current U.S. federal income tax consequences that generally apply with respect to awards that may be granted under the 2016 Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to the Company in this section include the applicable subsidiary, if any). This summary is not intended as tax advice. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2016 Plan.
Nonstatutory Stock Options
The grant of nonstatutory stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code). In the event of the disposition of the acquired shares of common stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.
Incentive Stock Options
The grant and exercise of incentive stock options generally should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date

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of exercise over the exercise price paid as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.
If the option holder retains the shares of common stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the common stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount (subject to deduction limitations under Section 162(m) of the Code). Any additional gain or loss realized by the option holder on the disposition of the common stock will be taxed as short-term or long-term capital gain or loss, as applicable.
Stock Appreciation Rights
The grant of SARs generally should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code).
Restricted Stock
The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction (subject to deduction limitations under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of common stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of common stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid. An award agreement may include provisions that require a participant to make, or to refrain from making, an election under Section 83(b) of the Code.
Restricted Stock Units
The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code).
Other Stock Awards
The federal income tax consequences of other stock awards will depend on the form of such awards.
Cash Incentive Awards
An employee should not have taxable income upon the grant of a contingent right to a cash incentive award. The cash incentive award will be taxable income to the employee at the time it is paid, and the Company will be entitled to a corresponding tax deduction (subject to deduction limitations under Section 162(m) of the Code).
Section 162(m) of the Code
The above discussion regarding the Company’s federal income tax deductions is subject to Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain current and former officers to $1.0 million with respect to each such officer, except for certain grandfathered compensation paid pursuant to written binding contracts in effect on November 2, 2017 that meets the requirements of the Section 162(m) Exception. Therefore, our deduction for certain awards under the 2016 Plan may be limited by Section 162(m) of the Code. In

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addition, there is no guarantee that awards under the 2016 Plan that were intended to meet the Section 162(m) Exception will ultimately be determined as such by the Internal Revenue Service.
Section 409A of the Code
Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2016 Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2016 Plan or any award granted under the 2016 Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet the requirements for an exemption under Section 409A of the Code.

Registration with the SEC
If our stockholders approve the amendment and restatement of the 2016 Plan, the Company intends to file a registration statement on Form S-8 with the SEC (and/or an amendment to our existing registration statement) as soon as reasonably practicable following such approval in order to register the additional shares of common stock that will be available for issuance pursuant to the amendment and restatement of the 2016 Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2022 and April 17, 2023 with respect to shares of Blackbaud common stock that may be issued under our equity compensation plans currently in effect.

	(a)				(b)		(c)
Plan name	Number of securities to be issued upon exercise of outstanding options, warrants and rights				Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	December 31, 2022		April 17, 2023		December 31, 2022	April 17, 2023	December 31, 2022		April 17, 2023
Equity compensation plans approved by stockholders
2016 Equity and Incentive Compensation Plan	1,559,968	(1)	1,900,698	(2)	$—	$—	2,875,892	(3)	1,245,918	(3)
Total full-value awards(4)	2,905,545		3,155,632
(1)Includes 455,708 shares issuable following vesting of outstanding RSUs and 1,104,260 shares issuable following vesting of outstanding PRSUs. No weighted-average exercise price information is shown in column (b) because these awards do not have an exercise price.
(2)Includes 623,434 shares issuable following vesting of outstanding RSUs and 1,277,264 shares issuable following vesting of outstanding PRSUs. No weighted-average exercise price information is shown in column (b) because these awards do not have an exercise price.
(3)Includes shares available for issuance through grants of options, SARs, restricted stock, RSUs or other stock awards. These numbers do not include the additional 2,100,000 shares that stockholders are being asked to approve for issuance under the amended and restated 2016 Equity and Incentive Compensation Plan at the 2023 Annual Meeting of Stockholders.
(4)Full-value awards outstanding under the 2016 Equity and Incentive Compensation Plan include RSAs, RSUs and PRSUs.

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AUDIT MATTERS
PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On October 11, 2021, the Audit Committee of our Board of Directors approved the decision to change the Company's independent registered public accounting firm. On October 12, 2021, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) effective upon the completion of PwC’s audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2021 (the “2021 Audit”), which occurred on March 1, 2022. This decision was made pursuant to the authority of the Audit Committee as specified in its Charter.
Neither of the audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020 contained an adverse opinion or a disclaimer of opinion, and neither such audit report was qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2019 and December 31, 2020 and the subsequent interim period through October 12, 2021, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s consolidated financial statements for such years. During the fiscal years ended December 31, 2019 and December 31, 2020 and the subsequent interim period through October 12, 2021, there were no reportable events, as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K (“Regulation S-K”).
On October 11, 2021, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as its new independent registered public accountants for the fiscal year ending December 31, 2022, subject to completion of EY’s standard client acceptance process, including independence procedures and execution of an engagement letter, to be effective immediately following the completion by PwC of the 2021 Audit, as described above. This decision was made pursuant to the authority of the Audit Committee as specified in its Charter. In accordance with such approval, the engagement of EY became effective on March 1, 2022.
During the fiscal years ended December 31, 2019 and December 31, 2020 and the subsequent interim period through October 12, 2021, neither the Company nor anyone acting on the Company’s behalf consulted with EY on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.
As described above, the Audit Committee has selected EY to audit our consolidated financial statements for the fiscal year ending December 31, 2023 and recommends that stockholders vote for the ratification of such appointment. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EY to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of our Company and our stockholders.
Representatives of EY are expected to be present during the 2023 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and respond to appropriate questions.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The voting requirements for this Proposal 5 are described under "Additional Information" on page 80 of this Proxy Statement.

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AUDIT MATTERS	Table of Contents
AUDIT COMMITTEE REPORT
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2022, (2) discussed with EY, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and (3) received the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY its independence. Based upon these discussions and reviews, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.
Our Audit Committee is currently composed of the following three directors, all of whom are independent directors as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and Section 10A(m)(3) of the Exchange Act: Chair George H. Ellis, Andrew M. Leitch and D. Roger Nanney. The Board of Directors has determined that Mr. Ellis, Mr. Leitch and Mr. Nanney are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board, a copy of which is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
EY served as our independent registered public accounting firm since 2022 and audited our consolidated financial statements for the year ended December 31, 2022. PwC previously served as our independent registered public accounting firm from 2000 to 2021 and audited our consolidated financial statements for the years ended December 31, 2000 through December 31, 2021.

Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table shows the fees for audit and other services provided by EY for fiscal year 2022 and by PwC for fiscal year 2021. All audit and other services provided by EY and PwC described below were provided pursuant to the pre-approval policies of the Audit Committee.

Category	2022	2021
Audit Fees	$1,811,501	$2,665,256
Audit-Related Fees	463,584	—
Tax Fees	72,388	81,000
All Other Fees	2,716	900
Total	$2,350,189	$2,747,156

Audit Fees
This category consists of fees associated with the annual audit of financial statements and the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q and other registration statements and regulatory filings. In 2022, this category included incremental fees primarily associated with audit procedures performed in connection with our acquisition of EVERFI, a Form S-3 filing, a comfort letter and assistance with hedging and derivatives. In 2021, this category included incremental fees primarily associated with audit procedures performed in connection with our acquisition of EVERFI, the multi-year implementation of our new global enterprise resource planning system, a comfort letter and the Security Incident (as discussed in our most recently filed Annual Report on Form 10-K).

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Audit-Related Fees
This category consists of fees for services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” In 2022, these services were associated with due diligence procedures performed in connection with our acquisition of EVERFI.

Tax Fees
This category consists of fees for services rendered for tax compliance, tax advice and tax planning. In 2022, we incurred approximately $72,388 for tax compliance and $0 for tax advice and tax planning. In 2021, we incurred approximately $81,000 for tax compliance and $0 for tax advice and tax planning.
Our Audit Committee has considered whether, and determined that, the provision of the non-audit services rendered to us during 2022 and 2021 was compatible with maintaining the independence of EY and PwC, respectively.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
George H. Ellis, Chair
Andrew M. Leitch
D. Roger Nanney

2023 Proxy Statement	79

ADDITIONAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

1.	Who may vote at the meeting?
The Board set April 17, 2023 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 17, 2023, you may attend and vote at the virtual meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote electronically at the meeting.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials.

3.	What is the quorum requirement for the meeting?
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the 2023 Annual Meeting of Stockholders in order to hold the meeting and conduct business. This is called a quorum.
Your shares will be counted as present at the meeting if you:
•Are present electronically at the virtual meeting; or
•Have voted by Internet, telephone, or properly submitted a Proxy Card or Voter Instruction Card.
If you are present electronically or by proxy at the virtual meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

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4.	What proposals will be voted on at the meeting and what are the voting standards?
The five proposals to be voted on at the 2023 Annual Meeting of Stockholders are as follows:

Proposal		Board's Voting Recommendation	Voting Standard(1)	Treatment of Abstentions	Treatment of Broker Non-votes
No. 1	Election of two Class A directors, each for a three-year term expiring in 2026.	FOR (each nominee)	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 2	Advisory vote to approve the 2022 compensation of our named executive officers.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 3	Advisory vote on the frequency of holding future advisory votes to approve the compensation of our named executive officers.	1 YEAR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 4	Approval of the amendment and restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
(1)Votes cast electronically or by proxy at the meeting will be considered present. All stockholders of record of Blackbaud common stock as of the close of business on April 17, 2023, are entitled to vote at the meeting and any adjournments or postponements thereof.
We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card as proxy will vote the shares they represent using their best judgment.

5.	How may I vote my shares at the meeting?
If you are a stockholder of record, you have the right to vote electronically during the 2023 Annual Meeting of Stockholders. You may cast your vote electronically during the meeting using the 16-digit control number found on your Notice of Annual Meeting of Stockholders or proxy card. If you are a beneficial owner of shares held in street name, you are also invited to attend the meeting. Because a beneficial owner is not a stockholder of record, however, you may not vote these shares during the meeting unless you obtain a legal proxy from your broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

6.	How can I vote my shares without attending the meeting?
If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted.
If you hold shares in your own name, you may vote by proxy in any one of the following ways:
•Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;
•Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or
•By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the Proxy Card that you receive in response to your request.
The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 13, 2023. Of course, you can always attend the virtual meeting and vote your shares electronically. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

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ADDITIONAL INFORMATION	Table of Contents

7.	How can I change my vote after submitting it?
If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:
•Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 65 Fairchild Street, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;
•Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 65 Fairchild Street, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;
•Attending the virtual meeting and voting electronically (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or
•If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern Time on June 13, 2023 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be superseded).
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote during the meeting if you obtain a legal proxy from them.

8.	Where can I find the voting results of the meeting?
We will announce the preliminary voting results at the 2023 Annual Meeting of Stockholders. We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days of the meeting.

9.	For how long can I access the proxy materials on the Internet?
The Notice of Annual Meeting, Proxy Statement, 2022 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available, free of charge, in PDF and HTML format at http://proxy.blackbaud.com and will remain posted on this website at least until the conclusion of the meeting.

10.	How are proxies solicited and what is the cost?
We bear the expense of soliciting proxies. Our directors, executive officers or employees may also solicit proxies personally or by telephone, e-mail, facsimile or other means of communication. We do not intend to pay additional compensation for doing so. We might reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.
STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our Bylaws, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 25, 2022. No stockholder proposals are to be considered at our 2023 Annual Meeting of Stockholders.
Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2024 Annual Meeting of Stockholders, it must be delivered to our Corporate Secretary at our principal executive offices by December 27, 2023.

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Table of Contents	ADDITIONAL INFORMATION

Our Bylaws require that we be given advance written notice for stockholders to submit nominations for directors, solicitations in support of director nominees other than the Company's nominees and proposals of business that stockholders wish to submit for consideration at our 2024 Annual Meeting of Stockholders other than those intended to be included in next year’s proxy statement under Rule 14a-8 of the Exchange Act. To be properly brought before the 2024 Annual Meeting of Stockholders, written notice consistent with our Bylaws must be received by our Corporate Secretary at the principal executive office of the Company not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day prior to the first anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no later than the close of business on January 26, 2024, nor earlier than December 27, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is more than 30 days prior to or more than 70 days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public disclosure (as defined in our Bylaws) of the date of such meeting is first made by the Company.
All matters submitted must comply with the applicable requirements or conditions established by the SEC and our Bylaws.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon written or oral request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Secretary either by calling 1-800-443-9441 or by mailing a request to 65 Fairchild Street, Charleston, South Carolina 29492. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 22, 2023, is accessible free of charge on our website at http://proxy.blackbaud.com. It contains audited financial statements covering our fiscal years ended December 31, 2022, 2021 and 2020. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-866-900-BLKB or sending an e-mail to our Director, Investor Relations at IR@blackbaud.com. Please include your contact information with the request.
OTHER MATTERS
The Board knows of no other matters to be submitted at the 2023 Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
THE BOARD OF DIRECTORS
April 25, 2023

2023 Proxy Statement	83

APPENDICES
APPENDIX A—RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The operating results analyzed below are presented on a non-GAAP basis. We use non-GAAP financial measures internally in analyzing our operational performance. Accordingly, we believe these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. While we believe these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed below exclude the impact of certain transactions because we believe they are not directly related to our operating performance in any particular period, but are for our long-term benefit over multiple periods. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business.

	Years ended December 31,
(dollars in millions)	2022	2021
GAAP Revenue	$1,058.1	$927.7

GAAP income from operations	$(28.5)	$24.9
GAAP operating margin	(2.7)%	2.7%
Non-GAAP adjustments:
Add: Stock-based compensation expense	$110.3	$120.4
Add: Amortization of intangibles from business combinations	51.4	37.0
Add: Employee severance	5.2	1.5
Add: Acquisition and disposition-related costs	6.1	3.1
Add: Acquisition-related expenses
Add: Restructuring and other real estate activities	0.1	12.1
Add: Security Incident-related costs, net of insurance(1)	55.7	1.8
Add: Impairment of capitalized software development costs	2.3	—
Subtotal(2)	231.1	175.9
Non-GAAP income from operations(2)	$202.6	$200.8
Non-GAAP operating margin	19.1%	21.6%
(1)Includes Security Incident-related costs incurred during the twelve months ended December 31, 2022 of $57.6 million, which includes approximately $23.0 million in recorded aggregate liabilities for loss contingencies, net of probable insurance recoveries during the same period of $1.9 million and during the twelve months ended December 31, 2021 of $40.6 million, net of probable insurance recoveries during the same period of $38.7 million. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. As of December 31, 2022, we recorded approximately $23.0 million in aggregate liabilities for loss contingencies related to the Security Incident that we believed we could reasonably estimate as of February 22, 2023, which was the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. Please refer to that Annual Report for more information.
(2)The individual amounts for each year may not sum to subtotal or non-GAAP income from operations due to rounding.

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Table of Contents	APPENDICES
Non-GAAP organic revenue growth
In addition, we use non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing our operating performance. We believe that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of our business on a consistent basis. Each of these measures of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies, if any, acquired in the immediately preceding fiscal year, each of these non-GAAP organic revenue growth measures reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these non-GAAP organic revenue growth measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. We believe this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

	Years ended December 31,
(dollars in millions)	2022	2021	Growth
GAAP revenue	$1,058.1	$927.7	14.1%
Add: Non-GAAP acquisition-related revenue(1)	—	104.4
Less: Non-GAAP revenue from divested businesses(2)	—	(1.9)
Non-GAAP organic revenue(3)	$1,058.1	$1,030.2	2.7%
Foreign currency impact on Non-GAAP organic revenue(4)	12.3	—
Non-GAAP organic revenue on constant currency basis(4)	$1,070.4	$1,030.2	3.9%

GAAP recurring revenue	$1,011.7	$880.9	14.9%
Add: Non-GAAP acquisition-related revenue(1)	—	93.5
Less: Non-GAAP recurring revenue from divested businesses(2)	—	(1.9)
Non-GAAP organic recurring revenue(3)	$1,011.7	$972.5	4.0%
Foreign currency impact on non-GAAP organic recurring revenue(4)	$10.9	$—
Non-GAAP organic recurring revenue on constant currency basis(4)	$1,022.6	$972.5	5.2%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein will not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth is calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

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APPENDICES	Table of Contents
Rule of 40
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; Security Incident-related costs; and impairment of capitalized software development costs.

	Years ended December 31,
(dollars in millions)	2022	2021
GAAP net income	$(45.4)	$5.7
Non-GAAP adjustments:
Add: Interest, net	34.1	17.6
Add: GAAP income tax (benefit) provision	(10.2)	1.4
Add: Depreciation(1)	14.1	12.7
Add: Amortization of intangibles from business combinations	51.4	37.0
Add: Amortization of software development costs(2)	39.0	32.8
Subtotal(3)	128.4	101.5
Non-GAAP EBITDA(3)	$83.0	$107.2
Non-GAAP EBITDA margin	7.8%

Non-GAAP adjustments:
Add: Stock-based compensation expense	110.3	120.4
Add: Employee severance	5.2	1.5
Add: Acquisition and disposition-related costs	6.1	3.1
Add: Restructuring and other real estate activities	0.1	12.1
Add: Security Incident-related costs, net of insurance(4)	55.7	1.8
Add: Impairment of capitalized software development costs	2.3	—
Subtotal(3)	179.7	138.9
Adjusted Non-GAAP EBITDA(3)	$262.6	$246.1
Adjusted Non-GAAP EBITDA margin	24.8%

Rule of 40(5)	27.5%

Non-GAAP adjusted EBITDA	262.6	246.1
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	6.3	(3.6)
Non-GAAP adjusted EBITDA on constant currency basis(6)	268.9	242.5
Non-GAAP adjusted EBITDA margin on constant currency basis	25.1%

Rule of 40 on constant currency basis(7)	29.0%
(1)During the third quarter of 2020 and the fourth quarter of 2021, we reduced the estimated useful lives of our operating lease right-of-use assets for certain of our office locations we expected to exit. For these same office locations, we also reduced the estimated useful lives of certain facilities-related fixed assets, which resulted in increases in depreciation expense. The accelerated portions of the fixed asset depreciation expense related to these activities of $1.7 million for the three months and twelve months ended December 31, 2021, respectively, were presented in the "Restructuring and other real estate activities" line of the reconciliation of GAAP to non-GAAP financial measures. Total depreciation expense was $4.9 million and $14.4 million for the three and twelve months ended December 31, 2021, respectively.
(2)Includes amortization expense related to software development costs and amortization expense from capitalized cloud computing implementation costs.
(3)The individual amounts for each year may not sum to subtotal, non-GAAP EBITDA, adjusted non-GAAP EBITDA or non-GAAP adjusted EBITDA on a constant currency basis due to rounding.
(4)Includes Security Incident-related costs incurred, net of probable insurance recoveries. See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis. See Non-GAAP organic revenue growth table above.

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Non-GAAP free cash flow and non-GAAP adjusted free cash flow
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.
Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident.
We believe non-GAAP free cash flow and non-GAAP adjusted free cash flow provides useful measures of the Company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

	Years ended December 31,
(dollars in millions)	2022	2021
GAAP net cash provided by operating activities	$203.9	$213.7
Less: purchase of property and equipment	(12.3)	(11.7)
Less: capitalized software development costs	(58.8)	(40.5)
Non-GAAP free cash flow	$132.8	$161.5
Add: Security Incident-related cash flows, net of insurance	20.9	6.7
Non-GAAP adjusted free cash flow	$153.7	$168.2
(1)The individual amounts for each year may not sum to non-GAAP free cash flow or non-GAAP adjusted free cash flow due to rounding.

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APPENDIX B—AMENDED AND RESTATED BLACKBAUD, INC. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

BLACKBAUD, INC.
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

AMENDED AND RESTATED AS OF JUNE 14, 2023

1.    GENERAL
(a)    Original Establishment. Blackbaud, Inc., a Delaware corporation (the “Company”), established the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan (the “Plan”) on March 8, 2016, subject to and effective upon the requisite approval of the Company’s stockholders at the 2016 Annual Meeting of Stockholders (the date of such 2016 Annual Meeting of Stockholders, the “Effective Date”). No Awards could be granted prior to stockholder approval of the Plan.
(b)    Restatement Effective Dates. The Plan was first amended and restated effective as of June 13, 2019 upon the requisite approval of the Company’s stockholders at the 2019 Annual Meeting of Stockholders. The Plan was subsequently amended and restated effective as of June 10, 2021 upon the requisite approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders. The Plan was again amended and restated effective as of June 9, 2022 upon the requisite approval of the Company’s stockholders at the 2022 Annual Meeting of Stockholders. This fourth amendment and restatement is a continuation of the Plan and shall be effective as of June 14, 2023, subject to and effective upon the requisite approval of the Company’s stockholders at the 2023 Annual Meeting of Stockholders. For the avoidance of doubt, this fourth amendment and restatement of the Plan shall not materially affect the terms or conditions of any Award subject to the Section 162(m) Exception to the extent that compliance with the Section 162(m) Exception is required for the deductibility of such Award, and any such Awards made pursuant to a written binding contract in effect on November 2, 2017 shall not be deemed to be modified in any material respect as a result of this amendment and restatement of the Plan.
(c)    Successor to Prior Plan. The Plan was established as the successor to the Company’s 2008 Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall become available for issuance pursuant to Stock Awards granted hereunder, as provided in Section 3(a) hereof. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder, as provided in Section 3(b) hereof. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan with respect to which they were originally granted.
(d)    Eligible Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants. Cash Incentive Awards may be granted only to Employees.
(e)    Available Awards.  The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards and (vii) Other Stock Awards. The Plan also provides for the grant of Cash Incentive Awards.
(f)    Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract, retain and reward persons eligible to receive Stock Awards and Cash Incentive Awards as set forth in Section 1(d), and by motivating such persons with incentives to contribute to the growth and profitability of the Company.
2.    ADMINISTRATION
(a)    Plan Administration and Powers of Committee. The Committee shall administer the Plan. The Committee shall have the sole discretion and power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Stock Awards and Cash Incentive Awards shall be granted; and (D) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

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(ii)    To determine the provisions of each Award granted (which need not be identical), including, without limitation, (A) the exercise or purchase price of shares of Common Stock purchased pursuant to any Stock Award; (B) the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (C) the method of payment for shares of Common Stock purchased pursuant to any Stock Award; (D) the method for satisfaction of any tax withholding obligation arising in connection with a Stock Award, including by the withholding or delivery of shares of Common Stock; (E) the timing, terms and conditions of the exercisability or vesting of any Stock Award or any shares acquired pursuant thereto or any Cash Incentive Award; (F) the Performance Criteria necessary to satisfy Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained; (G) the time of the expiration of any Stock Award; (H) the effect of the Participant’s termination of Continuous Service on any of the foregoing; (I) any restrictions or covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent; and (J) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan.
(iii)    To construe and interpret the Plan, and Awards granted under it, and to establish, amend, waive and revoke rules and regulations for its administration, and to make all other determinations and to take all other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award in a manner and to the extent it shall deem necessary or expedient to make the Plan or any Award fully effective.
(iv)    To resolve all questions and settle all controversies regarding the Plan and Awards granted under it.
(v)    To accelerate, continue, extend or defer the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(vi)    To approve such forms of agreements, including Stock Award Agreements, for use under the Plan as it may determine in its sole discretion, which may include a master agreement with respect to all or any types of Stock Awards supplemented by a Stock Award notice issued by the Company;
(vii)    To amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided, subject to any specified limits in the Plan that are not subject to Committee discretion or if applicable, subject to restrictions applicable to Performance-Based Compensation Awards under the Section 162(m) Exception; provided, however, that a Participant’s rights under any Award shall not be materially impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (1) if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Award into compliance with the Section 162(m) Exception or Section 409A of the Code or any other applicable laws, regulations, or exchange listing requirements (including changes thereto); or (2) the Committee determines that the amendment is in the best interest of the affected Participant.
(viii)    Generally, to delegate administrative responsibilities under the Plan, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company or for the administration of the Plan and that are not in conflict with the provisions of the Plan or Awards.
(ix)    To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also may vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. An Award made pursuant to this Section 2(a)(ix) may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.

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(b)    Delegation by Committee.
(i)    General.  The Committee may delegate some or all of the administration of the Plan to a subcommittee. If administration is delegated to a subcommittee, the subcommittee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee that have been delegated to the subcommittee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Committee. The Committee may retain the authority to concurrently administer the Plan with the subcommittee and may, at any time, revest in the Committee some or all of the powers previously delegated.
(ii)    Section 162(m) and Rule 16b-3 Compliance.  Notwithstanding any provision of the Plan to the contrary, (A) for any Performance-Based Compensation Awards, references in the Plan to the Committee shall mean a Committee that consists solely of two or more Outside Directors, in accordance with the Section 162(m) Exception, and (B) to the extent required for Stock Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, references in the Plan to the Committee shall mean a Committee that consists solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Committee, in its sole discretion, may (1) delegate to a subcommittee who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (II) not persons with respect to whom the Company wishes to comply with the Section 162(m) Exception, or (2) delegate to a subcommittee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(c)    Delegation to Officers.  Subject to the requirements for compliance with the Section 162(m) Exception and Rule 16b-3 of the Exchange Act described in Section 2(b) above, the Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by, and subject to the requirements of, Delaware law, other Stock Awards) and the terms thereof; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Committee resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(c), the Committee may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 14(w)(ii) below, and any delegation under this Plan to any Officer shall be permitted only to the extent allowed under Delaware law.
(d)    Repricing. The terms of outstanding Options and Stock Appreciation Rights may not be amended, and action may not otherwise be taken, without requisite stockholder approval to (i) reduce the exercise price of outstanding Options or strike price of outstanding Stock Appreciation Rights; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or strike price that is less than the exercise price of the original Options or strike price of the original Stock Appreciation Rights; (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price or strike price that is less than the then current Fair Market Value of a share of the Common Stock in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. This Section 2(d) shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.
(e)    Effect of Committee’s Decision.  All determinations, interpretations and constructions made by the Committee or any subcommittee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

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3.    SHARES SUBJECT TO THE PLAN AND AWARD LIMITATIONS
(a)    Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan is equal to (i) the number of unallocated shares of Common Stock remaining available for issuance under the Prior Plan as of the Effective Date, plus (ii) five million (5,000,000) shares of Common Stock as initially approved under the Plan as of the Effective Date, plus (iii) five million (5,000,000) shares of Common Stock as approved under the Plan effective with stockholder approval of the first amendment and restatement of the Plan on June 13, 2019, plus (iv) one million five hundred thousand (1,500,000) shares of Common Stock as approved under the Plan effective with stockholder approval of the second amendment and restatement of the Plan on June 10, 2021, plus (v) one million four hundred thousand (1,400,000) shares of Common Stock as approved under the Plan effective with stockholder approval of the third amendment and restatement of the Plan on June 9, 2022, plus (vi) two million one hundred thousand (2,100,000) shares of Common Stock as approved under the Plan effective with stockholder approval of this fourth amendment and restatement of the Plan on June 14, 2023 (collectively, the “Share Reserve”). With respect to Stock Awards granted prior to June 10, 2021, the number of shares of Common Stock available for issuance under the Plan shall be reduced (A) by one (1) share for each share subject to Options or Stock Appreciation Rights, and (B) by two (2) shares for each share subject to Stock Awards other than those described in the preceding clause (A). With respect to Stock Awards granted on or after June 10, 2021, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1) share for each share subject to the Stock Award. To the extent that all or a portion of an outstanding Stock Award for any reason expires, lapses or is forfeited, terminated or canceled without having been exercised or settled in full (including without limitation by reason of failure to meet time-based and/or performance-based vesting requirements), or if shares of Common Stock acquired pursuant to a Stock Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price to effect a forfeiture of unvested shares upon termination of Continuous Service, the unissued or forfeited shares of Common Stock that were subject thereto or such forfeited or repurchased shares of Common Stock shall be added back to the Share Reserve in an amount corresponding to the reduction in such Share Reserve previously made in accordance with the rules described above in this Section 3(a) and again be available for issuance under the Plan. For the avoidance of doubt, the number of shares of Common Stock that again become available for the grant of Stock Awards under the Plan pursuant to the foregoing shall be returned to the Share Reserve on a one-for-one basis, except that shares of Common Stock subject to Stock Awards granted under the Plan prior to June 10, 2021 (other than Options or Stock Appreciation Rights), shall be returned as two (2) shares for each one (1) share subject to such Stock Award.
Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan with respect to a substitute award (within the meaning of Section 4(d) below) or any portion of a Stock Award (other than a Stock Appreciation Right that may be settled in shares of Common Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 10(g) shall not again become available for issuance under the Plan.
Notwithstanding the foregoing, upon exercise of a Stock Appreciation Right, whether in cash or shares of Common Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Appreciation Right is exercised. If the exercise price of an Option is paid by “net exercise” (as described in Section 5(g)(iv)) or tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
(b)    Additions to the Share Reserve.  The Share Reserve also shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to awards outstanding under the Prior Plan as of the Effective Date and (ii) but for the termination of the Prior Plan as of the Effective Date, would otherwise have reverted to the share reserve of the Prior Plan pursuant to the provisions thereof.
(c)    Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
(d)    Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be five million (5,000,000) shares of Common Stock.
(e)    Award Limitations for Individuals. Awards granted under the Plan shall be subject to the following limitations:
(i)    No Participant shall be granted, during any one (1) calendar year, Options and/or Stock Appreciation Rights (whether such Stock Appreciation Rights may be settled in shares of Common Stock, cash or a combination thereof) in respect of or covering in the aggregate more than One Million (1,000,000) shares of Common Stock.

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(ii)    No Participant shall be granted, during any one (1) calendar year, Stock Awards other than Options and/or Stock Appreciation Rights (whether such Stock Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than one million (1,000,000) shares of Common Stock.
(iii)    The maximum amount that can be paid to any Participant pursuant to a Cash Incentive Award with respect to (A) a Performance Period that is twelve (12) months or less shall be fifteen million dollars ($15,000,000) and (B) a Performance Period that is more than twelve (12) months shall be twenty million dollars ($20,000,000).
(iv)    Notwithstanding the foregoing, no Participant who is a Non-Employee Director shall be granted, during any one (1) calendar year, Stock Awards (whether such Stock Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than three hundred thousand (300,000) shares of Common Stock.
    The maximum individual limits in this Section 3(e) shall be subject to adjustment as provided in Section 11(a). The foregoing limitations shall apply to all Awards and also shall be applied in a manner that will permit Awards that are intended to satisfy the Section 162(m) Exception to meet the applicable requirements thereunder.
(f)    Minimum Vesting Requirements. The Committee shall determine the time or times at which an Award will vest, become exercisable or the restrictions thereon shall lapse and the terms on which an Award requiring exercise will become and remain exercisable; provided, however, that except in the case of substitute Awards granted pursuant to Section 4(d) or as otherwise provided herein, an Award shall not vest (or the restrictions shall not lapse) in less than one (1) year. Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders shall be deemed to meet this requirement. Notwithstanding the foregoing, the Committee may provide at the time of grant of an Award or thereafter for accelerated vesting (or lapse of restrictions) in connection with the Participant’s death, Disability, a Change in Control, changes in applicable laws, or, subject to the minimum vesting period above, at any other time. Notwithstanding anything herein to the contrary, up to a maximum of five percent (5%) of the aggregate shares of Common Stock authorized for issuance under Section 3(a) of the Plan (as subject to adjustment in accordance with Section 11 of the Plan) may be subject to Awards that do not satisfy the minimum vesting periods and/or that provide for acceleration upon other circumstances.
4.    ELIGIBILITY
(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Cash Incentive Awards may be granted only to Employees. In determining the individuals to whom an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Affiliates and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. No person shall have the right to be selected to receive an Award under this Plan. Subject to the Award limits set forth in Section 3(e), a Participant may be granted more than one (1) Award under the Plan, and a grant made hereunder in any one (1) year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or any subsequent years.
(b)    Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the Option and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)    Consultants.  A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.
(d)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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5.    OPTIONS AND STOCK APPRECIATION RIGHTS
Each Option and Stock Appreciation Right shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The provisions of separate Options and Stock Appreciation Rights need not be identical; provided, however, that each Option Agreement and Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement. A Stock Appreciation Right granted in tandem with an Option shall have the same term as the Option to which it relates.
(b)    Exercise Price for Options.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 409A and Section 424(a) of the Code (whether or not such options are Incentive Stock Options).
(c)    Strike Price for Stock Appreciation Rights.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the equivalent number of shares of Common Stock subject to the Stock Appreciation Right on the date of grant.
(d)    Calculation of Appreciation for Stock Appreciation Rights.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of the exercise of the Stock Appreciation Right of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price. Notwithstanding the foregoing, the Committee may specify in a Stock Appreciation Right Agreement that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a designated amount.
(e)    Vesting.  Subject to Section 3(f), the total number of shares of Common Stock subject to an Option and an award of Stock Appreciation Rights may vest in whole or in part (and therefore become exercisable in periodic installments that may or may not be equal) at such time(s) as set forth in the Stock Award Agreement. The Committee may impose such conditions and restrictions on the grant or vesting of an Option or Stock Appreciation Right as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including Performance Goals). The vesting provisions of individual Options or Stock Appreciation Rights may vary. Except as otherwise provided in the Stock Award Agreement, the right to purchase shares of Common Stock under Options that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option, and the right to exercise Stock Appreciation Rights that become exercisable in periodic installments shall be cumulative so that such Stock Appreciation Rights (or any part thereof) may be exercised thereafter until the expiration or termination of the Stock Appreciation Rights.
(f)    Exercise of Options.  To exercise any outstanding vested Option, the Participant must provide written notice of exercise to the Company (or its designated delegate) in compliance with the provisions of the Option Agreement evidencing such Option. The provisions of this Section 5(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised at a given time.
(g)    Payment Upon Option Exercise.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Committee in its sole discretion, by any combination of the methods of payment set forth below. The Committee shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Committee (or for non-Exchange Act Persons, the Company) to utilize a particular

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method of payment. Subject to applicable law and such rules and procedures as may be established by the Committee, the methods of payment permitted by this Section 5(g) are:
(i)    by cash, check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion);
(iv)    by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
(h)    Exercise and Payment of Stock Appreciation Rights.  To exercise any outstanding vested Stock Appreciation Right, the Participant must provide written notice of exercise to the Company (or its designated delegate) in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The provisions of this Section 5(h) are subject to any provisions of the Stock Appreciation Right Agreement governing the minimum number of Stock Appreciation Rights which may be exercised at a given time. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is granted in tandem with an Option, the Stock Appreciation Right may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a Stock Appreciation Right that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or Stock Appreciation Right is exercised.
(i)    Automatic Exercise Feature. Notwithstanding the foregoing, the Committee may, in its sole discretion, implement an automatic exercise feature for existing and future grants of Options providing that if, on the last day that an Option may be exercised, the Participant has not then exercised such Option and its exercise price is less than the Fair Market Value of a share of Common Stock, such Option shall be deemed to have been exercised by the Participant using a “net exercise” on such last day and the Company shall make the appropriate payment to such Participant after applicable tax withholding. The Committee may implement similar rules with respect to any Stock Appreciation Right when its strike price is less than the Fair Market Value of a share of Common Stock on the last day that such Stock Appreciation Right may be exercised. The Committee may delegate authority to implement an automatic exercise feature for Options, Stock Appreciation Rights or both to one or more of the Officers pursuant to Section 2(c).
(j)    Transferability of Options.  The Committee may, in its sole discretion, impose such limitations on the transferability of Options as the Committee shall determine. In the absence of such a determination by the Committee to the contrary, the following restrictions on the transferability of Options shall apply:
(i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity); provided, however, that the Committee may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request, subject to such rules and conditions imposed by the Committee.
(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

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(k)    Beneficiary Designation. Notwithstanding the foregoing, if permitted by the Company, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option or Stock Appreciation Right exercises, designate a third party who, in the event of the death of the Participant shall thereafter be entitled to exercise the Option or Stock Appreciation Right. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or Stock Appreciation Right.
(l)    Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein or in the Stock Award Agreement (as applicable), the Option or Stock Appreciation Right shall terminate. For the avoidance of doubt, the Option or Stock Appreciation Right shall terminate as of the date of termination of Continuous Service with respect to the portion of the Option that the Optionholder was not entitled to exercise as of such date.
(m)    Extension of Termination Date.  A Participant’s Stock Award Agreement may provide that if the exercise of the Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the federal, state, local or foreign law, or would jeopardize the Company’s ability to continue as a going concern, then the Option or Stock Appreciation Right shall not terminate until thirty (30) days after the first date that the exercise would no longer violate applicable law or jeopardize the Company’s ability to continue as a going concern. In addition, unless otherwise provided in the Participant’s Stock Award Agreement, if the sale of the Common Stock received upon exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy, then the Option or Stock Appreciation Right shall not terminate until the expiration of a period equal to the post-termination exercise period applicable to such Participant described in Section 5(l) above or Section 5(n) or 5(o) below, as the case may be, after the termination of the Participant’s Continuous Service during which the exercise of the Option or Stock Appreciation Right would not be in violation of the Company’s Insider Trading Policy, even if the Option or Stock Appreciation Right would otherwise have expired before the end of such extended exercise period based on the term set forth in the Stock Award Agreement.
(n)    Disability of Participant.  In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein or in the Stock Award Agreement (as applicable), the Option or Stock Appreciation Right shall terminate. For the avoidance of doubt, the Option or Stock Appreciation Right shall terminate as of the date of termination of Continuous Service with respect to the portion of the Option or Stock Appreciation Rights that the Participant was not entitled to exercise as of such date.
(o)    Death of Participant.  In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the extended exercise period (if any) specified in the Stock Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of death) by the Participant’s estate, by the person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance or by the person designated to exercise the Option or Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), or (B) the expiration of the term of such Option or Stock Appreciation Right set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or Stock Appreciation Right is not exercised within the time specified herein or in the Stock Award Agreement (as applicable), the Option or Stock Appreciation Right shall terminate. For the avoidance of doubt, the Option or Stock Appreciation Rights shall terminate as of the date of termination of Continuous Service with respect to the portion of the Option or Stock Appreciation Rights that the Participant was not entitled to exercise as of such date.

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(p)    Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Stock Award Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, all Options and Stock Appreciation Rights shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option and Stock Appreciation Rights from and after the time of such termination of Continuous Service.
(q)    Non-Exempt Employees. No Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Change in Control, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and Stock Appreciation Rights may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or Stock Appreciation Right will be exempt from his or her regular rate of pay, and to the extent permitted and/or required in this regard, the provisions of this Section 5(q) will apply to all such relevant Awards and are hereby incorporated by reference into such Award Agreements.
(r)    Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) or such other applicable limitation set forth in Section 422 of the Code, the Options or portions thereof that exceed such limit shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s). The determination of which Incentive Stock Options shall be treated as Nonstatutory Stock Options shall be made in accordance with applicable rules and regulations under the Code, including to the extent provided therein that such determination shall be based on the order in which such Incentive Stock Options were granted.
(s)    Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Options or Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Committee and contained in the Stock Award Agreement evidencing such Option or Stock Appreciation Right.
(t)    No Dividend Equivalents.  No dividend equivalents may be granted with respect to Options or Stock Appreciation Rights.
6.    STOCK AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS
(a)    Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. To the extent consistent with the Company’s Bylaws or other applicable organizational documents, at the Committee’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Committee and contain such legends as the Committee deems appropriate and with the Participant to deliver such stock powers or other instruments as the Committee may require. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Restricted Stock Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
(ii)    Vesting and Restrictions.  Subject to Section 3(f), the Committee may impose such conditions and restrictions on the grant, vesting or retention of a Restricted Stock Award as it determines, including, but not limited to, restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including Performance Goals). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock Award or in installments or otherwise as the Committee may deem appropriate. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to

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promptly file a copy of such election with the Company as required under Section 83(b) of the Code. The Committee may provide in a Restricted Stock Award Agreement that a Restricted Stock Award is subject to the Participant making or refraining from making an election under Section 83(b) of the Code.
(iii)    Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)    Transferability. Shares of Common Stock granted under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Committee shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)    Stockholder Rights. Unless otherwise provided in the Restricted Stock Award Agreement, a Participant that has been granted a Restricted Stock Award shall have the right to vote the shares of Common Stock subject to the Restricted Stock Award and the right to receive dividends with respect to such shares of Common Stock, if and when declared by the Board; provided, that any such dividends shall be subject to forfeiture to the same extent as the corresponding shares of Common Stock subject to the Restricted Stock Award and shall not be payable sooner than the date on which such underlying shares have vested. Any such dividends shall be payable as soon as administratively practicable following the time the corresponding shares of Common Stock subject to the Restricted Stock Award vest and become non-forfeitable or such later time as may be set forth in the Stock Award Agreement consistent with an exemption from, or in compliance with, Section 409A of the Code. Notwithstanding the foregoing, the Committee may require that any cash dividends be automatically reinvested in additional shares of Common Stock under the Restricted Stock Award. With respect to any additional shares of Common Stock received in respect of a Restricted Stock Award as a result of adjustments under Section 11(a) or from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions (including without limitation vesting conditions), as are set forth in Section 6(a) and the Restricted Stock Award Agreement.
(b)    Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration.  At the time of grant of a Restricted Stock Unit Award, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
(ii)    Vesting and Restrictions.  Subject to Section 3(f), the Committee may impose such conditions and restrictions on the grant or vesting of a Restricted Stock Unit Award as it determines, including, but not limited to, restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including Performance Goals). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to the full Restricted Stock Unit Award or in installments or otherwise as the Committee may deem appropriate.
(iii)    Payment.  After all conditions and restrictions applicable to a Restricted Stock Unit Award have been satisfied or lapsed but subject to Section 6(b)(iv) below, the Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Restricted Stock Unit Award Agreement.
(iv)    Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)    Dividend Equivalents.  A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which a Restricted Stock Unit Award is granted. Notwithstanding the foregoing, dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit

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Award, as determined by the Committee and subject to such terms provided in the Restricted Stock Unit Award Agreement; provided that dividend equivalents with respect to a Restricted Stock Unit Award that has vesting conditions shall only be paid or credited, as determined by the Committee, to the extent such vesting conditions have been met. Subject to the foregoing and provided that such terms are consistent with an exemption from, or in compliance with, Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include conversion of dividend equivalents into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)    Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(vii)    Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.
(c)    Other Stock Awards.  The Committee may grant Other Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including, but not limited to, the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Other Stock Awards may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Other Stock Awards shall be evidenced by a Stock Award Agreement in such form as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to which the Other Stock Award pertains, the form in which the Other Stock Award shall be paid, and all other terms and conditions of such Other Stock Awards. Notwithstanding anything herein to the contrary, to the extent the Committee provides for the payment of dividends or dividend equivalents with respect to Other Stock Awards, dividends or dividend equivalents relating to an Other Stock Award that remains subject to a risk of forfeiture (whether service-based, performance-based or otherwise) shall be subject to the same risk of forfeiture as the underlying Other Stock Award. Any entitlement to dividend equivalents will be established and administered either consistent with an exemption from, or in compliance with, Section 409A of the Code. Dividends or dividend equivalent amounts payable in respect of Other Stock Awards may be subject to such additional limits or restrictions as the Committee may determine.
7.    PERFORMANCE AWARDS
(a)    Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award that may be granted or may vest based upon the attainment of certain performance goals (which may be, but need not be, Performance Goals within the meaning of Section 14(kk)) selected by the Committee. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained shall be conclusively determined by the Committee. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Committee may determine that cash may be used in payment of Performance Stock Awards in lieu of shares of Common Stock. Notwithstanding anything to the contrary in this Section 7(a), Performance Stock Awards granted to Covered Employees that are designated as Performance-Based Compensation Awards shall only be granted, administered and paid in compliance with all the requirements for Performance-Based Compensation Awards set forth in Section 7(c) below.
(b)    Cash Incentive Awards. Cash Incentive Awards may be granted only to Employees. The Committee shall select the Performance Goals to be achieved by the Participant, the completion of any specified period of Continuous Service, the length of the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee.
(i)    General Terms of Cash Incentive Awards. At the time Performance Goals for a Cash Incentive Award for a Participant are established for a Performance Period, the Committee also shall establish a target Cash Incentive Award opportunity for the Participant, which shall be based on the achievement of one or more specified targets of the Performance Goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s base salary or a multiple or percentage thereof, a dollar amount, a percentage of the applicable criteria underlying the specified

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Performance Goal(s) (or a percentage thereof in excess of a threshold amount) or otherwise. The foregoing objective formula or standard also may be expressed in the form of a range, pursuant to which the actual amount of a Cash Incentive Award payable under the Plan may vary depending upon the extent to which the Performance Goals for the Performance Period have been attained. For the avoidance of doubt, pursuant to the foregoing, the Committee may establish for any Participant a method or formula for determining the maximum amount payable (subject to the maximum specified in Section 3(e)) based on the level of achievement of the applicable Performance Goal(s). The Committee also may establish a Participant’s potential Cash Incentive Award as a percentage of a bonus pool; provided, however, that the amount of the bonus pool (or the formula for determining the amount of the bonus pool) shall be established in accordance with the requirements of this Section 7(b) and that the sum of the individual maximum percentages of the bonus pool that each Participant potentially could receive shall not exceed 100%.
Whether the Performance Goals have been achieved shall be determined by the Committee. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Cash Incentive Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Cash Incentive Award, the Committee may establish terms regarding the circumstances in which a Participant who is not a Covered Employee will be entitled to payment notwithstanding the failure to achieve the applicable Performance Goals or targets.
(ii)    Payments. At the time the Committee determines a Cash Incentive Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Cash Incentive Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code, and provided further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the later of (I) the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture, and (II) the 15th day of the third month of the Company’s fiscal year following the Company’s fiscal year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.
(iii)    Beneficiary Designation. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) for payment of any Cash Incentive Award that might be due under the terms of such Cash Incentive Award in the event of the Participant’s death. Each beneficiary designation shall become effective only upon delivery of written notice of the beneficiary to the Company in a form provided by or otherwise satisfactory to the Company. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to any payment that might be due of a Cash Incentive Award.
(c)    Performance-Based Compensation Awards.
(i)    General Terms. Performance Stock Awards and Cash Incentive Awards intended to constitute Performance-Based Compensation Awards may only be granted by the Committee (or a subcommittee thereof, in which case references in this Section 7(c) to the Committee shall refer to such subcommittee), provided that the members of the Committee must be comprised entirely of Outside Directors as described in Section 2(b)(ii) of the Plan. For each Award intended to be a Performance-Based Compensation Award, the Committee shall establish the Performance Period, the Performance Goals, and the performance formula (i.e., the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance-Based Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance-Based Compensation Award has been earned for the Performance Period), all in writing within the Applicable Period with respect to such Award. Performance Goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that achievement of the Performance Goals must be substantially uncertain at the time established and any such special rules and conditions shall not be inconsistent with the Section 162(m) Exception. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period. The Committee also may establish subjective Performance Goals, provided that the subjective Performance Goals may be used only to reduce, and not increase, the Performance-Based Compensation Award of a Covered Employee otherwise payable under the Plan. Following the completion of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance-Based Compensation Award have been achieved for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Covered Employee except in its sole discretion in the case of the death or Disability of the Participant or a Change in Control. The Committee shall have the power to impose such other restrictions on Performance-Based Compensation Awards as it may deem necessary or appropriate, provided such restrictions are not inconsistent with the Section 162(m) Exception. For the avoidance of doubt, the Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance-Based Compensation Awards for a Performance Period if the Performance Goals for

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such Performance Period have not been attained; or (B) increase a Performance-Based Compensation Award above the applicable limitations set forth in Section 3(e) of the Plan.
(ii)    Negative Discretion. The Committee may exercise “negative discretion” (consistent with the Section 162(m) Exception) to reduce or eliminate the amount payable under any Performance-Based Compensation Award that is a Cash Incentive Award if, in its sole judgment, such reduction or elimination is appropriate. Negative discretion shall not be used with respect to a Performance-Based Compensation Award that is settled in shares of Common Stock.
(iii)    No Obligation to Grant Performance-Based Compensation Awards. Notwithstanding anything to the contrary in the Plan, the Committee shall have no obligation to grant any Award, whether settled in Common Stock or cash, as a Performance-Based Compensation Award. For the avoidance of doubt, the Committee may grant in its sole discretion an Award based on one or more of the Performance Criteria and determine that it shall not be a Performance-Based Compensation Award, and any such Award shall not be subject to the terms, conditions and restrictions set forth in this Section 7(c).
(iv)    Section 162(m) Exception. It is intended that the Plan comply fully with and meet all of the requirements for the Section 162(m) Exception with respect to Options and Stock Appreciation Rights granted hereunder prior to November 2, 2017. At all times when the Committee determines that compliance with the Section 162(m) Exception is required or desired, it is intended that Performance-Based Compensation Awards granted under this Plan comply with the requirements for the Section 162(m) Exception. In addition, in the event that changes are made to the Section 162(m) Exception to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its sole discretion, grant Awards that do not qualify for the Section 162(m) Exception. In addition, the Section 162(m) Exception will no longer be available for new Awards after November 2, 2017 (unless such Awards qualify for applicable transition relief under the Section 162(m) Exception). Therefore, Awards granted under the Plan may not be tax deductible, in whole or in part, to the Company.
Notwithstanding any other provision of the Plan, this amendment and restatement of the Plan shall not modify in any material respect the terms or conditions of any Award made pursuant to a written binding contract in effect on November 2, 2017 that is intended to meet the Section 162(m) Exception.
8.    FORFEITURE AND CLAWBACK
(a)    Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, a Stock Award Agreement or the terms of the grant of an Award may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including, without limitation, the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, termination of Continuous Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company or an Affiliate, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company or an Affiliate), whether during or after termination, in addition to any forfeitures due to a vesting schedule or termination of Continuous Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise. In addition, notwithstanding anything to the contrary in a Stock Award Agreement, the Committee may, in its sole discretion, provide for the forfeiture of a Participant’s outstanding Stock Awards, in whole or in part, upon a determination that the Participant’s Continuous Service could have been terminated for Cause even if the Participant does not in fact incur a termination of Continuous Service for Cause.
(b)    Company Policies. All Awards granted under the Plan also shall be subject to the terms and conditions of any applicable law and any applicable policy adopted by the Company from time to time regarding hedging, clawbacks, forfeitures, or recoupments. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as may be amended) and any implementing rules and regulations promulgated thereunder; and/or Section 304 of the Sarbanes Oxley Act of 2002 (as may be amended) and any implementing rules and regulations promulgated thereunder.
9.    COVENANTS OF THE COMPANY
(a)    Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards. The foregoing shall not be interpreted to mean that the Committee may not grant Stock Awards subject to approval by the stockholders of the Company of additional shares of Common Stock for issuance under the Plan.

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(b)    Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award or to effect similar compliance under any applicable state laws. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency (or state regulatory bodies) the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
(c)    No Obligation to Notify.  The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
10.    MISCELLANEOUS
(a)    Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.
(c)    Stockholder Rights.  Without limitation of any other provision of the Plan, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for issuance of the shares covered by the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan or the fact of any grant of an Award shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Other Plans. Awards under the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its Affiliates, unless such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation.
(f)    Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(g)    Withholding Obligations

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(i)    Stock Awards. Unless prohibited by the terms of a Stock Award Agreement, the Company may, generally in its sole discretion except with respect to Exchange Act Persons which shall be subject to the determination and approval of the Committee and any procedures it may determine for Exchange Act Persons, satisfy any federal, state, local or foreign tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s or an Affiliate’s right to withhold from any compensation paid to the Participant by the Company or the Affiliate) or by a combination of such means: (A) causing the Participant to tender a cash payment; (B) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award using rates of up to the maximum applicable statutory rate in a Participant’s jurisdiction; provided, however, that such share withholding can be effected without causing liability under Section 16(b) of the Exchange Act and provided, further, that such share withholding may be permitted in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Stock Award as a liability for financial accounting purposes; (C) withholding cash (or causing an Affiliate to withhold cash) from a Stock Award settled in cash; (D) withholding payment (or causing an Affiliate to withhold payment) from any amounts otherwise payable to the Participant; or (E) by such other method as may be set forth in the Stock Award Agreement. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or to settle any Stock Awards payable hereunder if such withholding requirements have not been satisfied.
(ii)    Cash Incentive Awards. The Company shall have the right to require, prior to the payment of any amount pursuant to a Cash Incentive Award made hereunder, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. For the avoidance of doubt, the Company and its Affiliates shall have the power and the right to deduct or withhold from the payment of any Cash Incentive Awards any such tax withholding amounts.
(h)    Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically by the Company, an Affiliate or the Committee (or their delegates) or posted on the Company’s intranet.
(i)    Deferrals.  To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an employee. The Committee is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j)    Compliance with Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing any such Stock Award and the terms of any such Cash Incentive Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan, Stock Award Agreements and Awards shall be interpreted in accordance with Section 409A of the Code, including, without limitation, any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board or the Committee determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendments to the Plan and the Committee may adopt such amendments to the applicable Stock Award Agreement and/or the Committee may adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that it determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in the terms of an Award, to the extent that any such Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six (6) months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six (6)-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the

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extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Stock Award Agreement or the terms of any Award, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award granted hereunder complies with or is exempt from Section 409A of the Code, and neither the Company nor any Affiliate shall have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
(k)    Stock Ownership Requirements. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to any Stock Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock.
(l)    Restrictions on Transferability. Except as otherwise provided herein or in a Stock Award Agreement, no Award, right to payment under any Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award, a right to payment or any shares of Common Stock in violation of the Plan or a Stock Award Agreement shall relieve the Company and its Affiliates from any obligations to the Participant thereunder and such Award and all rights thereunder shall immediately become null and void.
(m)    No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock, cash payments or other property under the Plan, such right shall be only contractual in nature and unsecured by any assets of the Company or any Affiliate. Neither the Company nor any Affiliate shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Affiliate, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Affiliate.
(n)    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Exchange Act Participants, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act.
(o)    Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.
(p)    Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its sole discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
(q)    Titles and Headings; Gender and Number. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.
11.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS
(a)    Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Committee shall appropriately, equitably and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(e) (to the extent such adjustment would not cause a Performance-Based Compensation Award to fail to comply with the Section 162(m) Exception); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. Capitalization Adjustments shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the Committee may, in its sole discretion, make such adjustments as it determines are necessary or advisable to eliminate fractional shares that may result from any adjustments made pursuant hereto. The Committee’s determinations regarding adjustments pursuant to this Section 11(a) shall be final, binding and conclusive.

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(b)    Dissolution or Liquidation.  Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Committee may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Change in Control.  In the event of a Change in Control, each outstanding Award shall be treated as the Committee determines (subject to Section 11(c)(ii) below), including, without limitation, that each Award be assumed as provided in Section 11(c)(i) below. The Committee will not be required to treat all Awards similarly and may treat Stock Awards differently in its sole discretion. In the absence of the Committee’s determination otherwise, the following provisions shall apply to Stock Awards and Cash Incentive Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award.
(i)    Stock Awards May Be Assumed.  Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. In connection with a Change in Control, the Committee may establish terms and conditions for the assumption, continuation or substitution of any Stock Award.
(ii)    Stock Awards Held by Current Participants.  Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with Section 11(c)(i) above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Change in Control).
(iii)    Stock Awards Held by Persons other than Current Participants.  Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with Section 11(c)(i)  above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Change in Control.
(iv)    Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event an Option or Stock Appreciation Right will terminate if not exercised prior to the effective time of a Change in Control, the Committee may provide, in its sole discretion and without the holder’s consent, that the Option or the Stock Appreciation Right may not be exercised but instead shall be cancelled and the holder thereof shall receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the amount or value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the sole discretion of the Committee, any unvested

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portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise; provided, however, that if there is no such excess, the Option or Stock Appreciation Right may be cancelled without any payment to the holder.
(v)    Cash Incentive Awards. All Cash Incentive Awards earned but still outstanding as of the date of a Change in Control shall be payable in full immediately upon a Change in Control. Any remaining Cash Incentive Awards shall be accelerated and immediately paid upon a Change in Control based upon assumed achievement of 100% of target levels under the Performance Goals.
(d)    Other Change in Control Provisions. An Award may be subject to additional provisions upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant or as may be provided by the Committee with respect to a Cash Incentive Award. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period before or after the occurrence of a Change in Control.
12.    AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN
(a)    Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in whole or in part in any respect it deems necessary or advisable; provided, that any such amendment of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Section 422 thereof and the Section 162(m) Exception), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements or any other law or regulation or Section 2(d) of the Plan. No amendment of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the affected Participant’s written consent; provided, however, that the Board may amend the Plan in any respect it deems necessary or advisable (i) to comply with applicable law or to address other regulatory matters without obtaining a Participant’s consent, including, but not limited to, reforming (including on a retroactive basis, if permissible and applicable) the Plan (and the Committee may amend the terms of an outstanding Award) to comply with, or meet an exemption from, Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto), or (ii) if the Board determines that the amendment of the Plan is in the best interest of the affected Participant.
(b)    Plan Term.  The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan was originally adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but the Plan shall remain effective with respect to any outstanding Awards previously granted.
(c)    No Impairment of Rights.  Suspension or termination of the Plan may not materially impair rights and obligations under any Award granted while the Plan is in effect without the written consent of the affected Participant except to the same extent as provided in Section 12(a) with respect to amendments to the Plan.
13.    CHOICE OF LAW
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
14.    DEFINITIONS
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition. Notwithstanding the foregoing, for purposes of Incentive Stock Options, Affiliate means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or Stock Appreciation Rights, an entity shall not be considered an Affiliate if such Options or Stock Appreciation Rights would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

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(b)    “Applicable Period” means, with respect to any Performance Period for a Performance-Based Compensation Award, a period commencing on or before the first day of the Performance Period and ending not later than the earliest of (i) the 90th day after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed (or such shorter or longer maximum period during which Performance Goals must be pre-established for Performance-Based Compensation Awards in accordance with the Section 162(m) Exception). Any action required to be taken within an Applicable Period may be taken at a later date if permissible under the Section 162(m) Exception.
(c)    “Award” or “Awards” means, individually or collectively, a Stock Award or a Cash Incentive Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.
(f)    “Cash Incentive Award” means a cash award to which a Participant may be entitled if Performance Goals for a Performance Period are satisfied. A Cash Incentive Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.
(g)    “Cause” means with respect to a Participant, except to the extent the applicable Stock Award Agreement provides otherwise or incorporates a different definition of “Cause,” the occurrence of any of the following events: (i) such Participant’s conviction of, or a plea of nolo contendere to, a felony; (ii) such Participant’s theft, fraud or embezzlement, or attempted theft, fraud or embezzlement, with respect to money or property or assets or the business of the Company and/or any Affiliate; (iii) such Participant’s material violation of Company or Affiliate policies, including, without limitation, nondisclosure of confidential information; (iv) such Participant’s material violation of any employment agreement and/or restrictive covenant agreement and/or confidentiality agreement with the Company and/or an Affiliate; (v) such Participant’s willful misconduct or willfully dishonest behavior; (vi) such Participant’s failure or refusal to perform his or her reasonably-assigned duties (other than due to a Disability), provided that such failure or refusal is not corrected as promptly as practicable, and in any event within thirty (30) calendar days after the Participant shall have received written notice from the Company or applicable Affiliate stating the nature of such failure or refusal; (vii) personal conduct by such Participant (including employee harassment or discrimination) which materially discredits or damages the Company or any Affiliate; or (viii) such Participant’s illegal use of controlled substances. Notwithstanding the foregoing, if the Participant has entered into an employment or other agreement with the Company or an Affiliate that includes a definition of “Cause,” then in the absence of a specific definition of “Cause” in the applicable Award Agreement, the definition of “Cause” in such employment or other agreement shall take precedence over the foregoing definition of “Cause.” Following a Participant’s termination of Continuous Service, if it is determined that the Participant’s Continuous Service could have been terminated for Cause, such Participant’s Continuous Service shall be deemed to have been terminated for Cause. In any event, “Cause” shall be determined by the Committee (or its delegate).
(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

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(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions relative to each other as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.
For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
The Committee may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder. In addition, notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(i)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(j)    “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Performance-Based Compensation Awards to satisfy the Section 162(m) Exception, the Committee shall consist of two or more Outside Directors, as described in Section 2(b)(ii) of the Plan. The Compensation Committee of the Board shall constitute the Committee until otherwise provided by the Board.
(k)    “Common Stock” means the common stock of the Company.
(l)    “Company” means Blackbaud, Inc., a Delaware corporation.
(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant

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renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Committee in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. The Committee or the chief executive officer of the Company, in that party’s sole discretion but subject to applicable law, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Committee or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)    “Covered Employee” shall have the meaning ascribed thereto under the Section 162 Exception.
(p)    “Director” means a member of the Board.
(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code.
(r)    “Effective Date” means the date the Plan was first approved by the stockholders of the Company.
(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)    “Entity” means a corporation, partnership, limited liability company or other entity.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or Stock Appreciation Right intended to be exempt from Section 409A of the Code, in a manner that complies with Section 409A of the Code.
(x)    “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
(y)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be

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required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(z)    “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.
(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(cc)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(dd)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ee)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).
(ff)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Section 162(m) Exception), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” within the meaning of the Section 162(m) Exception.
(gg)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(hh)    “Participant” means a person to whom a Cash Incentive Award or Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ii)    “Performance-Based Compensation Award” means a Performance Stock Award, a Cash Incentive Award or Other Stock Award that is intended to satisfy the Section 162(m) Exception.
(jj)    “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and/or after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction, (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award or Cash Incentive Award is not intended to constitute a Performance-Based Compensation Award, other measures of performance selected by the Committee. In addition, to the extent consistent with the Section 162(m) Exception, Performance Criteria may be based upon other strategic business criteria, such as negotiating transactions or sales, attaining specified long-term business goals or strategic plans, negotiating significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided however, that the measurement of any such Performance Criteria must be objectively determinable. Partial achievement of the specified Performance Criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or terms of the

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Cash Incentive Award. The foregoing Performance Criteria shall have any reasonable definitions that the Committee may specify and the Committee shall have the authority to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(kk)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the satisfaction of one or more Performance Criteria. Any one or more of the Performance Criteria may be stated within a Performance Goal as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more of its Affiliates as a whole or with respect to one or more business units, business segments, divisions, operational units, product lines, brands, administrative departments of the Company and/or one or more of its Affiliates or any combination thereof, as the Committee may deem appropriate. Performance Goals also may measure Performance Criteria in either absolute terms or relative to a pre-established target, to performance in previous years, to the performance of one or more selected comparison companies or the performance of one or more relevant stock market or other indices, or in percentages or in terms of growth over time, as the Committee, in its sole discretion, deems appropriate. When applicable, Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to a Performance Criteria. Performance Goals need not be based upon an increase or positive result under a Performance Criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the Performance Criteria). In connection with establishing Performance Goals, the Committee is authorized, in its sole discretion, to provide for automatic adjustments (in measures of achievement, amounts payable, or other award terms) to reflect objectively determinable events that may affect Performance Criteria, including but not limited to (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, corporate tax rates, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (ix) foreign exchange gains and losses; (x) discontinued operations and nonrecurring charges; and (xi) a change in the Company’s fiscal year, with any such adjustment to be established and administered in a manner consistent with the requirements under the Section 162(m) Exception for Performance-Based Compensation Awards. Performance Goals (and the underlying Performance Criteria) must be objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the Performance Goals have been met). In the event that applicable tax and/or securities laws change to allow the Committee the discretion to alter the governing Performance Goals for Performance-Based Compensation Awards without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval.
(ll)    “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and/or the payment of a Performance Stock Award or a Cash Incentive Award.
(mm)    “Performance Stock Award” means a Stock Award as described in Section 7(a).
(nn)    “Plan” means this Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan, as amended from time to time.
(oo)    “Prior Plan” means the Company’s 2008 Incentive Plan, as in effect immediately prior to the Effective Date.
(pp)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(qq)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(rr)    “Restricted Stock Unit Award” means non-voting units of measurement that represent the contingent right to receive shares of Common Stock (or the value of shares of Common Stock) which is granted pursuant to the terms and conditions of Section 6(b).

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(ss)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(tt)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(uu)    “Section 162(m) Exception” means the exception under Section 162(m) of the Code for “qualified performance-based compensation,” as such exception existed for taxable years beginning prior to January 1, 2018 before the amendments made to Section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017.
(vv)    “Securities Act” means the Securities Act of 1933, as amended. Reference to any section of (or rule promulgated under) the Securities Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(ww)    “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(xx)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(yy)    “Stock Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, Performance Stock Award, or any Other Stock Award granted under the Plan.
(zz)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan. The Stock Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Stock Awards supplemented by a Stock Award notice issued by the Company.
(aaa)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
    (bbb)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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APPENDIX C—FORM OF PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and
Annual Report on Form 10-K are available at www.proxyvote.com.

BLACKBAUD, INC.
Proxy for Annual Meeting of Stockholders
June 14, 2023, 4:00 p.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Blackbaud, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2023. The undersigned stockholder hereby also appoints Jon W. Olson and Anthony W. Boor, and each of them, with full power of substitution and power to act alone, as proxies to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blackbaud, Inc. that the stockholder would be entitled to vote if present and acting at the Annual Meeting of Stockholders of Blackbaud, Inc., to be held on June 14, 2023 at 4:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/BLKB2023, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side

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VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BLACKBAUD, INC. 65 FAIRCHILD STREET CHARLESTON, SC 29492 ATTN: JON W. OLSON

During the Meeting - Go to www.virtualshareholdermeeting.com/BLKB2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BLACKBAUD, INC.

The Board of Directors recommends you vote FOR each of the following nominees, FOR Proposals 2, 4 and 5 and for 1 YEAR on Proposal 3.

1.	ELECTION OF CLASS A DIRECTORS

	Nominees:			For	Against	Abstain

	1a.	Yogesh K. Gupta		☐	☐	☐

	1b.	Rupal S. Hollenbeck		☐	☐	☐

2.	ADVISORY VOTE TO APPROVE THE 2022 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.			☐	☐	☐

			1 Year	2 Years	3 Years	Abstain
3.	ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.		☐	☐	☐	☐

				For	Against	Abstain

4.	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE BLACKBAUD, INC. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN.			☐	☐	☐

5.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.			☐	☐	☐

NOTE: In their discretion, appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1, FOR Proposals 2, 4 and 5 and for 1 YEAR on Proposal 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

114	2023 Proxy Statement